UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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BlackRock, Inc.

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BlackRock

PRELIMINARY COPY – SUBJECT TO COMPLETION

2021 Proxy Statement

Notice of Annual Meeting

May 26, 2021

Delivering Value to All

Stakeholders to Generate

Durable Returns For

Shareholders

BlackRock, Inc. (“BlackRock” or the “Company”) is a global asset manager with approximately 16,500 employees in more than 30 countries. Our purpose is to help more and more people experience financial well-being and we do this by helping millions of people invest to build savings, making investing easier and more affordable, advancing sustainable investing and contributing to a more resilient economy. By operating with a strong sense of purpose each and every day, we position ourselves to deliver better outcomes for clients no matter the market environment, create opportunities for employees, support communities and generate more consistent financial results for shareholders.

We have continuously invested in our business to build the world’s largest and most comprehensive investment platform across active and index funds, with solutions ranging from illiquid alternatives to cash management strategies. Our diverse investment platform is supported by our technology and risk management system, Aladdin®, which helps us better identify risks and opportunities and make portfolios more resilient for our clients. The stability of BlackRock’s globally integrated asset management and technology platform drives strong, long-term performance and consistent financial results, which allows us to continuously and deliberately invest in our business and enhances BlackRock’s ability to:

Generate	Leverage our scale	Return capital to

differentiated	for the benefit of all	shareholders on

organic growth	stakeholders	a consistent and

predictable basis

Over the long term, BlackRock has delivered on each of these pillars. We have generated differentiated organic growth and delivered operating margin expansion. We have prioritized investment in our business to first drive growth and then returned excess cash flow to shareholders. Our capital return strategy has been balanced between dividends, where we target a 40-50% payout ratio, and a consistent share repurchase program.

Our framework for generating long-term shareholder value was developed in close collaboration with our Board of Directors (the “Board”), and the Board actively oversees our broader strategy and our ability to successfully execute it.

In 2021, we will continue to strategically and efficiently invest in BlackRock to optimize future growth to benefit all of our stakeholders. We will accelerate investments in areas we believe have high growth potential such as ETFs, illiquid alternatives and technology; keep active management at the heart of BlackRock; lead as a whole portfolio advisor across asset classes; and further integrate sustainability across our platform.

“The hardships

  experienced by people

  globally in 2020, and

  the inequities further

  exacerbated by the

  pandemic, have only

  strengthened

  BlackRock’s sense of

  responsibility to help

  millions of people invest

  to build savings; make

  investing easier and

  more affordable;

  advance sustainable

  investing; and

  contribute to a more

  resilient economy.”

Laurence D. Fink

Chairman and

Chief Executive Officer

BlackRock, Inc.

55 East 52nd Street

New York, New York, 10055

April [●], 2021

To Our Shareholders:

Just as BlackRock is a fiduciary to our clients, helping them invest for the future, I recognize many of you are investing in BlackRock to achieve your own long-term goals and I want to thank you for your continued support and confidence in our company. More than 13 months after COVID-19 became a global health crisis, we are still confronting its impacts daily. On behalf of BlackRock and our Board of Directors, we hope that you and your loved ones are staying healthy and safe.

In consideration of continued health concerns relating to COVID-19, we are once again holding BlackRock’s Annual Meeting of Shareholders virtually. We welcome you to join us on May 26, 2021 at 8:00 a.m. EDT at www.virtualshareholdermeeting.com/BLK2021. You may vote your shares via the Internet and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BLK2021. As we do each year, we will address the voting items in this year’s Proxy Statement and take your questions. Regardless of whether you plan to join the meeting, your vote is important, and we encourage you to review the enclosed materials and submit your proxy.

Over the past year, the COVID-19 pandemic has enveloped the entire globe and changed it permanently. It has both exacted a horrific human toll and transformed the way we live – the way we work, learn, access medicine, and much more. While we face great challenges ahead on the path to recovery, I am a long-term optimist and am encouraged by the positive societal changes that are emerging from this pandemic. As I wrote in January, we are seeing an acceleration in the tectonic shift towards sustainability and people, companies and governments working together to confront the global threat of climate change. In one of the great triumphs of modern science, multiple vaccines were developed in record time. And importantly, the pandemic has amplified the need for companies to operate with a clear sense of purpose and serve all of their stakeholders – customers, employees and communities – in order to deliver long-term, durable returns for their shareholders.

I am incredibly proud of BlackRock’s unwavering commitment to living our purpose and maintaining a clear long-term vision throughout these challenging times. The hardships experienced by people globally in 2020, and the inequities further exacerbated by the pandemic, have only strengthened BlackRock’s sense of responsibility to help millions of people invest to build savings; make investing easier and more affordable; advance sustainable investing; and contribute to a more resilient economy.

Our strong 2020 performance is a testament to the trust our clients place in us to help them navigate uncertain markets and our ability to meet their needs. Our diverse global investment platform – with active and index strategies across all asset classes, integrated technology, data and risk management, and global scale and connectivity enables us to deliver strong and consistent investment performance and more stable outcomes for clients. Our differentiated approach is resonating with clients and, as a result, they entrusted BlackRock with $391 billion of net new assets in 2020. We saw incredible momentum across our entire business during the year: we generated record net inflows into active equity, sustainable, cash and alternative strategies and had more than $1 billion of net inflows in each of 19 countries and 104 different products, reflecting the strength and depth of our diversified platform. Our technology services business eclipsed $1 billion in annual revenue for the first time, as the pandemic has accelerated the need for robust operating and risk management technology. And we executed on our shareholder value framework by delivering revenue, operating income and earnings growth. After investing back in our business to serve all our stakeholders, we returned approximately $3.8 billion of cash to shareholders through a combination of dividends and share repurchases.

The strength and consistency of BlackRock’s results, regardless of the market environment, are directly linked to our diverse and engaged Board, and strong corporate governance and sustainability frameworks. BlackRock’s Board plays an integral role in our governance, strategy, growth and success. It has always been important that our Board functions as a key strategic governing body that both challenges and advises our leadership team and guides BlackRock into the future. It is also critical that we have a robust corporate governance framework to ensure we are executing on our strategy, fulfilling our fiduciary responsibilities to clients and serving all of our stakeholders over the long-term.

BlackRock is committed to living our purpose of helping more and more people experience financial well-being. It is critical that we continue aggressively investing in our business to serve clients, inspire our employees and support our communities, so we can continue delivering durable profits for you, our shareholders, and make a positive impact on society. Now, more than ever, compassion and forward-thinking will be essential to our future.

Thank you again for your continued commitment to BlackRock and I hope to see you in person next year.

Sincerely,

Laurence D. Fink

Chairman and Chief Executive Officer

PRELIMINARY COPY — SUBJECT TO COMPLETION

Notice of 2021

Annual Meeting of

Shareholders

Annual Meeting of Shareholders

Date & Time	Location	Record Date

Wednesday, May 26, 2021	www.virtualshareholdermeeting.com/	Monday, March 29, 2021
8:00 a.m. EDT	BLK2021

Voting Matters

At or before the 2021 Annual Meeting of Shareholders (“Annual Meeting”), we ask that you vote on the following items:

Proposal	Board Recommendation	Page Reference

Item 1 Election of Directors	Vote FOR each director nominee	11

Item 2 Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers	Vote FOR	53

Item 3 Ratification of the Appointment of the Independent Registered Public Accounting Firm	Vote FOR	91

Items 4A-4C Approval of Amendments to Our Amended and Restated Certificate of Incorporation (the “Charter”) to (i) provide shareholders with the right to call a special meeting, (ii) eliminate certain supermajority vote requirements and (iii) eliminate certain provisions that are no longer applicable and make certain other technical revisions	Vote FOR	94

Item 5 Shareholder Proposal – Production of a Report on the “Statement on the Purpose of a Corporation”	Vote AGAINST	99

Item 6 Shareholder Proposal – Amend Certificate of Incorporation to Convert to a Public Benefit Corporation	Vote AGAINST	102

Your vote is important — How to vote:

Internet	Mail
Visit the website listed on your proxy card. You will need the control number that appears on your proxy card when you access the web page.	Complete and sign the proxy card and return it in the enclosed postage pre-paid envelope.

Telephone	During the Meeting

If your shares are held in the name of a broker, bank or other nominee: Follow the telephone voting instructions, if any, provided on your voting instruction card. If your shares are registered in your name: Call 1-800-690-6903 and follow the telephone voting instructions. You will need the control number that appears on your proxy card.

This year’s meeting will be virtual. For details on voting your shares during the Annual Meeting, see “Questions and Answers about the Annual Meeting and Voting.”

Please note that we are furnishing proxy materials and access to our Proxy Statement to our shareholders via our website instead of mailing printed copies to each of our shareholders. By doing so, we save costs and reduce our impact on the environment.

Beginning on April [●], 2021, we will mail or otherwise make available to each of our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials and vote online. If you attend the Annual Meeting virtually, you may withdraw your proxy and vote online during the Annual Meeting if you so choose.

Your vote is important and we encourage you to vote promptly, whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

How to Sign up for Electronic Delivery

It’s easier and faster to receive future shareholder materials electronically. Remember, you can change your preference at any time. To sign up for electronic delivery:

If your shares are registered in your name, please visit www.proxyvote.com and follow the instructions.

If your shares are held in the name of a broker, bank or other nominee, please contact them for instructions on how to sign up for electronic delivery.

R. Andrew Dickson III Corporate Secretary April [●], 2021	BlackRock, Inc. 55 East 52nd Street, New York, New York 10055

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting to be held on Wednesday, May 26, 2021: our Proxy

Statement and 2020 Annual Report are available free of charge on our website at http://ir.blackrock.com/

Annex C
Amendment to Our Charter to Provide Shareholders the Right to Call Special Meetings – Item 4A	C-1

Annex D
Amendment to Our Charter to Eliminate Supermajority Voting Requirements – Item 4B	D-1

Annex E
Amendments to Our Charter to Eliminate Provisions That Are No Longer Applicable and Make Other Technical Revisions – Item 4C	E-1

Index of Frequently Requested Information

BlackRock’s Impact on its People	38

Sustainability at BlackRock	36

Board Diversity	13

CEO Pay Ratio	89

Clawback Policy	80

Director Independence	12

Hedging and Pledging Policy	80

Peer Group	66

Public Policy Engagement	42

Stock Ownership Guidelines for Directors	44

Stock Ownership Guidelines for NEOs	80

BLACKROCK, INC. 2021 PROXY STATEMENT

Helpful Resources

Where You Can Find

More Information

Annual Meeting

Proxy Statement:

http://ir.blackrock.com/financials/annual-reports-and-proxy

Annual Report:

http://ir.blackrock.com/financials/annual-reports-and-proxy

Voting Your Proxy via the Internet Before the

Annual Meeting:

www.proxyvote.com

Board of Directors

http://ir.blackrock.com/board-of-directors

Communications with the Board

http://ir.blackrock.com/governance-overview under the heading

“Contact Our Board of Directors”

Governance Documents

http://ir.blackrock.com/governance-overview

•	Categorical Standards of Director Independence

•	Corporate Governance Guidelines

•	Committee Charters

•	Code of Business Conduct and Ethics

•	Code of Ethics for Chief Executive and Senior Financial Officers

•	Lead Independent Director Guidelines

Investor Relations

http://ir.blackrock.com

Sustainability

www.blackrock.com/corporate/sustainability

Other

Public Policy “Insights”:

www.blackrock.com/corporate/insights/public-policy

Lobbying Disclosure Act:

www.senate.gov/legislative/lobbyingdisc.htm

Federal Election Commission:

www.fec.gov/data/reports/pac-party

Definition of Certain Terms

or Abbreviations

AUM	Assets under Management

CEO	Chief Executive Officer

CFO	Chief Financial Officer

Committees	The Audit, Management Development & Compensation, Nominating, Governance & Sustainability, Risk and Executive Committees

Compensation Committee	Management Development & Compensation Committee

COO	Chief Operating Officer

Deloitte	Deloitte & Touche LLP

ESG	Environmental, social and governance

GAAP	Generally Accepted Accounting Principles in the United States

GEC	Global Executive Committee

Governance Committee	Nominating, Governance & Sustainability Committee

NEO	Named Executive Officer

NTM	Next Twelve Months

NYSE	New York Stock Exchange

PAC	Political Action Committee

PNC	The PNC Financial Services Group, Inc.

RSU	Restricted Stock Unit

SEC	Securities and Exchange Commission

Traditional Peers	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price

BLACKROCK, INC. 2021 PROXY STATEMENT    1

Proxy Summary

This summary provides an overview of selected information in this year’s Proxy Statement. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders

Date & Time	Location	Record Date

Wednesday, May 26, 2021	www.virtualshareholdermeeting.com/	Monday, March 29, 2021
8:00 a.m. EDT	BLK2021

Voting Matters

Shareholders will be asked to vote on the following matters at the Annual Meeting:

	Board Recommendation	Page Reference

ITEM 1. Election of Directors The Board believes that each of the director nominees has the knowledge, experience, skills and background necessary to contribute to an effective and well-functioning Board.	Vote FOR each director nominee	11

ITEM 2. Approval, in a Non-Binding Advisory Vote, of the Compensation for Named Executive Officers BlackRock seeks a non-binding advisory vote from its shareholders to approve the compensation of the NEOs as disclosed in this Proxy Statement. The Board values the opinions of our shareholders and will take into consideration the outcome of the advisory vote when considering future executive compensation decisions.	Vote FOR	53

ITEM 3. Ratification of the Appointment of the Independent Registered Public Accounting Firm The Audit Committee has appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2021 calendar year and this appointment is being submitted to our shareholders for ratification. The Audit Committee and the Board believe that the continued retention of Deloitte to serve as BlackRock’s independent auditor is in the best interests of the Company and its shareholders.	Vote FOR	91

ITEMS 4A-4C. Approval of Amendments to Our Charter The Board recommends that shareholders approve amendments to BlackRock’s Charter, which would (i) provide shareholders with the right to call a special meeting, (ii) eliminate certain supermajority vote requirements and (iii) eliminate certain provisions that are no longer applicable and make certain other technical revisions.	Vote FOR	94

ITEM 5. Shareholder Proposal – Production of a Report on the “Statement on the Purpose of a Corporation” The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our shareholders.	Vote AGAINST	99

ITEM 6. Shareholder Proposal – Amend Certificate of Incorporation to Convert to a Public Benefit Corporation The Board believes that the actions requested by the proponent are unnecessary and not in the best interest of our shareholders.	Vote AGAINST	102

2	BLACKROCK, INC. 2021 PROXY STATEMENT

Proxy Summary  |  Governance Highlights

What’s New?

We continually review our approach to corporate governance, culture, sustainability and compensation to make certain that BlackRock is in a position to consistently deliver on its commitment to sustaining a culture of high performance, collaboration, innovation and fiduciary responsibility. We believe providing a broader understanding of our perspectives on these items will be beneficial to you as you consider this year’s voting matters. This year’s updated items include:

•	Disclosures of Board-level oversight in connection with COVID-19 – see “Board Oversight of COVID-19 Response” on page 25

•	Enhanced disclosure on BlackRock’s approach to sustainability – see “Sustainability at BlackRock” on page 36
•	Enhanced disclosure on human capital management, including our Diversity, Equity and Inclusion strategy – see “BlackRock’s Impact on its People” on page 38

•	Enhanced disclosure on Board diversity – see “Board Profile and Diversity” and “Board Diversity” on pages 4 and 13

Governance Highlights

Board Composition

(16 director nominees)

The Board believes that its size, albeit larger than the average public company board, is imperative to achieving the diversity of thought, experience and geographical expertise necessary to oversee our large and complex global business. The range of insights and experience of our Board supports BlackRock’s business and strategic growth areas, which include our diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes, as well as technology services and advisory services and solutions.

The Governance Committee regularly reviews the overall composition of the Board and its Committees to assess whether it reflects the appropriate mix of skills, experience, backgrounds and qualifications that are relevant to BlackRock’s current and future global business and strategy.

Board Tenure(1)

The Board considers length of tenure when reviewing nominees in order to maintain an overall balance of experience, continuity and fresh perspective.

8 years: Average tenure of
all director nominees
6 years: Average tenure of
independent director nominees

Board Refreshment

Thoughtful consideration is continuously given to the composition of our Board in order to maintain an appropriate mix of experience and qualifications, introduce fresh perspectives and broaden and diversify the views and experience represented on the Board.

Over the past 5 years:

(1)	Percentages do not sum to 100% due to rounding.

BLACKROCK, INC. 2021 PROXY STATEMENT	3

Proxy Summary  |  Governance Highlights

Board Independence and Leadership

Each year the Board reviews and evaluates our Board leadership structure. The Board has appointed Laurence D. Fink as its Chairman and Murry S. Gerber as its Lead Independent Director.

Board Profile and Diversity

The partnership and oversight of a diverse board with proven leadership experience is essential to creating long-term shareholder value.

BlackRock and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The diverse backgrounds of our individual directors help the Board better oversee BlackRock’s management and operations and assess risk and opportunities for the Company’s business model from a variety of perspectives.

Director self-identification of race/ethnicity: • 1 Black / African American • 1 Hispanic / Latin American • 1 Middle-Eastern / North African

The Board has and will continue to make diversity in gender, race/ethnicity, age, career experience and nationality – as well as diversity of mind – a priority when considering director candidates.

Board and Committee Oversight of Environmental, Social and Sustainability Matters

BlackRock’s governance of climate and sustainability-related matters reflects our commitment to strong leadership and oversight at the senior management and Board levels. BlackRock’s Board engages with senior leaders on near- and long-term business strategy and reviews management’s performance in delivering on our framework for long-term value creation, including as it relates to sustainability. Additionally, the Governance Committee is directly responsible for overseeing:

Investment Stewardship	Social Impact	Corporate Sustainability	Public Policy

The Governance Committee periodically reviews corporate and investment stewardship-related policies, programs and significant publications relating to environmental (including climate change), social and other sustainability matters.

The Governance Committee reviews BlackRock’s philanthropic program (“Social Impact”) and its strategy, which is focused on efforts to support a more inclusive and sustainable economy.

The Governance Committee periodically reviews BlackRock’s corporate sustainability program, including through reports from BlackRock’s Corporate Sustainability team, which is responsible for overseeing efforts to incorporate sustainability into BlackRock’s business practices, operations and strategy and setting environmental sustainability objectives and strategy for our operations.

The Governance Committee has oversight of the Company’s corporate political activities and periodically reviews BlackRock’s public policy and advocacy activities, including public policy priorities, political contributions and memberships in trade associations.

Governance Committee oversight provides an additional layer of accountability to assist in BlackRock’s progress on these important initiatives for the benefit of all stakeholders. As appropriate, the Governance Committee makes recommendations on these matters to the full Board.

4	BLACKROCK, INC. 2021 PROXY STATEMENT

Proxy Summary  |  Governance Highlights

Our Director Nominees

	Age at Record Date			Committee Memberships (effective following the Annual Meeting)
Nominee		Primary Occupation	Director since	Audit	Compensation	Governance	Risk	Executive

Bader M. Alsaad	63	Chairman of the Board and Director General of the Arab Fund for Economic & Social Development	2019			●	●

Pamela Daley	68	Former Senior Vice President of Corporate Business Development, General Electric Company	2014	●			●	●

Jessica P. Einhorn	73	Former Dean of Paul H. Nitze School of Advanced International Studies at Johns Hopkins University	2012		●		●

Laurence D. Fink	68	Chairman and CEO of BlackRock	1999					●

William E. Ford	59	Chairman and CEO of General Atlantic	2018		●	●		●

Fabrizio Freda	63	President and CEO of Estée Lauder Companies Inc.	2012			●

Murry S. Gerber Lead Independent Director	68	Former Chairman and CEO of EQT Corporation	2000	●		●		●

Margaret “Peggy” L. Johnson	59	CEO of Magic Leap, Inc.	2018	●	●

Robert S. Kapito	64	President of BlackRock	2006

Cheryl D. Mills	56	Founder and CEO of BlackIvy Group	2013		●	●

Gordon M. Nixon	64	Former President and CEO of Royal Bank of Canada	2015		●	●		●

Charles H. Robbins	55	Chairman and CEO of Cisco Systems, Inc.	2017				●

Marco Antonio Slim Domit	52	Chairman of Grupo Financiero Inbursa, S.A.B. de C.V.	2011	●	●

Hans E. Vestberg	55	Chairman and CEO of Verizon Communications, Inc.	N/A	●

Susan L. Wagner	59	Former Vice Chairman of BlackRock	2012	●			●	●

Mark Wilson	54	Co-Chairman and CEO of Abacai	2018	●			●

Number of Committee Meetings Held in 2020:				14	9	6	7	0

● Chairperson

BLACKROCK, INC. 2021 PROXY STATEMENT	5

Proxy Summary  |  Governance Highlights

Governance Practices

We are vocal advocates for the adoption of sound corporate governance policies that include strong Board leadership and strategic deliberation, prudent management practices and transparency.

Highlights of our governance practices include:

•	Annual election of directors

•	Majority voting for directors in uncontested elections

•	Lead Independent Director may call special meetings of directors without management present

•	Executive sessions of independent directors

•	Annual Board and Committee evaluations

•	Risk oversight by Board and Committees

•	Strong investor outreach program

•	Meaningful stock ownership requirements for directors and executives
•	Annual advisory vote on executive compensation

•	Proxy access for shareholders

•	Annual review of Committee charters and Corporate Governance Guidelines

•	Human capital management oversight by Board and Committees

•	Governance Committee oversight of corporate and investment stewardship-related policies and programs relating to social, environmental and other sustainability matters, BlackRock’s philanthropy program and strategy and corporate political activities

Additionally, shareholders are being asked to approve amendments to our Charter at this Annual Meeting, which would further enhance our corporate governance practices by providing shareholders with the right to call a special meeting.

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own shares with a target value of:

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

As of December 31, 2020, all NEOs exceeded our stock ownership guidelines.

Shareholder Engagement and Outreach

Our Shareholder Engagement Process

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.

6	BLACKROCK, INC. 2021 PROXY STATEMENT

Proxy Summary  |  Compensation Discussion and Analysis Highlights

Compensation Discussion and

Analysis Highlights

Compensation Policies and Practices

Our commitment to designing an executive compensation program that is consistent with responsible financial and risk management is reflected in the following policies and practices:

What We Do

 Review pay and performance alignment;

 Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;

 Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results require a significant restatement due to the actions of an employee;

 Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination;

 Require one-year minimum vesting for awards granted under the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Stock Plan”);

 Maintain meaningful stock ownership and retention guidelines;

 Prohibit hedging, pledging or short selling of BlackRock securities by Section 16 officers and directors;

 Limit perquisites;

 Assess and mitigate compensation risk;

 Solicit an annual advisory vote on executive compensation; and

 Annually review the independence of the compensation consultant retained by the Compensation Committee.

What We Don’t Do

 No ongoing employment agreements or guaranteed compensation arrangements for NEOs;

 No automatic single trigger vesting of equity awards or transaction bonus payments upon a change-in-control;

 No dividends or dividend equivalents on unearned RSUs, stock options or stock appreciation rights;

 No repricing of stock options;

 No cash buyouts of underwater stock options;

 No tax reimbursements for perquisites;

 No tax gross-ups for excise taxes;

 No supplemental retirement benefits for NEOs; and

 No supplemental severance benefits for NEOs beyond standard severance benefits under BlackRock’s Severance Pay Plan (the “Severance Plan’’).

Incentive Program – Pay-for-Performance Highlights

Our total annual compensation structure embodies our commitment to align pay with performance, as highlighted in the following Compensation Discussion and Analysis sections:

What to Look for	Where to Find it

Compensation program objectives	“Our Compensation Program” beginning on page 61

Performance assessments for NEOs based on weighted, pre-set objectives	“How We Determine Total Incentive Amounts for NEOs” on page 9

Assessments include financials as the highest weighted input, including relative and year-over-year performance	“2020 Financial Performance” on page 57 “2020 NEO Compensation and Performance Summaries” beginning on page 68

Total incentive outcomes tied to formulaic percentage ranges	“Pay and Performance Alignment for NEOs – Total Incentive Award Determination” on page 58 “NEO Total Annual Compensation Summary” on page 59

Actual performance of historical incentive awards	“2017 BPIP Award: Actual Performance and Payout” on page 64

BLACKROCK, INC. 2021 PROXY STATEMENT	7

Proxy Summary  |  Compensation Discussion and Analysis Highlights

2020 Financial Performance(1)

BlackRock’s 2020 results reflect our differentiated ability to deliver global insights, strategic advice and comprehensive solutions to our clients in a challenging market environment. We generated $391 billion of total net inflows for the full year, representing 5% organic asset growth and 7% organic base fee growth. We delivered revenue, operating income and earnings growth, expanded our margin and returned $3.8 billion to shareholders. Despite a volatile market environment and uncertain economic backdrop, BlackRock continued to invest in our business to serve all our stakeholders, drive long-term growth and lead the evolution of the asset management industry. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2020 remain strong and are detailed in Part I, Item 1 – Business of our 2020 Form 10-K.

Differentiated Organic Growth	Operating Leverage

BlackRock generated 5% organic asset growth and 7% organic base fee growth in 2020	BlackRock improved its Operating Margin, as adjusted, by 120 bps to 44.9% in 2020

Consistent Capital Return	Earnings Per Share Growth

BlackRock returned $3.8 billion to shareholders in 2020	BlackRock grew diluted earnings per share, as adjusted, by 19% to $33.82 in 2020

(1)	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

8	BLACKROCK, INC. 2021 PROXY STATEMENT

Proxy Summary  |  Compensation Discussion and Analysis Highlights

How We Pay NEOs

Each of BlackRock’s NEOs, through their various roles and responsibilities, contributes to the firm-wide objectives summarized below. Under the NEO total incentive award determination framework, the Compensation Committee assesses each NEO’s performance individually, based on three categories, with 50% of the award opportunity dependent on BlackRock’s achievement of financial performance goals, 30% dependent on BlackRock’s progress towards meeting our strategic objectives as measured by our business strength and 20% dependent on BlackRock’s progress towards meeting its organizational priorities. Our commitment to sustainability is incorporated within our Business Strength and Organizational Strength objectives. The Compensation Committee’s performance assessment is directly related to each NEO’s total incentive outcome, which includes all variable pay.

For each NEO’s performance assessment, please refer to the section “2020 NEO Compensation and Performance Summaries” on page 68.

How We Determine Total Incentive Amounts for NEOs

BlackRock Performance % of Award Opportunity	Measures	Indicative BlackRock Performance Metrics

		2019	2020

Financial Performance	Net New Business ($ billion)	$429	$391
	Net New Base Fee Growth	5%	7%
	Operating Income, as adjusted(1) ($ million)	$5,551	$6,284
	Year-over-year change	+0%	+13%
	Operating Margin, as adjusted(1)	43.7%	44.9%
	Year-over-year change	- 60bps	+ 120bps
	Diluted Earnings Per Share, as adjusted(1)	$28.48	$33.82
	Year-over-year change	+ 6%	+ 19%
	Share Price Data	BLK	Traditional Peers(2)
	NTM P/E Multiple(3)	20.6x	10.1x
	Annual appreciation/depreciation	+ 44%	+ 10%
Business Strength	Deliver for clients

•   Drove exceptional long-term investment performance across BlackRock’s active platform, delivering over $30 billion of alpha for clients in 2020, as over 85% of fundamental active equity, systematic active equity and taxable fixed income assets performed above their respective benchmarks or peer medians for the trailing five-year period.

•   Expanded ETF investment options to clients, resulting in $185 billion of inflows across iShares® and $89 billion of the net inflows in Fixed Income iShares; launched over 100 new sustainable products.

	• Aladdin provided operational resilience and risk management for clients amidst record market volatility and increased client demand drove a record $1.1 billion of annual technology services revenue.
	Evolve how we serve clients
	• Executed against sustainability commitments, strengthening BlackRock’s ability to serve clients with sustainability research, investment solutions and technology.
	• Grew the illiquid alternatives platform to $86 billion AUM. Raised a record $25 billion of client capital in 2020, led by infrastructure, private equity solutions and private credit.
	Lead in a changing world
	• Quickly responded in supporting clients during the pandemic and volatile markets, leveraging our scale and connectivity to deliver strong investment performance and more stable outcomes for clients.
	• Focused on advancing racial equity through public policy and legislative outcomes where we operate.
Organizational Strength	Attract and inspire talent
	• Increased senior leader accountability of talent and succession, with more rigorous Talent Bench Reviews and the roll-out of sponsorship programs for underrepresented talent.
	Inclusion and diversity
	• Progressed toward our senior women leadership target of 30%, increasing 80 basis points from the prior year to 29.7% representation in senior roles at the end of 2020.
	• Built a strong pipeline of future talent through the most diverse Graduate Analyst Program class yet, with 58% female representation globally and 29% Black and Latinx representation in the U.S.
	Purpose and culture

•   Despite the challenging environment, fostered a purpose driven culture globally, which was evidenced by the Employee Opinion Survey results, with 91% of employees indicating that they are proud to work at BlackRock and over 80% feeling that BlackRock is invested in their well-being.

	• Prioritized the health and safety of employees during the pandemic, providing COVID-19 testing globally, free telemedicine options and additional support for families.

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

(3)	NTM P/E multiple refers to the Company’s share price as of December 31, 2020, divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from FactSet.

BLACKROCK, INC. 2021 PROXY STATEMENT	9

Proxy Summary  |  Compensation Discussion and Analysis Highlights

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the Compensation Committee determined 2020 total annual compensation outcomes for each NEO, as outlined in the table below.

		2020 Total Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (BPIP)	Total Annual Compensation (“TAC”)	% change in TAC vs. 2019

Laurence D. Fink	$1,500,000	$9,500,000	$3,950,000	$14,900,000	$29,850,000	18%

Robert S. Kapito	$1,250,000	$8,250,000	$3,937,500	$11,187,500	$24,625,000	23%

Robert L. Goldstein	$500,000	$3,175,000	$2,325,000	$5,750,000	$11,750,000	19%

Mark Wiedman	$500,000	$2,675,000	$1,725,000	$5,600,000	$10,500,000	24%

Gary S. Shedlin	$500,000	$2,800,000	$1,850,000	$3,350,000	$8,500,000	18%

The amounts listed above as “2020 Total Incentive Award: Deferred Equity” and “2020 Total Incentive Award: Long-Term Incentive Award (BPIP)” were granted in January 2021 in the form of equity and are in addition to the cash award amounts listed above as “2020 Total Incentive Award: Cash.” In conformance with SEC requirements, the “2020 Summary Compensation Table” on page 82 reports equity in the year granted but cash in the year earned.

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2020 year-end compensation decisions for individual NEOs by the Compensation Committee.

(1)

All grants of BlackRock equity, including the portion of the annual incentive awards granted in RSUs and the portion granted under the BlackRock Performance Incentive Plan (“BPIP Awards”), our long-term incentive plan, are approved for each NEO by the Compensation Committee under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows for multiple types of awards to be granted.

(2)

The value of the 2020 BPIP Awards and the value of the annual incentive deferred equity awards were converted into RSUs by dividing the award value by $739.22, which represented the average of the high and low prices per share of common stock of BlackRock on January 15, 2021.

(3)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company’s deferral policy, as detailed on page 61.

10	BLACKROCK, INC. 2021 PROXY STATEMENT

Item 1:

Election of

Directors

“BlackRock’sBoard plays an integral role in our governance, strategy, growth and success. It has always been important that our Board functions as a key strategic governing body that both challenges and advises our leadership team and guides BlackRock into the future.”

Laurence D. Fink

Chairman and Chief Executive Officer

Director Nominees

Our Board has nominated 16 directors for election at this year’s Annual Meeting on the recommendation of our Governance Committee. Each director will serve until our next annual meeting and until his or her successor has been duly elected, or until his or her earlier death, resignation or retirement.

We expect each director nominee to be able to serve if elected. If a nominee is unable to serve, proxies will be voted in favor of the remainder of those directors nominated and may be voted for substitute nominees, unless the Board decides to reduce its total size.

If all 16 director nominees are elected, our Board will consist of 16 directors, 14 of whom, representing approximately 88% of the Board, will be “independent” as defined in the NYSE listing standards.

Majority Vote Standard for Election of Directors

Directors are elected by receiving a majority of the votes cast in uncontested elections, which means the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee. In a contested election, directors are elected by receiving a plurality of the shares represented in person or by proxy at any meeting and entitled to vote on the election of directors. A contested election is a situation in which the number of nominees exceeds the number of directors to be elected. Whether an election is contested is determined seven days in advance of when we file our definitive Proxy Statement with the SEC.

Director Resignation Policy

Under the Board’s Director Resignation Policy, any incumbent director who fails to receive a majority of votes cast in an uncontested election must tender his or her resignation to the Board. The Governance Committee will then make a recommendation to the Board about whether to accept or reject the resignation or take other action. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision and rationale within 90 days from the date the election results are certified. The director who tenders his or her resignation under the Director Resignation Policy will not participate in the Board’s decision.

BLACKROCK, INC. 2021 PROXY STATEMENT	11

ITEM 1:  Election of Directors  |  Director Nominees

Director Nomination Process

The Governance Committee oversees the director nomination process. The Governance Committee leads the Board’s annual review of Board performance and reviews and recommends to the Board BlackRock’s Corporate Governance Guidelines, which include the minimum criteria for Board membership. The Governance Committee also assists the Board in identifying individuals qualified to become Board members and recommends to the Board a slate of candidates, which may include both incumbent and new director nominees, to nominate for election at each annual meeting of shareholders. The Governance Committee also may recommend that the Board elect new members to the Board to serve until the next annual meeting of shareholders.

Identifying and Evaluating Candidates for Director

The Governance Committee seeks advice from current directors when identifying and evaluating new candidates for director. The Governance Committee also may engage third-party firms that specialize in identifying director candidates to assist with its search. Shareholders can recommend a candidate for election to the Board by submitting director recommendations to the Governance Committee. For information on the requirements governing shareholder nominations for the election of directors, please see “Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders” on page 107.

The Governance Committee then reviews publicly available information regarding each potential director candidate to assess whether the candidate should be considered further. If the Governance Committee determines that the candidate warrants further consideration, then the Chairperson (or a person designated by the Governance Committee) will contact the candidate. If the candidate expresses a willingness to be considered and to serve on the Board, then the Governance Committee typically requests information from the candidate and reviews the candidate’s accomplishments and qualifications against the criteria described below.

The Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder, although the Governance Committee may consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

In March of this year, the Governance Committee identified Hans E. Vestberg as a candidate with significant leadership and experience in international business, Continental Europe, sustainability and the technology sector, and recommended him to the Board for consideration. Mr. Vestberg was recommended for consideration to the Governance Committee by our CEO. On March 24, 2021, the Board voted unanimously to nominate Mr. Vestberg for election at the Annual Meeting.

Criteria for Board Membership

Director Independence

Each year, the Board determines the independence of directors in accordance with NYSE listing standards and applicable SEC rules. No director is considered independent unless the Board has determined that he or she has no material relationship with BlackRock.

The Board has adopted the Categorical Standards of Director Independence (the “Categorical Standards”) to help determine whether certain relationships between the members of the Board and BlackRock or its affiliates and subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with BlackRock) are material relationships for purposes of NYSE listing standards. The Categorical Standards provide that the following relationships are not material for such purposes:

•

Relationships arising in the ordinary course of business, such as asset management, acting as trustee, lending, deposit, banking or other financial service relationships or other relationships involving the provision of products or services, so long as the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

12	BLACKROCK, INC. 2021 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Criteria for Board Membership

•

Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner, provided the director is not a principal shareholder of the company or a principal partner of the partnership;

•

Contributions made or pledged to charitable organizations of which a director or an immediate family member of the director is an executive officer, director or trustee if (i) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year and (ii) the charitable organization is not a family foundation created by the director or an immediate family member of the director; and

•	Relationships involving a director’s relative unless the relative is an immediate family member of the director.

As part of its determination, the Board also considers the relationships described under “Certain Relationships and Related Transactions” on page 50.

In March 2021, the Governance Committee made a recommendation to the Board regarding the independence of our director nominees based on its annual review. In making its independence determinations, the Governance Committee and the Board considered various transactions and relationships between BlackRock and the director nominees as well as between BlackRock and entities affiliated with a director nominee, including the relationships described under “Certain Relationships and Related Transactions” on page 50. The Governance Committee also considered that Messrs. Robbins and Vestberg are, and Ms. Johnson was, employed by organizations that do business with BlackRock, where each of such transactional relationships was for the purchase or sale of goods and services in the ordinary course of BlackRock’s business, and the amount received by BlackRock or such company in each of the previous three years did not exceed the greater of $1 million or 2% of either BlackRock’s or such organization’s consolidated gross revenues. As a result of this review, the Board determined that Mses. Daley, Einhorn, Johnson, Mills and Wagner and Messrs. Alsaad, Ford, Freda, Gerber, Nixon, Robbins, Slim, Vestberg and Wilson are “independent” as defined in the NYSE listing standards and that none of the relationships between these director nominees and BlackRock are material under the NYSE listing standards. In addition, the Board had previously determined that Ivan G. Seidenberg, who retired from the Board effective May 21, 2020, and Mathis Cabiallavetta, who was a director for all of 2020 and is not standing for re-election, were “independent” as defined in the NYSE listing standards.

Following the Annual Meeting, assuming all of the nominated directors are elected, BlackRock’s Board is expected to consist of 16 directors, 14 of whom, representing approximately 88% of the Board, will be “independent” as defined in the NYSE listing standards.

Director Qualifications and Attributes

The Governance Committee and the Board take into consideration a number of factors and criteria when reviewing candidates for nomination to the Board. The Board believes that, at a minimum, a director nominee must demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of BlackRock. Equally important, a director nominee must have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities.

In addition, nominees for director are selected on the basis of experience, diversity, knowledge, skills, expertise, ability to make independent analytical inquiries, understanding of BlackRock’s business environment and a willingness to devote adequate time and effort to the responsibilities of the Board.

Board Diversity

BlackRock and its Board believe diversity in the boardroom is critical to the success of the Company and its ability to create long-term value for our shareholders. The Board has and will continue to make diversity in gender, race/ethnicity, age, career experience and nationality – as well as diversity of mind – a priority when considering director candidates. The diverse backgrounds of our individual directors help the Board better oversee BlackRock’s management and operations and assess risk and opportunities for the Company’s business model from a variety of perspectives. BlackRock’s commitment to Board diversity enhances the Board’s involvement in our Company’s multifaceted long-term strategy and inspires deeper engagement with management, employees and clients around the world.

Our Board has nominated 16 candidates for election, 14 of whom are independent. The slate of director nominees includes five women and six non-U.S. or dual citizens. Several of our nominees live and work overseas in countries and regions that are key areas of growth and investment for BlackRock, including Canada, Mexico, the Middle East and Continental Europe.

Additionally, beginning this year, we asked each director nominee to self-identify as to his or her racial/ethnic diversity. Based on the responses, three of our 14 independent director nominees self-identified as racially/ethnically diverse, with one as Black/African American, one as Hispanic/Latin American and one as Middle-Eastern/North African.

BLACKROCK, INC. 2021 PROXY STATEMENT	13

ITEM 1:  Election of Directors  |  Criteria for Board Membership

As BlackRock’s business has evolved, so has our Board. Our slate of director nominees consists of senior leaders, including 12 current or former company CEOs, with substantial experience in financial services, consumer products, manufacturing, technology, banking and energy, as well as several director nominees who have held senior policy and government positions. Core qualifications and areas of expertise represented on our Board include:

Board Tenure, Retirement Age and Size

Board Tenure. To ensure the Board has an appropriate balance of experience, continuity and fresh perspective, the Board considers, among other factors, length of tenure when reviewing nominees. The average tenure of BlackRock’s director nominees is approximately eight years and the average tenure of independent director nominees is approximately six years.

Following the Annual Meeting, assuming all of the nominated directors are elected, there will be six directors, comprising 38% of the Board, who have joined the Board within the past five years and bring fresh perspective to Board deliberations. Seven directors, comprising 44% of the Board, have served between five and 10 years. Three directors, comprising 19% of the Board, have served more than 10 years and bring a wealth of experience and knowledge concerning BlackRock.(1) The Board believes it is important to balance refreshment with the need to retain directors who have developed, over time, significant insight into the Company and its operations and who continue to make valuable contributions to the Company that benefit our shareholders.

Retirement Age. The Board has established a retirement age policy of 75 years for directors, as reflected in our Corporate Governance Guidelines. The Board believes that it is important to monitor its composition, skills and needs in the context of the Company’s long-term strategic goals, and, therefore, may elect to waive the policy as it deems appropriate.

Board Size. The Board has not adopted a policy that sets a target for Board size and believes the current size and diverse composition of the Board is best suited to evaluate management’s performance and oversee BlackRock’s global strategy, complex operations and risk management. The range of insights and experience of our Board supports BlackRock’s business and strategic growth areas, which include our diverse platform of alpha-seeking active, index and cash management investment strategies across asset classes, as well as technology services and advisory services and solutions.

(1)	Percentages do not sum to 100% due to rounding

14	BLACKROCK, INC. 2021 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Criteria for Board Membership

As described in “Board Evaluation Process” on page 28, the Governance Committee and the Board evaluate Board and Committee performance and effectiveness on at least an annual basis and, as part of that process, ask each director to consider whether the size of the Board and its standing Committees are appropriate. In response to the 2020 Board and Committee evaluations, directors praised the open, collaborative and highly engaged Board culture. Our directors also commented that the size and structure of the Board promotes diversity of thought and engagement, and it was noted that thoughtful consideration has been given to the refreshment of Board members.

Compliance with Regulatory and Independence Requirements

The Governance Committee takes into consideration regulatory requirements, including competitive restrictions, independence requirements under the NYSE listing standards and our Corporate Governance Guidelines, in its review of director candidates for the Board and its Committees. The Governance Committee also considers a director candidate’s current and past positions held, including past and present board and committee memberships, as part of its evaluation.

Service on Other Public Company Boards

Each of our directors must have the time and ability to make a constructive contribution to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interests of the Company’s shareholders. Neither BlackRock’s CEO nor President currently serves on the board of directors of any other public company, and none of our current directors serve on more than four public company boards, including BlackRock’s Board.

Director Candidate Search

In order to maintain a Board with an appropriate mix of experience and qualifications, the Governance Committee, with the help of management and an outside consultant, engages in a year-round process to identify and evaluate new director candidates in conjunction with its recurring review of Board and Committee composition. Consistent with our long-term strategic goals and the qualifications and attributes described above, search criteria include significant experience in financial services, the technology sector and international experience. Particular emphasis is also placed on diverse candidates currently serving in leadership positions.

Board Recommendation

For this year’s election, the Board has nominated 16 director candidates. The Board believes these director nominees provide BlackRock with the combined depth and breadth of skills, experience and qualities required to contribute to an effective and well-functioning Board.

The following biographical information about each director nominee highlights the particular experience, qualifications, attributes and skills possessed by such director nominee that led the Board to determine that he or she should serve as director. All director nominee biographical information is as of March 29, 2021.

BLACKROCK, INC. 2021 PROXY STATEMENT	15

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Director Nominee Biographies

Bader M. Alsaad

Mr. Alsaad has served as Chairman of the Board and Director General of the Arab Fund for Economic & Social Development (the “Fund”) since September 2020. As Director General, Mr. Alsaad serves as the chief executive officer of the Fund. He also serves as a member of the board of directors of the Kuwait Investment Authority (KIA), a position he has held since 2003. He served as Managing Director of the KIA from December 2003 until April 2017. Prior to his appointment at KIA, Mr. Alsaad served as the Chief Executive Officer of one of the leading investment companies in Kuwait, The Kuwait Financial Center. Mr. Alsaad is currently a member of the Global Advisory Council of Bank of America, a member of the board of directors of the Kuwait Fund for Economic Development and a member of the supervisory board of Daimler AG. He also served as the Chairman and Deputy Chairman of the International Forum of Sovereign Wealth Funds from its inception in 2009 until October 2015.

Qualifications

Mr. AIsaad’s extensive experience in the strategically important Middle East region and over 35 years of experience in investments and the financial sector provides the Board with an experienced outlook on international business strategy and global capital markets.

Other Public Company Directorships (within the past 5 years)

•  Daimler AG (2017 – present)

Age 63	Tenure 1 Year

Committees

•  Governance

•  Risk

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Policy & Government/ Regulatory Affairs

•  Risk Management & Compliance

Pamela Daley

Ms. Daley retired from General Electric Company (GE) in January 2014, having most recently served as a Senior Advisor to its Chairman from April 2013 to January 2014. Prior to this role, Ms. Daley served as GE’s Senior Vice President of Corporate Business Development from 2004 to 2013 and as Vice President and Senior Counsel for Transactions from 1991 to 2004. As Senior Vice President, Ms. Daley was responsible for GE’s mergers, acquisitions and divestiture activities worldwide. Previously, Ms. Daley was a Partner of Morgan, Lewis & Bockius, a large U.S. law firm, where she specialized in domestic and cross-border tax-oriented financings and commercial transactions.

Qualifications

With over 35 years of transactional experience and more than 20 years as an executive at GE, one of the world’s leading multinational corporations, Ms. Daley brings significant experience and strategic insight to the Board in the areas of leadership development, international operations, transactions, business development and strategy.

Other Public Company Directorships (within the past 5 years)

•  BP p.l.c. (2018 – present)

•  SecureWorks Corp. (2016 – present)

•  Patheon N.V. (2016 – 2017)

Age 68	Tenure 7 Years

Committees

•  Audit (Chair)

•  Executive

•  Risk

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Company & Financial Reporting

•  Public Policy & Government/ Regulatory Affairs

•  Risk Management & Compliance

16	BLACKROCK, INC. 2021 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Jessica P. Einhorn

Ms. Einhorn served as Dean of the Paul H. Nitze School of Advanced International Studies at The Johns Hopkins University from 2002 until June 2012. Prior to becoming Dean, she was a consultant at Clark & Weinstock, a strategic consulting firm. Ms. Einhorn also spent nearly 20 years at the World Bank, concluding as a Managing Director in 1998. Between 1998 and 1999, Ms. Einhorn was a Visiting Fellow at the International Monetary Fund. Prior to joining the World Bank in 1978, she held positions at the U.S. Treasury, the U.S. State Department and the International Development Cooperation Agency of the United States. Ms. Einhorn currently serves as a Director of the National Bureau of Economic Research and was formerly a Director of the Peterson Institute for International Economics. As of July 2012, Ms. Einhorn is resident at The Rock Creek Group in Washington, D.C., where she is a Senior Advisor and longstanding member of The Rock Creek Group Advisory Board.

Qualifications

Ms. Einhorn’s leadership experience in academia and at the World Bank, along with her experience in the U.S. government and at the International Monetary Fund, provides the Board with a unique perspective and an in-depth understanding of international finance, economics and public policy. Through her service with other public companies, Ms. Einhorn also has developed expertise in corporate governance and risk oversight.

Other Public Company Directorships (within the past 5 years)

•  Time Warner, Inc. (2005 – June 2018)

Age 73	Tenure 8 Years

Committees

•  Compensation

•  Risk

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Policy & Government/ Regulatory Affairs

•  Risk Management & Compliance

Laurence D. Fink

Mr. Fink is founder, Chairman and Chief Executive Officer of BlackRock. He also leads the firm’s Global Executive Committee. He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s vision and culture, and engaging relationships with key strategic clients, industry leaders, regulators and policy makers. Mr. Fink co-founded BlackRock in 1988, and under his leadership, the firm has grown into a global leader in investment management, risk management and advisory services for institutional and retail clients.

Qualifications

As one of the founding principals and Chief Executive Officer of BlackRock since 1988, Mr. Fink brings exceptional leadership skills and in-depth understanding of BlackRock’s businesses, operations and strategy. His extensive and specific knowledge of BlackRock and its business enable him to keep the Board apprised of the most significant developments impacting the Company and to guide the Board’s discussion and review of the Company’s strategy.

Other Public Company Directorships (within the past 5 years)

•  None

Age 68	Tenure 21 Years

Committees

•  Executive (Chair)

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Company & Financial Reporting

•  Public Policy & Government/ Regulatory Affairs

•  Risk Management & Compliance

BLACKROCK, INC. 2021 PROXY STATEMENT	17

ITEM 1:  Election of Directors  |  Director Nominee Biographies

William E. Ford

Mr. Ford has served as the Chief Executive Officer of General Atlantic since 2007 and is the firm’s Chairman. Mr. Ford is actively involved with a number of educational and not-for-profit organizations and also serves on the Executive Committee of the Partnership for New York City, the board of directors of the National Committee on United States-China Relations and is a member of The Council on Foreign Relations. He is also a member of the Steering Committee for the CEO Action for Diversity and Inclusion initiative. Mr. Ford has formerly served on the boards of First Republic Bank, NYSE Euronext, E*Trade, Priceline, NYMEX Holdings and Computershare.

Qualifications

Mr. Ford brings to the Board extensive global investment management experience and financial expertise acquired over his 25 years at General Atlantic, one of the world’s leading growth equity investment firms.

Other Public Company Directorships (within the past 5 years)

•  IHS Markit Ltd. (2016 – present)

•  Royalty Pharma plc (2020 – present)

•  Axel Springer (2016 – April 2018)

Age 59	Tenure 3 Years
Committees • Audit • Compensation (Chair) • Executive Qualifications • Senior Executive & Corporate Governance • Financial Services • Global Business • Public Company & Financial Reporting

Fabrizio Freda

Mr. Freda has served as President, Chief Executive Officer and as a member of the board of directors of The Estée Lauder Companies Inc. (Estée Lauder) since 2009. Mr. Freda previously served as Estée Lauder’s President and Chief Operating Officer from March 2008 to July 2009. Estée Lauder is a global leader in beauty with more than 25 brands and over 40,000 employees worldwide. Prior to joining Estée Lauder, Mr. Freda held various senior positions at Procter & Gamble Company over the span of 20 years. From 1986 to 1988, Mr. Freda directed marketing and strategic planning for Gucci SpA.

Qualifications

Mr. Freda’s extensive experience in product strategy, innovation and global branding brings valuable insights to the Board. His chief executive experience at Estée Lauder, an established multinational manufacturer and marketer of prestige brands, provides the Board with unique perspectives on the Company’s marketing, strategy and innovation initiatives.

Other Public Company Directorships (within the past 5 years)

•  The Estée Lauder Companies Inc. (2009 – present)

Age 63	Tenure 8 Years
Committees • Governance Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Risk Management & Compliance • Technology

18	BLACKROCK, INC. 2021 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Murry S. Gerber

Mr. Gerber served as Executive Chairman of EQT Corporation, an integrated energy production company, from 2010 until May 2011, as its Chairman from 2000 to 2010, as its President from 1998 to 2007 and as its Chief Executive Officer from 1998 to 2000. Prior to joining EQT Corporation, Mr. Gerber served as the CEO of Coral Energy (now Shell Trading North America) from 1995 to 1998. He is also a member of the board of trustees of the Pittsburgh Cultural Trust. Mr. Gerber currently serves as BlackRock’s Lead Independent Director.

Qualifications

As a former leader of a large, publicly traded energy production company and as a current or former member of the board of directors of three large, publicly traded companies, Mr. Gerber brings to the Board extensive expertise and insight into corporate operations, management and governance matters, as well as expert knowledge of the energy sector.

Other Public Company Directorships (within the past 5 years)

•  U.S. Steel Corporation (2012 – present)

•  Halliburton Company (2012 – present)

Age 68	Tenure 21 Years

Lead Independent Director

Committees

•  Audit

•  Executive

•  Governance

Qualifications

•  Senior Executive & Corporate Governance

•  Global Business

•  Public Company & Financial Reporting

•  Risk Management & Compliance

•  Technology

Margaret “Peggy” L. Johnson

Ms. Johnson has been the Chief Executive Officer of Magic Leap, Inc., an American augmented reality company, since August 2020. Previously, she was Executive Vice President of Business Development at Microsoft Corporation from September 2014 to July 2020 and was responsible for driving strategic business deals and partnerships across various industries. Ms. Johnson joined Microsoft from Qualcomm Incorporated, where she served in various leadership positions across engineering, sales, marketing and business development. She most recently served as Executive Vice President of Qualcomm Technologies, Inc. and President of Global Market Development. Ms. Johnson is an Advisor to Huntington’s Disease Society of America, San Diego Chapter.

Qualifications

Ms. Johnson brings to the Board substantive experience in the field of technology as well as business and strategic development expertise acquired over her 28 years at Microsoft and Qualcomm.

Other Public Company Directorships (within the past 5 years)

•  Live Nation Entertainment (2013 – June 2018)

Age 59	Tenure 3 Years
Committees • Audit • Compensation Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Public Policy & Government/ Regulatory Affairs • Technology

BLACKROCK, INC. 2021 PROXY STATEMENT	19

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Robert S. Kapito

Mr. Kapito has been President of BlackRock since 2007 and is a member of BlackRock’s Global Executive Committee and Chairman of the Global Operating Committee. He also serves as a member of the board of directors of iShares, Inc. Mr. Kapito co-founded BlackRock in 1988. He is responsible for the day-to-day oversight of BlackRock’s key operating units including Investment Strategies, Client Businesses, Technology & Operations and Risk & Quantitative Analysis. Prior to 2007, Mr. Kapito served as Vice Chairman of BlackRock and Head of BlackRock’s Portfolio Management Group.

Qualifications

As one of our founding principals, Mr. Kapito has served as an executive leader of BlackRock since 1988. He brings to the Board industry and business acumen in addition to in-depth knowledge about BlackRock’s businesses, investment strategies and risk management, as well as extensive experience overseeing day-to-day operations.

Other Public Company Directorships (within the past 5 years)

•  None

Age 64	Tenure 14 Years
Committees • None Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Financial Services • Global Business • Risk Management & Compliance

Cheryl D. Mills

Ms. Mills is Founder and Chief Executive Officer of the BlackIvy Group, a private holding company that grows and builds businesses in Sub-Saharan Africa. Previously, she served as Chief of Staff to former Secretary of State Hillary Clinton and Counselor to the U.S. Department of State from 2009 to 2013. Ms. Mills was with New York University from 2002 to 2009, where she served as Senior Vice President for Administration and Operations, General Counsel and as Secretary of the Board of Trustees. She also served as Deputy Counsel to President Clinton and as the White House Associate Counsel. Ms. Mills previously served on the boards of Cendant Corporation (now Avis Budget Group, Inc.), a consumer real estate and travel conglomerate, and Orion Power, an independent electric power generating company.

Qualifications

Ms. Mills brings to the Board a range of leadership experiences from private equity, government and academia, and through her prior service on the boards of corporations and non-profits, she provides expertise on issues concerning government relations, public policy, corporate administration and corporate governance.

Other Public Company Directorships (within the past 5 years)

•  iHeartMedia, Inc. (2020 – Present)

Age 56	Tenure 7 Years

Committees

•  Compensation

•  Governance

Qualifications

•  Senior Executive & Corporate Governance

•  Branding & Marketing

•  Global Business

•  Public Policy & Government/ Regulatory Affairs

•  Risk Management & Compliance

20	BLACKROCK, INC. 2021 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Gordon M. Nixon, C.M., O.Ont.

Mr. Nixon served as President, Chief Executive Officer and a member of the board of directors of Royal Bank of Canada (RBC) from 2001 to 2014. He first joined RBC Dominion Securities Inc. in 1979, where he held a number of operating positions and from December 1999 to April 2001 was Chief Executive Officer of RBC Capital Markets (the successor company to RBC Dominion Securities Inc.). Mr. Nixon has served on the board of directors of BCE Inc. since 2014 and as Chairman of the board since 2016. He is also on the advisory board of Kingsett Capital.

Qualifications

With 13 years of experience leading a global financial institution and one of Canada’s largest public companies, Mr. Nixon brings extensive expertise and perspective to the Board on global markets and an in-depth knowledge of the North American market. His experience growing a diversified, global financial services organization in a highly regulated environment also provides the Board with valuable insight into risk management, compensation and corporate governance matters.

Other Public Company Directorships (within the past 5 years)

•  BCE Inc. (2014 – present) (Chairman from 2016 – present)

•  George Weston Limited (2014 – present)

Age 64	Tenure 5 Years

Committees

•  Compensation

• Executive

• Governance (Chair)

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Company & Financial Reporting

•  Public Policy & Government/ Regulatory Affairs

•  Risk Management & Compliance

Charles H. Robbins

Mr. Robbins serves as the Chairman and Chief Executive Officer of Cisco Systems, Inc. (Cisco). Prior to assuming this role in July 2015, he was Senior Vice President of Cisco’s Worldwide Field Operations and led its Worldwide Sales and Partner Organization where he helped drive and execute many of Cisco’s investment areas and strategy shifts. He is Chairman Emeritus of the U.S.-Japan Business Council and serves as a member of the International Business Council for the World Economic Forum. Mr. Robbins is also on the board of directors of the Business Roundtable and is a Trustee of the Ford Foundation.

Qualifications

Mr. Robbins brings to the Board extensive experience in the fields of technology, global sales and operations acquired over his 20 years at Cisco, one of world’s leading information technology companies.

Other Public Company Directorships (within the past 5 years)

•  Cisco Systems, Inc. (2015 – present) (Chairman from 2017 – present)

Age 55	Tenure 3 Years
Committees • Risk Qualifications • Senior Executive & Corporate Governance • Branding & Marketing • Global Business • Public Policy & Government/ Regulatory Affairs • Technology

BLACKROCK, INC. 2021 PROXY STATEMENT	21

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Marco Antonio Slim Domit

Mr. Slim has been Chairman of the board of directors of Grupo Financiero Inbursa, S.A.B. de C.V. since 1997 and previously served as its Chief Executive Officer from 1997 until April 2012. Mr. Slim is also a member of the board of directors of Grupo Carso, S.A.B. de C.V. and Chairman of The Carlos Slim Health Institute and of Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. (IDEAL), an infrastructure company. Mr. Slim was a member of the board of directors of Teléfonos de México, S.A.B. de C.V. from 1995 until April 2014.

Qualifications

Mr. Slim’s experience at Grupo Financiero Inbursa provides the Board with knowledge and expertise in international finance, and particular insight into emerging and Latin American markets. In addition, as a member of the board of directors of several international companies that invest globally, Mr. Slim brings substantive expertise in developing new businesses in international markets, shareholder rights, business strategy and integration to the Board.

Other Public Company Directorships (within the past 5 years)

•  Grupo Carso, S.A.B. de C.V. (1991 – present)

•  Grupo Financiero Inbursa, S.A.B. de C.V. (Chairman from 1997 – present)

•  Impulsora del Desarrollo y el Empleo en América Latina, S.A.B. de C.V. (Chairman from 2012 – present)

Age 52	Tenure 9 Years
Committees • Audit • Compensation Qualifications • Senior Executive & Corporate Governance • Financial Services • Global Business • Public Company & Financial Reporting • Risk Management & Compliance

Hans E. Vestberg

Mr. Vestberg has served as the Chief Executive Officer of Verizon Communications Inc. (Verizon) since 2018 and as Chairman since March 2019. Prior to these roles, Mr. Vestberg served as Verizon’s Chief Technology Officer and President of Global Networks from 2017 to 2018. Before joining Verizon in 2017, Mr. Vestberg served for six years as President and CEO of Ericsson, a multinational networking and telecommunications equipment and services company headquartered in Sweden. Mr. Vestberg is a board member of the UN Foundation and the Whitaker Peace & Development Initiative. He also serves as Chairman of the World Economic Forum EDISON Alliance. Mr. Vestberg has lived and worked in China, Chile, Brazil and Mexico, in addition to the U.S. and Sweden.

Qualifications

As the CEO of Verizon and former leader of Ericsson, Mr. Vestberg brings executive experience from these large multinational companies as well as substantial expertise in the field of technology acquired through his experience as Verizon’s Chief Technology Officer and over his 25-year career at Ericsson.

Other Public Company Directorships (within the past 5 years)

•  Verizon Communications Inc. (2018 – present) (Chairman from 2019 – present)

•  Hexagon AB (2017 – 2018)

•  Telefonaktiebolaget LM Ericsson (2010 – 2016)

Age 55	Tenure 0 Years
Committees • None Qualifications • Senior Executive & Corporate Governance • Global Business • Public Company & Financial Reporting • Public Policy & Government/ Regulatory Affairs • Technology

22	BLACKROCK, INC. 2021 PROXY STATEMENT

ITEM 1:  Election of Directors  |  Director Nominee Biographies

Susan L. Wagner

Ms. Wagner retired as Vice Chairman of BlackRock after serving in that role from 2006 to 2012. Ms. Wagner also served as a member of BlackRock’s Global Executive Committee and Global Operating Committee. Ms. Wagner previously served as BlackRock’s Chief Operating Officer and as Head of Corporate Strategy. She serves as a member of the board of trustees of Wellesley College. Ms. Wagner also currently serves as a director of Color Health (privately held) and Samsara (privately held).

Qualifications

As one of the founding principals of BlackRock, Ms. Wagner has over 25 years of experience across various positions. Accordingly, she is able to provide the Board with valuable insight and perspective on risk management, operations and strategy, as well as a broad and deep understanding of the asset management industry.

Other Public Company Directorships (within the past 5 years)

•  Apple Inc. (2014 – present)

•  Swiss Re Ltd. (2014 – present)

Age 59	Tenure 8 Years

Committees

•  Audit

•  Executive

•  Risk (Chair)

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Company & Financial Reporting

•  Risk Management & Compliance

•  Technology

Mark Wilson

Mr. Wilson has served as Co-Chairman and CEO of Abacai, an insurance technology company, since February 2021. Mr. Wilson previously served as the Chief Executive Officer of Aviva plc (Aviva), a multinational insurance company headquartered in the U.K., from January 2013 to October 2018. Prior to joining Aviva, Mr. Wilson worked in Asia for 14 years, including as Chief Executive Officer of AIA Group Limited, a leading pan-Asian company. Mr. Wilson is recognized for his leadership on sustainability issues and is a member of the UN Business and Sustainable Development Commission.

Qualifications

As the former Chief Executive Officer of Aviva and CEO of Abacai, Mr. Wilson brings to the Board extensive experience in Europe and Asia and his operational and executive expertise in the insurance and pensions industry and in international finance provides the Board with an experienced outlook on international business strategy, development and sustainability.

Other Public Company Directorships (within the past 5 years)

•  Aviva plc (2013 – October 2018)

Age 54	Tenure 3 Years

Committees

•  Risk

Qualifications

•  Senior Executive & Corporate Governance

•  Financial Services

•  Global Business

•  Public Company & Financial Reporting

•  Public Policy & Government/ Regulatory Affairs

BLACKROCK, INC. 2021 PROXY STATEMENT	23

Corporate Governance

BlackRock’s corporate governance framework is a set of principles, guidelines and practices that support consistent financial performance and long-term value creation for our shareholders.

Our commitment to corporate governance is integral to our business and reflects not only regulatory requirements, NYSE listing standards and broadly recognized governance practices, but also effective leadership and oversight by our senior management team and Board.

We regularly meet with our shareholders to solicit feedback on our corporate governance framework. We strive to incorporate this feedback through enhanced policies, processes and disclosure.

Our Corporate Governance Framework

Our Board is committed to maintaining the highest standards of corporate governance at BlackRock. Our Board is guided by our Corporate Governance Guidelines, which provide a framework for the governance of the Company and the responsibilities of our Board. The Corporate Governance Guidelines address director qualifications, director orientation and continuing education, director access to management and independent advisors and Board responsibilities, as well as the annual self-evaluation process of the Board and its standing Committees.

Because corporate governance practices evolve over time, our Board reviews our Corporate Governance Guidelines, Committee charters and other governance policies at least once a year and approves or updates them as necessary and appropriate. Additionally, both the Board and management recognize that creating long-term value for the Company’s shareholders requires consideration of the concerns of our other stakeholders and interested parties including clients, employees and the communities in which BlackRock operates, as covered in our Corporate Governance Guidelines.

The full versions of our Corporate Governance Guidelines, Committee Charters, Code of Business Conduct and Ethics and other corporate governance policies are available on our website at www.blackrock.com under the headings “Our Company and Sites / About BlackRock / Investor Relations / Governance / Governance Overview.”

Our Board and Culture

BlackRock’s culture is vital to our success

BlackRock’s culture is a key differentiator of our strategy and helps to drive our results and long-term growth. Our culture embraces our fiduciary commitment to serve clients and stay ahead of their needs and unifies the firm. Our approach to instilling, reinforcing and enhancing our culture is deliberate and intentional.

BlackRock’s culture is underpinned by five core principles that we refer to as the BlackRock Principles:

•	We are a fiduciary to our clients;

•	We are One BlackRock;

•	We are passionate about performance;

•	We take emotional ownership; and

•	We are committed to a better future.

We rely on the BlackRock Principles to guide how we interact with each other, our clients, the communities in which we operate and all of our other stakeholders. The BlackRock Principles represent our core values, our aspirations and our cultural language. To learn more, please visit our website www.blackrock.com.

24	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Our Board and Culture

Our Board is deeply engaged in understanding the culture at BlackRock

We believe our Board should have a strong understanding of BlackRock’s culture, because it is the foundation for our Company’s strategic plans. We also believe that our Board should be deeply engaged, provide informed and honest guidance and feedback and maintain an open dialogue with management based on a clear understanding of our strategic plans.

Oversight of Growth Strategy	Our Board plays an integral oversight role in our growth and success. At each Board meeting, we review components of our long-term strategy with our directors and engage in constructive dialogue, which our leadership team embraces. These discussions are not without disagreement – and those honest conversations push us to make the difficult decisions required to build a better BlackRock.

Role in Talent Development

Building a generation of future leaders is vital to BlackRock’s long-term success. Accordingly, our Board plays a critical part in our talent development and dedicates one meeting per year to talent review. As part of its review, the Board evaluates whether we have the right people in the right places to execute our long-term strategy, examines the results of employee opinion surveys and provides oversight of management to ensure that we are developing people to fill key roles in the future.

For more information on our Board’s role in talent development, please refer to “BlackRock’s Impact on its People” on page 38.

Employee Engagement & Additional Resources	Our directors have full and free access to BlackRock management and employees at any time to address questions, comments or concerns. Our directors may arrange these meetings independently and without the presence of senior management. Additionally, the Board and its Committees have the power to hire independent legal, financial or other advisors without approval from, or consultation with, BlackRock management.

Embracing Best Practices

Our Board also takes an active role in ensuring we embrace “best practices” in corporate governance. Members of the Governance Committee are briefed on significant trends and developments in corporate governance and regulatory issues, including briefings from BlackRock’s Investment Stewardship, Corporate Sustainability and Global Public Policy teams, as well as feedback from shareholders. In 2020, we acted on feedback from our shareholders to enhance disclosure on how the Board approaches its composition and diversity.

For more information, see “Board Profile and Diversity” and “Board Diversity” on pages 4, and 13, respectively.

Board Oversight of COVID-19 Response

The Board has been highly engaged with management on BlackRock’s response to the COVID-19 pandemic. Discussions with the Board and Committees have included, among other topics:

•	the impact of the pandemic on markets and how we are helping clients navigate uncertainty;

•	our strategy and the pandemic’s implications for our firm-wide priorities;

•	business continuity and the protocols and policies put in place to protect ongoing operations;

•	information security and technology controls to manage work from home threats;

•	the firm’s controls to maintain the integrity of financial reporting;

•	measures taken to support employees globally and to protect their health and safety; and

•	the Company’s return-to-work procedures.

Additionally, during the early stages of the pandemic, our CEO provided the Board with weekly strategic, financial and operational updates.

BLACKROCK, INC. 2021 PROXY STATEMENT	25

Corporate Governance  |  Our Board and Culture

Beyond the Boardroom

Director Engagement

Our Investment Stewardship team hosts an annual Director Dialogue Day, where employees, members of management and independent directors of other companies engage on topics such as the team’s engagement priorities, emerging trends in U.S. corporate governance and compensation and public policy affecting long-term investments. BlackRock’s directors are invited to, and have attended this event in the past.

All of our directors who were serving on the Board and nominated for re-election in 2020 attended the 2020 Annual Meeting of Shareholders. Additionally, our Lead Independent Director answered questions from shareholders and addressed questions about the Board’s composition, size and engagement with management.

Director Orientation

BlackRock provides each new director with an orientation program conducted over the course of the first three months of their tenure. The orientation program includes the opportunity to rotate through each of the Board’s standing Committees and participate in presentations by senior management to familiarize new directors with BlackRock’s:

• Financial position and strategic plans; • Significant financial, accounting and risk management policies;	• Compliance programs, Code of Business Conduct and Ethics and other key policies; and • Principal officers and internal and independent auditors.

Directors also have full and free access to all BlackRock officers and employees and are encouraged to meet with members of management to further enhance their familiarity with BlackRock’s business and strategy.

Continuing Education

All directors are encouraged to attend continuing educational programs offered by BlackRock or sponsored by universities, stock exchanges or other organizations related to fulfilling their duties as Board or Committee members and are reimbursed for any reasonable expenses in connection with such programs. For example, members of our Audit Committee have participated in conferences and symposiums hosted by our independent registered public accounting firm, Deloitte. Additionally, directors are provided, on a quarterly basis, with a curated list of optional educational opportunities and events covering issues and trends that are relevant to their service on BlackRock’s Board.

Every week our directors receive summaries and copies of press coverage, analyst reports and current events relating to our business.

Individual Discussions and Mentoring Management

Outside of regularly scheduled Board and Committee meetings, our directors may have discussions with each other and our CEO at their discretion. Directors have access to management at any time and are encouraged to have small group or individual meetings, as necessary.

All directors are encouraged to meet with management outside of Board and Committee meetings and several directors have established informal mentoring relationships with key members of senior management.

26	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Our Board Leadership Structure

Our Board Leadership Structure

Why our Board leadership structure is right for BlackRock

Our Board and Governance Committee reviews and evaluates the Board’s leadership structure on at least an annual basis. Mr. Fink serves as both BlackRock’s CEO and Chairman of the Board, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. Mr. Fink has served in this capacity since founding BlackRock in 1988 and, as such, brings over 30 years of strategic leadership experience and an unparalleled knowledge of BlackRock’s business, operations and risks to his role as Chairman of the Board.

The Board does not have a policy on whether the roles of the Chairman and CEO should be separated but believes the current combination of the two roles provides BlackRock with, among other things, a clear and effective leadership structure to communicate the Company’s business and long-term strategy to its clients, shareholders and the public. In addition, the Board believes that this structure allows for robust and frequent communication between the Board’s independent directors and management and enables the Board to better understand the Company and work with management to enhance shareholder value.

Under our Lead Independent Director Guidelines, when the positions of Chief Executive Officer and Chairman of the Board are combined or the Chairman is not independent, the independent directors will appoint a Lead Independent Director. The Lead Independent Director will then be appointed annually by BlackRock’s independent directors and serve until a successor is duly appointed and qualified, his or her removal or resignation, or he or she is no longer an independent member of the Board. Although appointed annually, we expect the Lead Independent Director to serve for more than one year.

The Board believes the role and responsibilities of the Lead Independent Director help to ensure the exercise of independent judgment by the Board and further facilitate coordination with the independent directors.

Our Lead Independent Director: Murry S. Gerber Serving since 2017	The Role of the Lead Independent Director
Our Lead Independent Director has significant authority and responsibilities to provide for an effective and independent Board. In this role, Mr. Gerber:
• Develops and approves the agenda for Board
    meetings, in consultation with the Chairman
    and Committee Chairs.

•   Leads executive sessions and facilitates
    discussion of the Company’s strategy, key
    governance issues (including succession
    planning) and the performance of BlackRock
    senior executives at each executive session.

•   Serves as liaison between independent
    directors and the Chairman.

• Focuses on Board effectiveness, performance
    and composition with input from the
    Governance Committee.

•   Oversees and reports on annual Board and
    Committee performance evaluations, in
    consultation with the Governance Committee.

•   Serves as the primary Board contact for
    shareholder engagement.

Mr. Gerber has substantial experience with corporate governance and public company management, as well as deep knowledge of the Company and its governance practices. The Board believes Mr. Gerber’s long tenure as a director enables him to provide a valuable perspective on BlackRock’s growing business and risk management and enhances his ability to challenge members of senior management.

The Board, as reflected in responses to the 2020 Board and Committee evaluations, particularly commended Mr. Gerber’s effectiveness as Lead Independent Director, highlighting his leadership of executive sessions and encouragement of candid feedback on the performance and effectiveness of the Board.

Executive Sessions

Executive sessions of non-management directors are held at every regularly scheduled Board meeting, and six executive sessions were held in 2020. Each session is chaired by the Lead Independent Director, who facilitates discussion of various topics throughout the year, including the Company’s strategy, key governance issues, succession planning and the performance of senior executives.

The full versions of our Lead Independent Director Guidelines and other corporate governance policies are available on our website at http://ir.blackrock.com under the headings “Governance / Governance Overview.”

BLACKROCK, INC. 2021 PROXY STATEMENT	27

Corporate Governance  |  Board Evaluation Process

Board Evaluation Process

The effectiveness of the Board and its Committees is critical to BlackRock’s success and to the protection of our shareholders’ long-term interests. To maintain their effectiveness, the Board and each standing Committee annually conduct comprehensive evaluations to identify and assess areas for improvements.

28	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Board Refreshment

BLACKROCK, INC. 2021 PROXY STATEMENT	29

Corporate Governance  |  Board Committees

Board Committees

Each Committee is governed by a Board-approved Charter.

Board Committee Meetings and Members

The Board has five Committees: the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Committee and the Executive Committee. Below is a summary of our current Committee structure and membership information.

Member	Audit	Compensation	Governance	Risk	Executive

INDEPENDENT DIRECTORS

Bader M. Alsaad			●	●

Mathis Cabiallavetta(1)	●		●

Pamela Daley	●			●	●

Jessica P. Einhorn		●		●

William E. Ford	●	●			●

Fabrizio Freda			●

Murry S. Gerber (Lead Independent Director)	●		●		●

Margaret “Peggy” L. Johnson	●	●

Cheryl D. Mills		●	●

Gordon M. Nixon		●	●		●

Charles H. Robbins				●

Marco Antonio Slim Domit	●	●

Susan L. Wagner	●			●	●

Mark Wilson				●

NON-INDEPENDENT DIRECTORS

Laurence D. Fink					●

Robert S. Kapito

Number of Meetings Held in 2020	14	9	6	7	0

(1) Mr. Cabiallavetta will not be standing for re-election at the Annual Meeting.	● Chairperson

The Board met 10 times during 2020. In 2020, each of our directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board held during the period for which such director was a member of the Board and (ii) the total number of meetings held by all Committees of the Board on which such director served, if any, during the period served by such director. Directors are encouraged to and do attend the annual meetings of BlackRock shareholders. All 16 directors who were serving on the Board and nominated for re-election in 2020 attended the 2020 Annual Meeting of Shareholders.

30	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Board Committees

Board Committee Refreshment

The Governance Committee considers the periodic rotation of Committee members and Committee Chairs to introduce fresh perspectives and to broaden and diversify the views and experience represented on the Committees.

•

On November 20, 2019, the Board appointed Mr. Alsaad to serve as a member of the Risk Committee and a member of the Governance Committee, each appointment effective January 28, 2020. Mr. Alsaad brings expertise in international business strategy and global capital markets as well as experience in investments and the financial sector.

•

On March 18, 2020, the Board appointed Mr. Ford to serve as Chair of the Compensation Committee and as a member of the Executive Committee, each appointment effective May 21, 2020. Mr. Ford brings extensive management expertise and a valuable perspective on international finance from his experience as Chief Executive Officer of General Atlantic, one of the world’s leading growth equity investment firms.

•

On March 24, 2021, the Board appointed Messrs. Vestberg and Wilson to serve as members of the Audit Committee, effective May 26, 2021 (following the Annual Meeting and subject to their election by shareholders). Mr. Vestberg brings financial expertise from having served as a former chief financial officer, as well as a valuable perspective on international business. Mr. Wilson brings expertise in international finance and strategy and significant executive management expertise from his experience as a former chief executive officer. Also, on March 24, 2021, the Board appointed Mr. Ford to serve as a member of the Governance Committee, effective May 26, 2021 (following the Annual Meeting and subject to his election by shareholders).

Outlined below are the Board’s Committees with brief descriptions of each Committee’s membership, roles and responsibilities as of the date of this Proxy Statement.

Audit Committee

Chair	Pamela Daley	Members	Mathis Cabiallavetta William E. Ford	Murry S. Gerber Margaret “Peggy” L. Johnson	Marco Antonio Slim Domit Susan L. Wagner

Role and Responsibilities

The Audit Committee’s primary responsibilities include oversight of the integrity of BlackRock’s financial statements and public filings, the independent registered public accounting firm’s qualifications, performance and independence, the performance of BlackRock’s internal audit function and BlackRock’s compliance with legal and regulatory requirements.

The Audit Committee receives reports on:

•   The progress and results of the internal audit program, as provided by BlackRock’s Head of Internal Audit, and approves BlackRock’s internal audit plan;

•   External audit findings, as provided by BlackRock’s independent registered public accounting firm, Deloitte;

•   Financial controls regarding compliance with the Sarbanes-Oxley Act of 2002, as provided by the Head of Financial Controls and presented by management;

•   The Company’s Risk Management program, as provided by BlackRock’s Chief Risk Officer;

•   Financial updates, as provided by the Chief Financial Officer;

•   Cybersecurity updates, as provided by the Chief Information Security Officer;

•   Compliance updates, as provided by the Global Chief Compliance Officer;

•   Litigation, regulatory and material ethics matters, as provided by BlackRock’s Chief Legal Officer; and

•   Risk matters addressed at the Risk Committee, as provided by the Chair of the Risk Committee.

Additionally, as part of the Audit Committee’s responsibility for oversight of the Company’s major financial risk exposures, the Audit Committee reviews and discusses with management the Company’s approach to assessing and managing risk in coordination with the Risk Committee.

The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee approves all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner, as required by law, the Audit Committee selects, reviews and evaluates the lead audit partner and determines whether there should be periodic rotation of the independent registered public accounting firm.

The Audit Committee regularly holds separate sessions with BlackRock’s management, internal auditors and Deloitte.

The Board has determined that each member of the Audit Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules, is “financially literate,” and has accounting and related financial management expertise within the meaning of the NYSE listing standards. All members of the Audit Committee, with the exception of Ms. Johnson, qualify as “audit committee financial experts” under applicable SEC rules.

BLACKROCK, INC. 2021 PROXY STATEMENT	31

Corporate Governance  |  Board Committees

Management Development & Compensation Committee

Chair(1)	William E. Ford	Members	Jessica P. Einhorn Margaret “Peggy” L. Johnson	Cheryl D. Mills Gordon M. Nixon	Marco Antonio Slim Domit

Role and Responsibilities

•   Reviewing and approving corporate goals and objectives relevant to CEO compensation, evaluating the CEO’s performance in light of those goals and objectives and determining and approving the CEO’s overall compensation levels based on this evaluation;

•   Reviewing BlackRock’s executive compensation program and establishing the compensation framework of BlackRock’s executive officers;

•   Periodically reviewing and approving director compensation;

•   Reviewing, approving, recommending to the Board, or delegating to management the oversight of, BlackRock’s benefits plans;

•   Considering and discussing the results of the advisory “say-on-pay” vote;

•   Providing oversight of BlackRock’s executive compensation program and determining whether our program remains effective to attract, motivate and retain senior officers capable of making significant contributions to BlackRock’s long-term success;

•   Reviewing, assessing and making reports and recommendations to the Board on BlackRock’s strategies relating to human capital management, with an emphasis on talent development, performance against talent and diversity goals and succession planning, in each case, at the highest management levels; and

•   Appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee.

The Board has determined that each member of the Compensation Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules and qualifies as a “non-employee director” under applicable SEC rules.

Additional information on the Compensation Committee’s processes and procedures for consideration of NEO compensation is addressed in the “Management Development & Compensation Committee Report” on page 54 and “Compensation Discussion and Analysis” beginning on page 55.

Nominating, Governance & Sustainability Committee

Chair	Gordon M. Nixon	Members(1)	Bader M. Alsaad Mathis Cabiallavetta	Fabrizio Freda Murry S. Gerber	Cheryl D. Mills

Role and Responsibilities

•   Recommending to the Board criteria for the selection of new directors to serve on the Board;

•   Identifying individuals qualified to become members of the Board;

•   Recommending to the Board the director nominees for the next annual meeting of shareholders or candidates to fill vacancies or newly created directorships that may occur between annual meetings;

•   Recommending to the Board members for each Committee;

•   Leading the Board in its annual review of the Board’s performance;

•   Evaluating and recommending to the Board corporate governance policies, practices and guidelines applicable to the Company;

•   Overseeing BlackRock’s Related Persons Transaction Policy;

•   Reviewing the Company’s engagement with shareholders on governance matters and considering shareholder proposals and proposed responses;

•   Periodically reviewing corporate governance trends, best practices and regulations applicable to the corporate governance of the Company;

•   Periodically reviewing the Company’s significant publications relating to environmental, social and other sustainability matters, such as BlackRock’s Task Force for Climate Related Disclosures (“TCFD”) and Sustainability Accounting Standards Board (“SASB”) disclosures; and

•   Periodically reviewing the Company’s philanthropic programs and related strategy, as well as the Company’s public policy and advocacy activities, including public policy priorities, political contributions and memberships in trade associations.

During 2020, the Board formalized the review of corporate and investment stewardship-related policies and programs and significant publications relating to environmental (including climate change), social and other sustainability matters at the Governance Committee.

In March 2021, to reflect the Governance Committee’s oversight and to provide clarity to our stakeholders, the Board changed the name of the Committee to the “Nominating, Governance & Sustainability Committee” to highlight the Board’s ongoing oversight of sustainability matters.

The Board has determined that each member of the Governance Committee is “independent” as defined in the NYSE listing standards and applicable SEC rules.

(1)	Ivan G. Seidenberg served as Chair of the Compensation Committee and a member of the Governance Committee until May 21, 2020.

32	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Board Committees

Risk Committee

Chair	Susan L. Wagner	Members(1)	Bader M. Alsaad Pamela Daley	Jessica P. Einhorn Charles H. Robbins	Mark Wilson

Role and Responsibilities

The Risk Committee assists the Board with its oversight of the Company’s levels of risk, risk assessment, risk management and related policies and processes in connection with the following types of risk and related areas:

Enterprise Risks

•   Market risks from volatility in financial markets;

•   Contractually indemnified risks;

•   Operational risks from failed or inadequate processes relating to investment management processes, new products and services, third–party relationships, model risk and change;

•   Risks related to regulatory trends and public policy developments;

•   Technology and cybersecurity risks relating to information security, business continuity/resiliency and system capacity; and

•   The impact of firm-wide risk assessments, including the quantification and analysis of requirements (liquidity, insurance, capital or other risk mitigation) associated with BlackRock’s key risks.

Fiduciary Risks

•   Investment risks being taken on behalf of clients in their portfolios or accounts;

•   Risks of default by client counterparties; and

•   Pricing and valuation risk that BlackRock’s counterparties misprice assets in client portfolios or accounts.

Other

•   Reputational risk; and

•   Any other areas of risk delegated to the Risk Committee by the Board.

The Committee regularly reviews a detailed risk profile report prepared by the Chief Risk Officer which covers a wide range of topics and potential issues that could impact BlackRock.

The Risk Committee also reviewed and discussed with management the Risk Factors included in the 2020 Form 10-K and received reports from members of management responsible for identifying and monitoring these risks.

Executive Committee

Chair	Laurence D. Fink	Members(1)	Pamela Daley William E. Ford	Murry S. Gerber Gordon M. Nixon	Susan L. Wagner

Role and Responsibilities

The Executive Committee has all the powers of the Board, except as prohibited by applicable law and BlackRock’s Amended and Restated Bylaws (“Bylaws”), and except to the extent another Committee has been accorded authority over the matter. The Executive Committee may meet to exercise such powers between meetings of the Board.

(1)	William S. Demchak served as a member of the Risk Committee and Executive Committee until May 15, 2020.

BLACKROCK, INC. 2021 PROXY STATEMENT	33

Corporate Governance  |  Board Committees

Board and Committee Oversight of Strategy

The Board actively engages with senior management by providing guidance on the formation and implementation of strategic initiatives. On an annual basis, our CEO previews the Board’s proposed agenda with the Governance Committee, focusing on business reviews and the strategic topics for the coming year, and receives its feedback and input. Based on this agenda, members of senior management and business leads will brief directors on the strategic opportunities, priorities and implementation of strategy for their respective lines of business. These presentations serve as the basis for an active, ongoing dialogue between the Board and senior management about strategic risks and opportunities facing BlackRock and its lines of business.

Board and Committee Oversight of Risk Management

KEY STRATEGY & RISK OVERSIGHT AREAS

•	Investment Performance & Markets

•	Technology and Cybersecurity

•	Operations and Business Continuity
•	Regulation, Compliance and Legal Developments

•	Sustainable Investing and Corporate Sustainability

•	Human Capital

34	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Board Committees

Board and Committee Oversight of Cybersecurity

Our Board is actively engaged in the oversight of BlackRock’s cybersecurity and information security programs. Several of our director nominees bring experience with managing and mitigating cybersecurity and technology risks at regulated entities, which provide the Board with insight into such risks and aid in overseeing the firm’s Information Security, operations and systems, as well as our continuing investment in and development of the program.

•   Our Risk Committee receives reports on the Company’s cybersecurity program and developments in information security from our Chief Information Security Officer at each of our regular meetings, which occur six times a year. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as reviews of BlackRock’s own security controls, assessments and program.

•   On an annual basis, senior members of BlackRock’s technology, risk and information security teams provide a comprehensive overview of BlackRock’s cyber risk and information security program to a joint session of the Risk and Audit Committees.

Cybersecurity Governance Highlights:

•   BlackRock employs an in-depth, multilayered strategy of control programs, using internal teams and independent third parties, including monitoring external and internal threats and events, managing access, facilitating use of appropriate authentication options, validating controls and programs and testing of various compromise scenarios that are overseen by a global information security team.

•   BlackRock invests in threat intelligence and participates in financial services industry and government forums to improve both internal and sector cybersecurity defense.

•   BlackRock routinely performs penetration tests.

•   BlackRock’s cyber risk program incorporates external expertise.

Our global information security team, in collaboration with our technology risk team and independent third parties, assesses risks and changes in the cyber environment and adjusts our cybersecurity program as needed.

Board and Committee Oversight of Environmental, Social and Sustainability Matters

BlackRock’s governance of climate and sustainability-related matters reflects our commitment to strong leadership and oversight at the senior management and Board levels. Our Board engages with senior leaders on near- and long-term business strategy and reviews management’s performance in delivering on our framework for long-term value creation, including as it relates to sustainability. Several of our director nominees have experience in environmental, corporate responsibility and sustainability matters, including managing these issues in senior leadership roles as business imperatives and in relation to long-term strategy, through knowledge and experience in the energy sector, or through key involvement with global initiatives and alliances.

During 2020, the Board received presentations on and discussed our sustainability strategy, including as it relates to the integration of ESG factors into our investment processes and our sustainable investment strategies. The Board also received a briefing from BlackRock’s new Global Head of Investment Stewardship and an update on The BlackRock Foundation, our charitable foundation.

Additionally, the Governance Committee is directly responsible for overseeing:

Investment Stewardship	Social Impact	Corporate Sustainability	Public Policy

The Governance Committee periodically reviews corporate and investment stewardship–related policies, programs and significant publications relating to environmental (including climate change), social and other sustainability matters.

During 2020, the Governance Committee received presentations on and discussed the Investment Stewardship team’s engagement priorities, which include climate risk and sustainability reporting, and the team’s progress toward enhancing transparency.

The Governance Committee reviews BlackRock’s philanthropic program (“Social Impact”) and its strategy, which is focused on efforts to support a more inclusive and sustainable economy.

During 2020, BlackRock’s Social Impact team reviewed our philanthropic priorities with the Board and discussed the launch of The BlackRock Foundation, our $50 million commitment to COVID-19 relief and recovery, and developments associated with BlackRock’s Emergency Savings Initiative.

The Governance Committee periodically reviews BlackRock’s corporate sustainability program, including through reports from BlackRock’s Corporate Sustainability team, which is responsible for overseeing efforts to incorporate sustainability into BlackRock’s business practices, operations and strategy and setting environmental sustainability objectives and strategy for our operations.

During 2020, the Governance Committee reviewed BlackRock’s corporate sustainability program and disclosures, including our TCFD and SASB disclosures.

The Governance Committee has oversight of the Company’s corporate political activities and periodically reviews BlackRock’s public policy and advocacy activities, including public policy priorities, political contributions and memberships in trade associations.

During 2020, the Governance Committee reviewed BlackRock’s public policy priorities, including global financial regulatory developments, as well as memberships in trade associations.

Governance Committee oversight provides an additional layer of accountability to assist in BlackRock’s progress on these important initiatives for the benefit of all stakeholders. As appropriate, the Committee makes recommendations on these matters to the full Board.

BLACKROCK, INC. 2021 PROXY STATEMENT	35

Corporate Governance  |  Sustainability at BlackRock

Sustainability at BlackRock

As an asset manager, we believe that a company’s ability to integrate sustainable business practices into its strategy and operations is integral to delivering long-term value. We also recognize the importance of leading by example and providing transparency to stakeholders on how we integrate these business practices into our own strategy and operations.

Our Goals	Our Business Practices

Operating a Sustainable Company

•   Our long-term success is dependent on our people. We make a deliberate effort to unify our culture, advance diversity, equity and inclusion, cultivate and retain the best talent, and foster an environment that provides a safe and healthy workplace for all our employees.

•   We hold ourselves accountable to all our stakeholders through our commitment to transparency. We prioritize disclosing our strategy, governance and risk management processes to manage ESG risks and opportunities.

•   BlackRock is also focused on saving, protecting and restoring our natural environment by better managing our resources in our business operations. We set corporate targets for operational sustainability, which are designed to reduce our carbon footprint, and we are transparent about our progress towards these targets through disclosures aligned to the TCFD recommendations and SASB framework.

•   In January 2021, as communicated in a letter to our clients, we committed to supporting the goal of net zero greenhouse gas emissions by 2050 or sooner, and we have taken steps to help investors prepare their portfolios for a net zero world.

Sustainable Investing is Our Standard

•   As of November 2020, 100% of our active portfolios and advisory strategies are ESG Integrated, meaning that portfolio managers are accountable for managing exposure to material ESG risks and documenting where in the investment process these risks are considered.

•   As of December 31, 2020, BlackRock managed $200 billion in sustainable investment strategies on behalf of our clients across over 200 different products.

•   We are putting Aladdin at the center of sustainable investing by enhancing analytical tools and data for BlackRock’s investors and the Aladdin community. In 2020, we created Aladdin Climate to help financial institutions and investors quantify climate risk in their portfolios.

Responsible Stewards of Our Clients’ Assets

•   BlackRock Investment Stewardship (“BIS”) plays a key role in enabling BlackRock to achieve its purpose of helping more and more people experience financial well-being. Investment stewardship is how BlackRock uses its voice as an investor to promote sound corporate governance and business practices to help maximize long-term shareholder value for our clients.

•   In 2020, BIS took several actions to enhance transparency in stewardship, including publishing global quarterly stewardship reports and engagement activity, quarterly vote disclosures, vote bulletins and portfolio-specific company engagement reports.

•   During 2020, BIS intensified its focus and engagement with companies on sustainability-related risks and asked that companies publish reports aligned with the recommendations of the TCFD and the SASB.

Making a Positive Social Impact

•   BlackRock’s Social Impact team identifies, funds and partners with high-potential organizations to test and build evidence for innovative solutions with potential long-term impact, strong leadership and measurable outcomes. Throughout the COVID-19 pandemic, the team has been focused on helping non-profit organizations who deliver direct services to the frontlines, including food banks and hospitals.

•   In 2020, BlackRock launched The BlackRock Foundation and made a philanthropic commitment of $589 million to promote an inclusive and sustainable economy. We also continued to support the Emergency Savings Initiative to help companies and organizations identify, shape and test solutions for creating short-term financial stability for vulnerable workers, customers and communities.

•   Also in 2020, BlackRock made a $10 million commitment to help support the upward mobility of Black and Latinx communities. Our action plan includes deploying $5 million to organizations supporting racial equity, launching a $5 million fund to help elevate Black and Latinx entrepreneurs and doubling support for employee giving.

36	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Sustainability at BlackRock

Sustainability is integrated into BlackRock’s strategy for delivering long-term growth and into how we operate our business

Sustainability in Our Strategy:

Investing to be the global leader in sustainable investing by making sustainability integral to the way we manage risk, construct portfolios, design products and engage with companies on behalf of our clients

Sustainability in Our Operations:

Advancing sustainable business practices to support the long-term sustainability of our own firm and deliver value for all stakeholders

Integrating sustainability into our long-term growth strategy

Dedicated Sustainable Investment Platform	• $200 billion of AUM as of December 31, 2020 • 200+ sustainable choices offered • 100 new sustainable products launched in 2020	Data & Technology	We’ve released over 1,000 ESG metrics on the Aladdin platform, and we continue to develop tools to better manage climate risk in portfolios

Advisory Capabilities	We support clients across a range of bespoke ESG-focused activities, including strategic framework setting, implementation, risk management, analytics and climate stress testing	ESG Integration	100% of our active and advisory BlackRock strategies are ESG integrated—covering $2.9 trillion in AUM as of December 31, 2020

Investment Stewardship	3,000+ stewardship engagements on issues that impact long term financial performance[1]	Research & Thought Leadership	Dedicated sustainable research team and thought leadership through the BlackRock Investment Institute

[1]	For the period July 1, 2019 through June 30, 2020.

BLACKROCK, INC. 2021 PROXY STATEMENT	37

Corporate Governance  |  BlackRock’s Impact on its People

Environmental

Enhancing environmental disclosures through the publication of BlackRock’s inaugural TCFD report

The TCFD report discusses our approach to managing climate-related risks and opportunities and provides an enterprise-level climate-related scenario analysis that assesses the potential implications of climate-related transition risks to BlackRock

Social

Connecting BlackRock’s purpose to value creation for all stakeholders

We released a report explaining how we provide value to our stakeholders and how we activate our purpose

Advancing DEI

Our goal is to double representation of Black senior leaders and increase overall representation by 30% by 2024

Promoting a more inclusive economy

We launched The BlackRock Foundation, our charitable foundation

Governance

Enhancing disclosure on Board level oversight of sustainability

Enhancing shareholder rights: Shareholder right to call special meetings

In September 2020, our Board approved changes to our Charter to provide shareholders with the right to call special meetings. This amendment is subject to shareholder approval at the Annual Meeting. Please see “Item 4A: Approval of an Amendment to Our Charter to Provide Shareholders the Right to Call Special Meetings” on pages 95 to 96 for additional information on this amendment

BlackRock’s Commitment to Transparency

BlackRock is committed to providing transparency on meaningful sustainability-related information to stakeholders. We made significant progress in 2020 and we are working to further enhance our corporate sustainability strategy and disclosure in the years ahead. Recent publications include our:

•	SASB Report, which includes information regarding our workforce diversity, risk management and incorporation of ESG factors in our investment management processes

•	TCFD Report, which discusses how BlackRock manages climate-related risks and opportunities

•	U.S. EEO-1 Report, which provides information on our U.S. employee base across gender and race/ethnicity categories

Additionally, BIS publishes global governance and engagement guidelines, as well as quarterly and annual activity reports, which are available on our website.

BlackRock’s Impact on its People

With approximately 16,500 employees in more than 30 countries, BlackRock provides a broad range of investment and technology services to institutional and retail clients in more than 100 countries across the globe. As an asset manager, our long-term success depends on our people and how we manage our workforce.

Culture and Principles

BlackRock believes that maintaining a strong corporate culture is an important component of its human capital management practices and is critical to the firm’s long-term success. Our culture is underpinned by the BlackRock Principles, which unify our workforce and guide how we interact with each other, our clients, the communities in which we operate and all of our other stakeholders:

•	We are a fiduciary to our clients

•	We are passionate about performance

•	We are committed to a better future
•	We are One BlackRock

•	We take emotional ownership

Read more about the BlackRock Principles on our website at www.blackrock.com.

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Corporate Governance  |  BlackRock’s Impact on its People

Diversity, Equity and Inclusion (“DEI”)

We believe a diverse workforce and an equitable and inclusive working environment are key factors in achieving better outcomes across all levels of our business. We have made a long-term commitment to cultivating diversity in our workforce and leadership team, through our hiring, retention, promotion and development practices. As part of our long-term commitment, we have instituted a multi-year DEI strategy that we believe is actionable, measurable and designed to apply across the many countries in which the firm operates. Our DEI strategy is aligned with the firm’s business priorities and long-term objectives, and we expect that it will evolve as the firm learns and adapts to a changing macro environment. Our DEI strategy centers on three key pillars:

1.	Talent and Culture – which includes building, developing and retaining a diverse pipeline of talent and fostering a connected culture among our 16,500 global employees;

2.	Fiduciary to Our Clients – which includes delivering differentiated investment products and strengthening our client relationships by engaging them on DEI; and

3.	Policy and Social Impact in Underserved Communities – which includes continuing to enhance transparency on our diversity disclosures and supporting the long-term success of underserved communities.

Key goals of the Talent and Culture pillar of our DEI strategy include:

•	Expanding partnerships with external organizations and developing strategies to increase the diversity of our applicant pool;

•	Strengthening talent acquisition and management processes in an effort to eliminate bias; and

•	Implementing leadership development, sponsorship and coaching initiatives to engage and develop diverse talent.

Another focus of our DEI strategy is to cultivate an inclusive work environment in which employees feel connected to BlackRock’s culture and supported in pursuit of their goals. To this end, we have committed to raising awareness of racial equity issues and resetting behavioral expectations for employees, as well as to holding firm leaders and managers accountable for continued progress against the firm’s goals.

Employee Engagement

We value continuous dialogue with our employees about their experiences. We have several employee feedback mechanisms including:

•	quarterly employee opinion pulse surveys;

•	interactive townhalls and communications; and

•	the sponsorship of employee, professional and social impact networks.

In 2021, we shifted from annual to quarterly employee opinion surveys to create a more continuous feedback channel with our employees. The opinion surveys and other engagement mechanisms provide us with actionable feedback for each team and for the firm as a whole.

2021 Q1 Employee Opinion Survey highlights:

94%   of respondents have a clear understanding of the BlackRock Principles and their importance in how one delivers his or her work

87%   of respondents agree that the firm’s efforts to prepare clients for a net zero world make them proud to work at BlackRock

Employee Networks

Employee, professional and social impact networks also provide forums and opportunities for employees with diverse backgrounds to connect with one another and shape the firm’s culture. The networks, which continue to grow in number, are sponsored by Global Executive Committee members and designed by employees, for employees.

More recently, these networks played an active role in our response to COVID-19, including by instituting programs to combat isolation and more deeply understand the employee experience during the pandemic. The networks also have served a critical role in the firm’s dialogue around issues of racial injustices and inequities.

BLACKROCK, INC. 2021 PROXY STATEMENT	39

Corporate Governance  |  BlackRock’s Impact on its People

BlackRock believes that it is imperative to support employees as a local force for good in the communities in which we live and operate, and to help build a more equitable and resilient future for our neighbors. In 2021, we launched the Gives Network, whose mission is to empower employees to channel their passions to positively impact their communities and work collectively to shape BlackRock’s local footprint. During 2021, we also launched the Asian & Middle Eastern Professionals & Allies Network to foster community, camaraderie and a sense of belonging for Asian and Middle Eastern professionals and allies at the firm.

Learning and Development

We believe that developing the capabilities of our employees is integral to delivering long-term value. Our human capital management practices are designed to provide opportunities for employees to learn, innovate and enhance their skillsets at every stage of their career. The opportunities include:

•	BlackRock Academies, BlackRock’s comprehensive suite of online interactive resources and courses which enable employees to build skills and thought leadership in specific facets of our business;

•	Leadership programs, which help accelerate growth and include executive coaching, in-person and virtual learning and senior management sponsorship; and

•	People Manager Enablement Sessions, which are designed to equip managers with tools and resources to lead inclusively and keep teams motivated, informed and inspired.

Compensation, Wellness and Benefits

We believe that investing in the physical, emotional, mental and financial well-being of our employees is a critical component of our human capital management strategy.

Our compensation and benefits practices are designed to: attract and retain employees; align employee incentives and risk-taking with that of the firm’s and the interests of its clients; and support employees across many aspects of their lives. We have a strong pay-for-performance culture and an annual compensation process that takes into consideration firmwide results, individual business results and employee performance, as well as market benchmarks.

We also offer a wide range of benefits that are regularly reviewed in accordance with industry best practices and the local requirements of our offices, including retirement savings plans, a Flexible Time Off (“FTO”) policy and flexible working arrangements, and parental leave and family support benefits, including fertility benefits, adoption and surrogacy assistance, and backup elder and childcare benefits. Comprehensive healthcare and mental-health benefits are also offered to eligible employees, including medical, dental and vision coverage, health savings and spending accounts, counseling services, an employee assistance program and access to telemedicine services.

The COVID-19 pandemic has further highlighted the importance of keeping employees safe and healthy.

BlackRock implemented several initiatives to support employees following the onset of the pandemic, including:

•   Offering free COVID-19 testing benefits, including at-home testing, for employees and their dependents;

•   Prioritizing communication about the telemedicine and digital health resources available to employees, including mental, emotional and physical health offerings; and

•   Extending cross-border healthcare coverage and support to employees and their dependents temporarily working, or on FTO, outside of their home country as a result of the pandemic.

40	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  BlackRock’s Impact on its People

We prioritize protecting the rights of our workforce and the equitable treatment of employees. We have implemented policies related to harassment prevention and compliance with equal employment opportunity and overtime regulations, and are committed to providing a safe and healthy working environment. To do this, we design global programs, including environmental and occupational health and safety programs, to meet or exceed local requirements. Moreover, we encourage all employees to raise issues of concern and assure employees that they may do so without fear of retaliation.

Transparency and Accountability

We view transparency and accountability as a critical part of our DEI strategy and as a means to inform, measure and improve our human capital management practices.

In 2020, we published our first SASB-aligned disclosure, which we plan to update annually. We also, for the first time, published our annual EEO-1 report, which includes information regarding workforce diversity. During 2020, we also set and published goals for increasing the overall workplace representation of Black and Latinx employees and growing the number of female and U.S. Black and Latinx leaders at the Director level and above.

Board Oversight of Human Capital Management

Our Board plays an important role in the oversight of human capital management at BlackRock and devotes one full Board meeting annually to an in-depth review of BlackRock’s culture, talent development, retention and recruiting initiatives, DEI strategy, leadership and succession planning and employee feedback.

Moreover, year-end business assessments, which include a review of the progress that is being made against the firm’s DEI goals, influence individual compensation outcomes that are reviewed and approved by the Compensation Committee. For a discussion on how organizational strength objectives such as attracting and inspiring talent and developing a more diverse and inclusive culture are factored into performance assessments of BlackRock’s NEOs, see “2020 NEO Compensation and Performance Summaries” beginning on page 68.

Additionally, succession planning for BlackRock’s CEO and other senior executives is a key part of the Board’s annual review of human capital management issues. As part of this review, the Board focuses on whether BlackRock has the right people in place to execute the Company’s long-term strategic plans, and on BlackRock’s ability to identify, attract, develop and retain future senior executives. An important element of the succession planning across the organization is a commitment to building leadership from within and increasing diversity in leadership roles.

BLACKROCK, INC. 2021 PROXY STATEMENT	41

Corporate Governance  |  Corporate Governance Practices and Policies

Corporate Governance Practices and Policies

Management Succession Planning

Our Board recognizes the importance of succession planning for the CEO and other key executives at BlackRock. The Board, in consultation with the Compensation Committee, dedicates one full meeting per year to talent development review to ensure BlackRock has the right people in place to execute our long-term strategic plans and appropriate succession for key roles.

DURING THESE REVIEWS, THE BOARD DISCUSSES:

•	Our succession process and pipeline, including DEI and Company culture goals for building future senior leaders;

•	Potential successors to the CEO in the event of an emergency or the CEO’s retirement; and

•	CEO recommendations and evaluations of potential successors for BlackRock’s top executives, along with a review of any development plans for these individuals.

BlackRock Public Policy Engagement and Political Participation Policies

As part of our responsibilities to our shareholders and clients, BlackRock advocates for public policies that we believe are in our shareholders’ and clients’ long-term best interests. We support the creation of regulatory regimes that increase financial market transparency, protect investors and facilitate responsible growth of capital markets, while preserving consumer choice and properly balancing benefits versus implementation costs. BlackRock comments on public policy topics through, among other things, our published ViewPoints, which examine public policy issues and assess their implications for investors, and through comment letters and consultation responses that we submit to policy makers. We believe in the value of open dialogue and transparency on these important issues; our position papers and letters are available on the “Insights – Public Policy” section of our website.

Governance of Public Policy Engagement

BlackRock believes that responsible corporate citizenship requires active engagement in legislative and regulatory processes. Our engagement with policy makers and advocacy on public policy issues is coordinated by our Global Public Policy Group. Members of the Global Public Policy Group work closely with BlackRock’s business and legal teams to identify legislative and regulatory priorities, both regionally and globally, that will protect investors, increase shareholder value and facilitate responsible economic growth.

BlackRock’s Chief Legal Officer and members of the Global Public Policy Group regularly brief both the Board’s Risk and Governance Committees to keep directors apprised of, and engaged in, BlackRock’s legislative and regulatory priorities and advocacy initiatives. The Global Public Policy Group and executive leadership regularly meet with and exchange views on legislation and regulatory priorities with public officials and policy makers, regionally and globally, and provide such individuals with educational materials to help inform their decisions.

Trade Associations

As part of BlackRock’s engagement in the public policy process, BlackRock participates in a number of trade associations that advocate for and shape public policy positions that are important to the asset management industry and the global business community. Trade associations also provide educational, training and professional networking opportunities for their members. BlackRock participates in these associations for such opportunities and to help build consensus on issues that we believe will serve investors, increase shareholder value and facilitate responsible economic growth. We do not control these organizations, and our membership and participation in them are not endorsements of all their activities or positions. Accordingly, there may be instances where specific positions diverge from those of BlackRock.

BlackRock discloses the principal trade associations to which we belong as well as those trade associations to which we paid in excess of $25,000 in 2020 for membership fees and/or dues on our Public Policy Engagement and Political Participation Policies webpage. BlackRock periodically reviews our memberships in these trade associations, and the positions they support, to evaluate whether there is alignment between our views and those of these organizations on public policy matters we consider material to our efforts to serve our investors and clients. Where we identify a significant inconsistency on a material strategic policy issue, we will discuss and review our options with respect to such organization, including the benefits and challenges associated with our continued membership. Actions that we may take to address material misalignment include engagement with the trade association, clarifying BlackRock’s position through public statements or termination of our membership in the trade association.

42	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Corporate Governance Practices and Policies

Political Participation

Our ability to engage policy makers and participate in the public policy arena is subject to extensive laws and regulations at the international, federal, state and local levels. Under U.S. federal law, BlackRock may not contribute corporate funds or make in-kind contributions to candidates for federal office or to national party committees. In addition to federal limits on corporate political action, our political contributions at the state and local level in the U.S. are governed by Municipal Securities Rulemaking Board Rule G-37, Rule 206(4)-5 of the Investment Advisers Act of 1940 and CFTC Rule 23.451, as well as applicable state and local law. Accordingly, BlackRock does not contribute corporate funds to candidates, political party committees, political action committees or any political organization exempt from federal income taxes under Section 527 of the Internal Revenue Code. Although permitted under federal law, BlackRock has voluntarily elected not to spend corporate funds directly on independent expenditures, including electioneering communications, and does not currently engage in “grassroots lobbying” or support or oppose ballot initiatives. Information about BlackRock’s lobbying activities, including contributions required to be disclosed under the Lobbying Disclosure Act, is publicly available at http://www.senate.gov/legislative/lobbying.

BlackRock maintains a federal PAC that is funded in accordance with applicable federal law on a voluntary basis by employees of the Company who are U.S. citizens or green card holders. The PAC makes contributions at the federal level on a bi-partisan basis consistent with the Company’s contribution policies and public policy goals and without regard to the private political preferences of management. As required by law, all political contributions by the PAC are reported to the Federal Election Commission and are publicly disclosed at www.fec.gov.

BlackRock maintains compliance processes designed to ensure that its activities are conducted in accordance with our Public Policy Engagement and Political Participation Policies and all relevant laws governing political contributions in the United States. All employees are required to annually review and acknowledge their compliance responsibilities regarding political contributions and must submit all of their proposed personal political contributions to our Legal and Compliance Department to determine if such contributions are consistent with applicable legal restrictions.

Shareholder Engagement and Outreach

Our Shareholder Engagement Process

We conduct shareholder outreach throughout the year to engage with shareholders on issues that are important to them. We report back to our Board on this engagement as well as specific issues to be addressed.

Also see “Compensation Discussion and Analysis” beginning on page 55 for a discussion of our compensation related shareholder engagement initiatives and our 2020 say-on-pay vote result.

BLACKROCK, INC. 2021 PROXY STATEMENT	43

Corporate Governance  |  Communications with the Board

Communications with the Board

Shareholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chair of any such Committee by mail or electronically.

Correspondence may be sent by:

Mail: BlackRock, Inc. Attn: Board of Directors c/o Corporate Secretary 40 East 52nd Street New York, New York 10022

Online:

Go to the BlackRock website at www.blackrock.com. Under the headings “Our Company and Sites / About BlackRock / Investor Relations / Governance / Governance Overview / Contact Our Board of Directors,” you will find a link that may be used for writing an electronic message to the Board, the Lead Independent Director, any individual director or any group or committee of directors.

BlackRock’s Corporate Communications, Investor Relations and Legal and Compliance Departments will review all communications received to determine whether the contents represent a message or matter for our directors’ review. Requests for a meeting with any member of the Board will also be reviewed accordingly and, if appropriate, arranged by Investor Relations and the Corporate Secretary. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established for reporting certain matters to the Audit Committee.

Shareholders are encouraged to visit the “Governance / Governance Overview” page of the BlackRock website at http://ir.blackrock.com to see the Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive and Senior Financial Officers and additional information about BlackRock’s Board and its Committees and corporate governance policies.

The charters for each of the Audit Committee, the Compensation Committee, the Governance Committee, the Risk Committee and the Executive Committee can be found at the same website address. In addition, BlackRock intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics for Chief Executive and Senior Financial Officers by posting such information on its corporate website.

BlackRock will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022.

2020 Director Compensation

Independent directors receive compensation, including retainers and reimbursements of expenses, for their service and dedication to our Company. We recognize the substantial time and effort required to serve as a director of a large global investment firm. The goal of our director compensation program is to help attract, motivate and retain directors capable of making significant contributions to the long-term success of our Company. In order to further align the interest of our directors with the interests of our shareholders, our independent directors are required to own a minimum target number of shares, as described below.

The Compensation Committee is responsible for reviewing director compensation periodically and making recommendations to the Board. The Compensation Committee also reviews the director compensation practices of peer corporations. For more information on these peer groups, please refer to “Role of the Compensation Consultant” on page 66. The Compensation Committee determined that no changes to our director compensation program were necessary for 2020.

How Our Director Compensation Program Aligns with Long-Term Shareholder Interests

FOCUS ON EQUITY COMPENSATION	STOCK/EQUITY OWNERSHIP REQUIREMENT
The largest portion of independent director compensation is the annual equity grant, payable in deferred stock units.

All independent directors are required to own shares valued at a minimum of $500,000 (over five times the annual board retainer) within five years of joining the Board. All directors have met or are on track to meet this requirement.

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Corporate Governance  |  2020 Director Compensation

2020 Elements of Director Compensation

For services provided in 2020, each independent director received an annual retainer paid quarterly in arrears at an annualized rate of $85,000, as well as Committee annual retainers paid quarterly in arrears at the following annualized rates: $40,000 for Chair, and $25,000 for members of, the Audit Committee; and $30,000 for Chairs, and $15,000 for members of, the Compensation, Governance and Risk Committees. Our Lead Independent Director received an additional annual retainer paid quarterly in arrears at an annualized rate of $100,000. In addition, each independent director had the right to elect to receive BlackRock common stock valued at an equivalent fair market value in lieu of all or a portion of his or her annual retainer and Committee annual retainers.

In addition, each independent director received an annual equity grant, awarded in deferred stock units valued at $240,000. For 2020, these equity awards were granted to each director following their election to the Board of Directors at the Annual Meeting of Shareholders on May 21, 2020. The deferred stock units are fully vested on the date of grant and are generally settled in shares of BlackRock common stock on the earlier of the third anniversary of the date of grant and the date the director ceases to be a member of the Board.

The following table shows the elements of director compensation provided by BlackRock for services in 2020.

Director Compensation Element	Payment or Value of Equity

Board Service(1)
Annual Retainer(2)	$85,000
Annual Equity Grant(3)	$240,000 deferred stock units

Lead Independent Director	$100,000

Committee Service
Committee Annual Retainers(2)	Chair	Member
Audit Committee	$40,000	$25,000
Compensation Committee	$30,000	$15,000
Governance Committee	$30,000	$15,000
Risk Committee	$30,000	$15,000

(1)

Board Service and Committee Service Retainers. Directors have the right to elect to receive their annual retainers in the form of BlackRock common stock. Directors also have a right to elect, no later than December of the prior calendar year, to receive their annual retainers in the form of deferred stock units that are fully vested on the date of grant, and to elect for such deferred stock units, as well as deferred stock units granted as part of the annual equity grant, to be settled in shares of BlackRock common stock in a lump sum on the date the director ceases to be a member of the Board or in five equal installments beginning on the date the director ceases to be a member of the Board and continuing on each of the next four anniversaries of such date.

(2)

Timing of Payments. Board Service and Committee Service Retainers are paid in January, April, July and October, based on service during the prior quarter. New Board members rotating through the standing Committees receive one general Committee retainer. From time to time, the Company also makes available, as an accommodation to all of its directors upon request, basic office space at its existing locations and administrative support, as needed.

(3)

Annual Equity Grant. Directors were granted an annual equity award following their election to the Board of Directors at the Annual Meeting of Shareholders on May 21, 2020. The award will be delivered on the earlier of (i) the third anniversary of the date of grant and (ii) the date a director ceases to be a member of the Board.

BLACKROCK, INC. 2021 PROXY STATEMENT	45

Corporate Governance  |  2020 Director Compensation

2020 Total Director Compensation

Directors in 2020 who were also employees of BlackRock or PNC are not listed in the table below because they did not receive compensation for serving as directors or Committee members. In 2020, directors who were not employees of BlackRock or PNC each received the amounts set forth below and were also reimbursed for reasonable travel and related expenses.

2020 Total Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)

Bader M. Alsaad	114,120	239,508	353,628

Mathis Cabiallavetta	124,040	239,508	363,548

Pamela Daley	139,153	239,508	378,661

Jessica P. Einhorn	115,000	239,508	354,508

William E. Ford	135,634	239,508	375,142

Fabrizio Freda	98,451	239,508	337,959

Murry S. Gerber	225,000	239,508	464,508

Margaret “Peggy” L. Johnson	124,040	239,508	363,548

Cheryl D. Mills	115,096	239,508	354,604

Gordon M. Nixon	128,811	239,508	368,319

Charles H. Robbins	98,451	239,508	337,959

Ivan G. Seidenberg(3)	64,219	–	64,219

Marco Antonio Slim Domit	123,507	239,508	363,015

Susan L. Wagner	139,019	239,508	378,527

Mark Wilson	98,577	239,508	338,085

(1)

Includes fees paid in cash and shares of common stock granted on March 31, June 30, September 30 and December 31, 2020, respectively, based on the closing market prices on such dates of $439.97, $544.09, $563.55 and $721.54, respectively, awarded at the election of the director in lieu of all or a portion of his or her annual retainers. Each of the following directors elected to receive common stock in lieu of the following amounts: Mr. Alsaad – $37,449; Mr. Cabiallavetta – $40,702; Ms. Daley – $139,153; Ms. Einhorn – $0; Mr. Ford – $135,634; Mr. Freda – $98,451; Mr. Gerber – $0; Ms. Johnson – $40,702; Ms. Mills – $0; Mr. Nixon – $128,811; Mr. Robbins – $98,451; Mr. Seidenberg – $64,219; Mr. Slim – $81,845; Ms. Wagner – $45,681; and Mr. Wilson – $31,907.

(2)

Includes the annual grants to each non-employee director of 471 deferred stock units of BlackRock with a grant date fair value of $240,000 pursuant to FASB ASC Topic 718. For complete valuation assumptions for the awards, see Note 18 to the consolidated financial statements in our 2020 Form 10-K. As of December 31, 2020, each non-employee director held the following outstanding deferred stock units: 2,166 deferred stock units for Ms. Daley; 2,046 deferred stock units for Mr. Ford; 1,770 deferred stock units for Mr. Nixon; 1,607 deferred stock units for Mr. Seidenberg; 1,551 deferred stock units for Mr. Slim; 1,506 deferred stock units for Ms. Johnson; 1,472 deferred stock units for Mr. Wilson; 1,380 deferred stock units for Mr. Gerber; 1,355 deferred stock units for each of Messrs. Cabiallavetta, Freda, Robbins and Mses. Einhorn, Mills and Wagner and 471 deferred stock units for Mr. Alsaad.

(3)	Mr. Seidenberg retired from the Board effective May 21, 2020.

46	BLACKROCK, INC. 2021 PROXY STATEMENT

Corporate Governance  |  Other Executive Officers

Other Executive Officers

In addition to Messrs. Fink and Kapito, whose biographical information is included on pages 17 and 20, respectively, the following is a list of individuals serving as executive officers of BlackRock as of the date of this Proxy Statement, each of whom also serves on BlackRock’s GEC. All of BlackRock’s executive officers serve at the discretion of the Board and CEO.

Stephen Cohen age 45

Senior Managing Director, has been Head of EMEA since April 2021. Prior to this, Mr. Cohen served as Head of EMEA iShares and Wealth and oversaw Index Investments in EMEA from 2017 to 2021 and served as Global Head of Fixed Income Indexing from 2011 to 2017. Mr. Cohen joined BlackRock in 2011 from Nomura, where he was the Global Head of Equity Linked Strategy.

Robert L. Goldstein age 47

Senior Managing Director, has been Chief Operating Officer since 2014 and has been the Head of BlackRock Solutions, which leverages the Company’s unique risk analytics capabilities and capital markets insights to deliver unbiased advice and expertise to other institutions, since 2009. He led BlackRock’s Institutional Client Business from 2012 to 2014. Mr. Goldstein has spent his entire career at BlackRock, beginning in 1994 as an analyst in the Company’s Portfolio Analytics Group.

J. Richard Kushel age 54

Senior Managing Director, has been Head of the Portfolio Management Group, which encompasses BlackRock’s Fixed Income, Fundamental Equities, Systematic Investments, Multi-Asset Strategies and Solutions and the Global Lending, Liquidity and Private Investors businesses since 2020. Prior to that, he served as the Head of Multi-Asset Strategies and Global Fixed Income from 2018 to 2020. Mr. Kushel was Chief Product Officer and Head of Strategic Product Management from 2014 to 2016, Deputy Chief Operating Officer from 2012 to 2014, Head of the Portfolio Management Group from 2010 to 2012 and Chairman of BlackRock’s International platform from 2009 to 2010. Mr. Kushel has been with BlackRock since 1991.

Rachel Lord age 55

Senior Managing Director, has been named Chair and Head of Asia Pacific, a position she will assume beginning May 2021. Prior to this, Ms. Lord served as Head of EMEA since 2017. Ms. Lord also is the Global Executive Sponsor of the Women’s Initiative Network. From 2013 to 2017, she was EMEA Head of iShares and Head of Global Clients, ETF and Index Investments. Ms. Lord joined BlackRock in November 2013 from Citigroup where she was the Global Head of Corporate Equity Derivatives.

Mark S. McCombe age 55

Senior Managing Director, has been Chief Client Officer since 2019. In addition, Mr. McCombe serves as Co-Head of Global Client Portfolio Solutions. Previously, he served as Head of Americas from 2017 to 2019, Global Head and Chairman of BlackRock Alternative Investors from 2015 to 2017, Global Head of BlackRock’s Institutional Client Business from 2014 to 2016 and Head of BlackRock’s Asia Pacific region from 2012 to 2014. Before joining BlackRock, Mr. McCombe served as Chief Executive Officer in Hong Kong for HSBC from 2010 to 2012.

Christopher J. Meade age 52

Senior Managing Director, has been Chief Legal Officer of BlackRock since 2016 and General Counsel since 2015. Before joining BlackRock in 2015, Mr. Meade was the General Counsel of the U.S. Department of the Treasury. Previously, he was a partner with the law firm of Wilmer Cutler Pickering Hale and Dorr. Earlier in his career, Mr. Meade served as a law clerk to Justice John Paul Stevens on the U.S. Supreme Court and Judge Harry T. Edwards of the U.S. Court of Appeals for the D.C. Circuit.

Manish Mehta age 50

Senior Managing Director, has been Global Head of Human Resources since 2019. Prior to this, Mr. Mehta was Global Head of Markets & Investments for ETF and Index Investments from 2016 to 2019, Head of Product & Markets for iShares from 2015 to 2016 and Chief Operating Officer for iShares from 2011 to 2015. Mr. Mehta joined BlackRock in 2009 as part of the acquisition of Barclays Global Investors, where he was Head of Strategy and Corporate Development and Chief of Staff to the CEO.

Gary S. Shedlin age 57

Senior Managing Director, has been Chief Financial Officer of BlackRock since 2013. Prior to joining BlackRock, Mr. Shedlin was Vice Chairman, Investment Banking and a Managing Director in the Financial Institutions Group at Morgan Stanley from 2010 to 2013. Prior to that, Mr. Shedlin worked at Citigroup from 2004 to 2010, where he most recently served as Chairman of the Financial Institutions Group. Previously, Mr. Shedlin served as the Co-Head of the Financial Institutions Group at Lazard Ltd.

Mark Wiedman age 50

Senior Managing Director, has been Head of International and of Corporate Strategy since 2019. From 2011 to 2019, Mr. Wiedman served as Global Head of iShares and Index Investments. Mr. Wiedman joined BlackRock in 2004 to help start what became the Financial Markets Advisory Group. Prior to joining BlackRock, he was Senior Advisor to the Under Secretary for Domestic Finance at the U.S. Treasury and a management consultant at McKinsey & Company.

BLACKROCK, INC. 2021 PROXY STATEMENT	47

Ownership of BlackRock

Common Stock

The following table includes certain information about the beneficial ownership of BlackRock’s voting securities as of March 31, 2021, by:

•	Each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock;

•	Each of BlackRock’s directors and nominees;
•	Each of the executive officers named in the 2020 Summary Compensation Table; and

•	All of BlackRock’s executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following Security Ownership Table as beneficially owned by each director and executive officer is determined under the rules of the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the Security Ownership Table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 31, 2021, through the exercise of any option, warrant or right. All fractional shares have been rounded to the nearest whole number.

48	BLACKROCK, INC. 2021 PROXY STATEMENT

Ownership of BlackRock Common Stock

As of March 31, 2021, there were [●] shares of BlackRock’s common stock outstanding.

	Amount of beneficial ownership of common stock(1)	Percent of common stock outstanding	Deferred/ Restricted Stock Units(2)	Total

The Vanguard Group, Inc.	12,137,641(3)	7.96%	–	12,137,641(3)

100 Vanguard Blvd.

Malvern, PA 19355

Bader M. Alsaad	[●]	*	[●]	[●]

Mathis Cabiallavetta(4)	[●]	*	[●]	[●]

Pamela Daley	[●]	*	[●]	[●]

Jessica P. Einhorn	[●]	*	[●]	[●]

Laurence D. Fink	[●]	*	[●]	[●]

William E. Ford	[●]	*	[●]	[●]

Fabrizio Freda	[●]	*	[●]	[●]

Murry S. Gerber	[●]	*	[●]	[●]

Robert L. Goldstein	[●]	*	[●]	[●]

Margaret “Peggy” L. Johnson	[●]	*	[●]	[●]

Robert S. Kapito(4)	[●]	*	[●]	[●]

Cheryl D. Mills	[●]	*	[●]	[●]

Gordon M. Nixon	[●]	*	[●]	[●]

Charles H. Robbins	[●]	*	[●]	[●]

Gary S. Shedlin	[●]	*	[●]	[●]

Marco Antonio Slim Domit	[●]	*	[●]	[●]

Hans E. Vestberg	[●]	*	[●]	[●]

Susan L. Wagner	[●]	*	[●]	[●]

Mark Wiedman	[●]	*	[●]	[●]

Mark Wilson	[●]	*	[●]	[●]

All directors, nominees and executive officers as a group (26 persons)(4)	[●]	[●]%	[●]	[●]

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.

(1)	Does not include unvested/unsettled RSUs and unvested stock options.

(2)	Does not include BPIP Awards.

(3)

Based on the Schedule 13G of The Vanguard Group, Inc. filed on February 10, 2021. The Vanguard Group, Inc. reported it held 0 shares with sole voting power, 236,313 shares with shared voting power, 11,496,927 shares with sole dispositive power and 640,714 shares with shared dispositive power.

(4)	Includes shares of BlackRock common stock held jointly, indirectly and/or in trust (other than shares the beneficial ownership of which has been disclaimed).

BLACKROCK, INC. 2021 PROXY STATEMENT	49

Certain Relationships and

Related Transactions

PNC and its Subsidiaries

On May 15, 2020, a subsidiary of PNC completed a secondary offering of 31,628,573 shares of the Company’s common stock, which included 823,188 shares of common stock issued upon the conversion of BlackRock’s Series B Convertible Participating Preferred Stock (“Series B Preferred Stock”) and 2,875,325 shares of common stock under the fully exercised underwriters’ option to purchase additional shares.

Also on May 15, 2020, BlackRock completed its repurchase from PNC of 2,650,857 shares of common stock pursuant to a stock repurchase agreement, between PNC and BlackRock. Additionally, William S. Demchak resigned from the BlackRock Board on May 15, 2020.

The secondary offering and the Company’s share repurchase resulted in PNC’s exit of its entire ownership position in the Company. As a result, PNC is no longer a related party.

BlackRock provides investment advisory and administration services to certain PNC subsidiaries and separate accounts for a fee based on assets under management. The amount of investment advisory and administration fees earned from PNC and its affiliates in relation to these services in 2020 totaled $2.0 million.

BlackRock provides risk management advisory and technology services to PNC’s corporate and line of business asset/liability management committees, for which it received an annual fee of $8.7 million for 2020. BlackRock also recorded revenue of $2.8 million related to non-discretionary trading services.

BlackRock incurred expenses of $3.1 million to PNC affiliates in 2020 for service fees related to certain retail and institutional clients.

Transactions between BlackRock Funds and Client Accounts and PNC and its Subsidiaries

From time to time in the ordinary course of our business, acting predominantly as agent for its clients, BlackRock effects transactions in securities and other financial assets with PNC and its subsidiaries. The amount of compensation or other value received by PNC in connection with those transactions is dependent on the capacity in which it participates in each of them, as principal or agent for other principals, and the type of security or financial asset involved. PNC may also act as the underwriter of securities purchased by BlackRock-managed funds and accounts. We principally engage in fixed income transactions with PNC. PNC (including its subsidiaries) was among one of BlackRock’s many fixed income trading counterparties in 2020. Fixed income transactions are typically not traded on a commission basis and, accordingly, the amounts earned by PNC and its subsidiaries on such transactions cannot be determined.

PNC may, from time to time in the ordinary course of business, make loans to funds or separately managed accounts or commit to make future loans on substantially the same terms as those prevailing at the time for comparable loans to third parties and may enter into caps, hedges or swaps in connection with these loans. BlackRock may be an investor in or co-investor alongside these funds and accounts. BlackRock products and client accounts also enter into a variety of other arrangements with PNC and its subsidiaries on an arm’s length basis in the ordinary course of business. Such arrangements include, but are not limited to, serving as custodian or transfer agent or providing principal protection warranties as well as book value protection and co-administration, sub-administration, fund accounting, networking, leases of office space to PNC or its subsidiaries, bank account arrangements, derivative transactions, letters of credit, securities lending, loan servicing and other administrative services for BlackRock-managed funds and accounts. In certain instances, the fees that may be incurred by BlackRock funds or other products are capped at a fixed amount. In these cases, BlackRock may be responsible for payment of fees incurred in excess of these caps and amounts would be reflected in the fees for administrative services described above. Additionally, PNC or its subsidiaries or affiliates may invest in BlackRock funds or other products or buy or sell assets to or from BlackRock funds and separate accounts.

PNC Stockholder Agreement

During 2020, BlackRock was a party to the PNC Stockholder Agreement, which governed PNC’s ownership interests in and relationship with BlackRock. The PNC Stockholder Agreement terminated upon consummation of the secondary offering because PNC’s ownership of BlackRock capital stock fell below five percent. A description of the key provisions of the PNC Stockholder Agreement, as well as the approval process for transactions (other than transactions in the ordinary course of business) with PNC, is set forth in Annex B.

50	BLACKROCK, INC. 2021 PROXY STATEMENT

Certain Relationships and Related Transactions  |  Transactions with BlackRock Directors, Executive Officers and Other Related Parties

Transactions with BlackRock Directors, Executive Officers and Other Related Parties

From time to time, certain directors, their family members and related charitable foundations may have investments in various BlackRock investment vehicles or accounts. For certain types of products and services offered by BlackRock’s subsidiaries, BlackRock directors may receive discounts that are available to our employees generally. In addition, certain of the companies or affiliates of the companies that employ BlackRock’s independent directors may have investments in various BlackRock investment vehicles or accounts or may receive advisory, technology and risk management services. These investments and services are entered into in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated customers and eligible employees.

How We Review, Approve or Ratify Transactions with Related Persons

On February 27, 2007, the Board adopted a written policy regarding related person transactions, which governs and establishes procedures for approving and ratifying related person transactions.

The policy defines a related person transaction as any transaction or arrangement in which the amount involved exceeds $120,000, where BlackRock or any of its subsidiaries is a participant and a related person has a direct or indirect material interest. For purposes of the policy, a “related person” is any person who is, or was during the last fiscal year, a BlackRock director or executive officer, or a director nominee, or any person who is a beneficial owner of more than 5% of any class of BlackRock’s voting securities, or any immediate family member of any of the foregoing persons.

Related person transactions must be approved or ratified by a majority of the members of the Governance Committee or the Board. In the event it is not practicable for BlackRock to wait for approval until the next meeting of the Governance Committee or the Board, the Chairperson of the Governance Committee may approve the transaction. In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including:

•	The related person’s relationship to BlackRock and his or her interest in the transaction;

•	The benefits to BlackRock;

•

The impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	The availability of comparable products or services that would avoid the need for a related person transaction; and

•	The terms of the transaction and the terms available to unrelated third parties or to employees generally.

BLACKROCK, INC. 2021 PROXY STATEMENT	51

Management Development

& Compensation Committee

Interlocks and Insider

Participation

The members of the Compensation Committee during 2020 were Mses. Einhorn, Johnson and Mills and Messrs. Ford (Chairperson), Nixon, Seidenberg (until May 21, 2020) and Slim. No member of the Compensation Committee was, during the fiscal year, an officer or employee, or formerly an officer or employee, of BlackRock or involved in any related person transactions requiring disclosure in this Proxy Statement.

No executive officer of BlackRock served as a:

•

Member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee of BlackRock;

•	Director of another entity, one of whose executive officers served on the Compensation Committee of BlackRock; or

•

Member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director of BlackRock.

52	BLACKROCK, INC. 2021 PROXY STATEMENT

Item 2:

Approval, in a Non-Binding

Advisory Vote, of the

Compensation for Named

Executive Officers

We are asking our shareholders to approve the compensation of our NEOs as disclosed in this Proxy Statement.

While this vote is advisory, and not binding on the Company, it will provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices. We value the opinions of our shareholders and, to the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Before You Vote

In considering your vote, we encourage shareholders to review the information on BlackRock’s compensation policies and decisions regarding our NEOs presented in the summary of our executive compensation practices on page 79, as well as our “Compensation Discussion and Analysis” beginning on page 55.

Our pay-for-performance compensation philosophy is structured to align management’s interests with our shareholders’ interests. A significant portion of total compensation for executives is closely linked to BlackRock’s financial and operational performance as well as BlackRock’s common stock price performance. BlackRock has adopted strong governance practices for its employment and compensation programs. Compensation programs are reviewed annually to ensure that they do not promote excessive risk-taking.

Board Recommendation

BLACKROCK, INC. 2021 PROXY STATEMENT	53

Management Development

& Compensation Committee

Report

Management Development & Compensation Committee Report on Executive Compensation for Fiscal Year 2020

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

MEMBERS OF THE MANAGEMENT DEVELOPMENT & COMPENSATION COMMITTEE

William E. Ford, Chair

Jessica P. Einhorn

Margaret “Peggy” L. Johnson

Cheryl D. Mills

Gordon M. Nixon

Marco Antonio Slim Domit

54	BLACKROCK, INC. 2021 PROXY STATEMENT

Executive Compensation

Compensation Discussion and Analysis

BlackRock’s executive compensation program is designed to align management incentives with the long-term interests of our stakeholders. Our total annual compensation structure embodies our commitment to align pay with performance. This Compensation Discussion and Analysis provides shareholders with information about BlackRock’s business and 2020 financial performance, our disciplined compensation approach and 2020 compensation decisions for our NEOs, listed below.

Laurence D. Fink	Robert S. Kapito	Robert L. Goldstein Chief Operating Officer	Mark Wiedman	Gary S. Shedlin
Chairman and Chief Executive Officer	President		Head of International and of Corporate Strategy	Chief Financial Officer

BLACKROCK, INC. 2021 PROXY STATEMENT	55

Compensation Discussion and Analysis  |  1. Introduction

1.

Introduction

Shareholder Engagement on Executive Compensation

Our Board recognizes the importance of executive compensation decisions to our stakeholders. The annual say-on-pay advisory vote provides our shareholders with the opportunity to:

•	Evaluate our executive compensation philosophy, policies and practices;

•	Evaluate the alignment of the compensation of BlackRock’s NEOs with BlackRock’s results; and

•	Cast an advisory vote to approve the compensation of BlackRock’s NEOs.

At the 2020 Annual Meeting of Shareholders, the say-on-pay advisory vote received significant support, with approximately 94% of the votes cast in favor of our executive compensation policies, practices and determinations. Our Board encourages an open and constructive dialogue with shareholders on compensation to ensure alignment on policies and practices.

In advance of this year’s Annual Meeting, we targeted stewardship officers at BlackRock’s 50 largest shareholders, representing 69% of our total outstanding shares, to discuss corporate governance, executive compensation and sustainability topics outside of the proxy season. Shareholders who provided feedback generally reported that executive compensation at BlackRock was reasonable and well-aligned to performance. No consistent or prevalent concerns were raised from our engagements.

BlackRock Shareholder Value Framework

BlackRock is committed to delivering long-term shareholder value. While our financial results can be affected by global capital market conditions that are beyond our control, management has the ability to influence key drivers of shareholder value.

As described below, BlackRock’s framework for long-term value creation is based on our ability to:

•	Generate differentiated organic growth;

•	Leverage our scale for the benefit of stakeholders; and

•	Return capital to shareholders on a consistent and predictable basis.

BlackRock’s commitment to delivering shareholder value is aligned with the way we manage our business. By putting clients’ interests first and delivering investment, portfolio construction and technology solutions to help meet their objectives, we are able to grow our business by adding new AUM and increasing technology services revenue, resulting in Organic Revenue growth.(1)

BlackRock’s scale is one of the firm’s key strategic advantages and is an important driver of operating leverage that benefits clients, shareholders, employees and the communities in which we operate. We take advantage of scale in numerous areas of our business including our index-based and cash investment strategies, brand spend, technology platform, including our Aladdin business, and our external vendor relationships.

In addition to leveraging our scale, investing for the long-term is a key element of our strategy. Our diversified platform, in terms of styles, products, client types and geographies, has enabled us to generate stable cash flow through market cycles and positions BlackRock to consistently invest for future growth and return capital to our shareholders. For more details, refer to “Business Outlook” on page 34 of our 2020 Form 10-K.

(1)

Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.

56	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  2020 Financial Performance

2020 Financial Performance(1)

BlackRock’s 2020 results reflect our differentiated ability to deliver global insights, strategic advice and comprehensive solutions to our clients in a challenging market environment. We generated $391 billion of total net inflows for the full year, representing 5% organic asset growth and 7% organic base fee growth. We delivered revenue, operating income and earnings growth, expanded our margin and returned $3.8 billion to shareholders. Despite a volatile market environment and uncertain economic backdrop, BlackRock continued to invest in our business to serve all our stakeholders, drive long-term growth and lead the evolution of the asset management industry. Long-term investment performance results across our alpha-seeking and index strategies as of December 31, 2020 remain strong and are detailed in Part I, Item 1 – Business of our 2020 Form 10-K.

Differentiated Organic Growth

BlackRock generated 5% organic asset growth and 7% organic base fee growth in 2020

•	Total net inflows of $391 billion, positive across all client channels, asset classes and regions, represented organic asset growth of 5%, compared to Traditional Peers(2) who generated, on average, -4% organic asset decay;

•	Technology services revenue grew 17% year-over-year, partially driven by the acquisition of eFront in May 2019, and eclipsed $1 billion in annual revenue; and

•	Total revenue increased 11% from 2019 to $16,205 million.

Operating Leverage

BlackRock improved its Operating Margin, as adjusted, by 120 bps to 44.9% in 2020

•	Our 2020 operating margin, as adjusted, reflected a strategic commitment to investing for the long-term and benefited from record performance fees and securities lending revenue during the year and a lower level of “core” G&A expense than anticipated; and

•	Operating income, as adjusted, of $6,284 million was up 13% from 2019.

Consistent Capital Return

BlackRock returned $3.8 billion to shareholders in 2020

•	Annual dividend of $14.52 per share reflected an increase of 10% from $13.20 in 2019; and

•	$1.5 billion of shares were repurchased during 2020, including $1.1 billion as part of PNC’s successful sale of its entire 22% ownership position, resulting in a net reduction of 3.4 million shares.

Earnings Per Share Growth

BlackRock grew diluted earnings per share, as adjusted, by 19% to $33.82 in 2020

•	Robust organic growth, operating margin expansion, consistent share repurchases and higher non-operating income drove a 19% increase in earnings per share.

(1)	Amounts in this section, where noted, are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.
(2)	Traditional Peers refers to public company asset managers: Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

BLACKROCK, INC. 2021 PROXY STATEMENT	57

Compensation Discussion and Analysis  |  Our Compensation Framework

Our Compensation Framework

Our annual total compensation program for NEOs includes base salary, annual incentive awards (cash and deferred equity) and long-term performance-based incentive awards.

Pay and Performance Alignment for NEOs – Total Incentive Award Determination

Under the NEO total incentive award determination framework, the Compensation Committee assesses each NEO’s performance individually, based on three categories outlined below. Each category is assigned a weighting factor, with 50% of the award opportunity dependent on BlackRock’s achievement of financial performance goals, 30% dependent on BlackRock’s progress towards meeting our strategic objectives as measured by our business strength and 20% dependent on BlackRock’s progress towards meeting its organizational priorities. Our commitment to sustainability is incorporated within our Business Strength and Organizational Strength objectives. In the “2020 NEO Compensation and Performance Summaries” section, performance objectives and outcomes related to ESG are noted for each NEO with an ..

At the beginning of the year, the Compensation Committee and management engage in a rigorous review and approval of objectives for the CEO, President and other NEOs. The objectives reinforce BlackRock’s shareholder value framework and commitment to serving client needs holistically and through market cycles. Throughout the year, the Compensation Committee receives updates on the Company’s performance against these goals and objectives. At the end of the year, the Compensation Committee assesses each NEO’s performance against these objectives, while considering internal performance measures and peer group comparisons.

The Compensation Committee’s performance assessment directly impacts each NEO’s total incentive award, which includes all variable pay including an annual cash award, deferred equity award and long-term equity award. Based on the Compensation Committee’s performance assessment, total incentive awards can range from 0% to 125% of the prior year’s total incentive pay.

Once the total incentive award is determined, the Compensation Committee determines the appropriate mix between cash, deferred equity and long-term equity. For all NEOs, at least half of their total incentive award is delivered through equity. Additionally, for Messrs. Fink and Kapito, at least half of their equity awards are delivered through the BPIP Awards, which are also contingent on future financial performance rather than solely time-based vesting.

Each NEO, through their various roles and responsibilities, contributes to the firm-wide objectives summarized below. For the NEO performance assessments, please refer to the section “2020 NEO Compensation and Performance Summaries” on page 68.

(1)	For reconciliation with GAAP, please see Annex A.

(2)	Total annual incentive includes the NEO’s annual cash award, deferred equity award and long-term equity award.

(3)	2020 total incentive compensation is calculated using 2019 total incentive outcome multiplied by applicable performance incentive percentage.

58	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  NEO Total Annual Compensation Summary

NEO Total Annual Compensation Summary

Following a review of full-year business and individual NEO performance, the Compensation Committee determined 2020 total annual compensation outcomes for each NEO, as outlined in the table below.

		2020 Total Incentive Award

Name	Base Salary	Cash	Deferred Equity	Long-Term Incentive Award (BPIP)	Total Annual Compensation (TAC)	% change in TAC vs. 2019	Performance Assessment

Laurence D. Fink	$1,500,000	$9,500,000	$3,950,000	$14,900,000	$29,850,000	18%	Far Exceeds

Robert S. Kapito	$1,250,000	$8,250,000	$3,937,500	$11,187,500	$24,625,000	23%	Far Exceeds

Robert L. Goldstein	$500,000	$3,175,000	$2,325,000	$5,750,000	$11,750,000	19%	Far Exceeds

Mark Wiedman	$500,000	$2,675,000	$1,725,000	$5,600,000	$10,500,000	24%	Far Exceeds

Gary S. Shedlin	$500,000	$2,800,000	$1,850,000	$3,350,000	$8,500,000	18%	Far Exceeds

The amounts listed above as “2020 Total Incentive Award: Deferred Equity” and “2020 Total Incentive Award: Long-Term Incentive Award (BPIP)” were granted in January 2021 in the form of equity and are in addition to cash award amounts listed above as “2020 Total Incentive Award: Cash.” In conformance with SEC requirements, the 2020 Summary Compensation Table on page 82 reports equity in the year granted, but cash in the year earned.

Pay-for-Performance Compensation Structure for NEOs

Our total annual compensation structure embodies our commitment to align pay with performance. More than 90% of our regular annual executive compensation is performance based and “at risk.” Compensation mix percentages shown below are based on 2020 year-end compensation decisions for individual NEOs by the Compensation Committee.

(1)

All grants of BlackRock equity, including the portion of the annual incentive awards granted in RSUs and the portion granted under the BPIP Awards, are approved for each NEO by the Compensation Committee under the Stock Plan, which has been previously approved by shareholders. The Stock Plan allows for multiple types of awards to be granted.

(2)

The value of the 2020 BPIP Awards and the value of the annual incentive deferred equity awards were converted into RSUs by dividing the award value by $739.22, which represented the average of the high and low prices per share of common stock of BlackRock on January 15, 2021.

(3)	For NEOs other than the CEO and President, higher annual incentive awards are subject to higher deferral percentages, in accordance with the Company-wide deferral policy, as detailed on page 61.

BLACKROCK, INC. 2021 PROXY STATEMENT	59

Compensation Discussion and Analysis  |  Pay-for-Performance – Chairman and CEO

Pay-for-Performance – Chairman and CEO

The graph below reflects BlackRock’s financial growth as well as CEO total compensation decisions during the period from 2011 to 2020. We strive to keep pay decisions aligned with performance.

Pay-for-Performance – Other NEOs

We strive to keep pay decisions aligned with performance. Our rigorous assessment and pay determination process has resulted in disciplined pay levels that have been outpaced by financial and market value growth over time, as demonstrated by CEO pay in the chart above. The average year-over-year total compensation growth for the CEO and the President was +3%, since 2011. The average year-over-year total compensation growth for the other NEOs (excluding the CEO and the President) was +4% since 2011. The year-to-year decisions have been made to align compensation with annual performance and our talent strategy.

60	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  2. Our Compensation Program

2.

Our Compensation Program

Compensation Program Objectives

Our compensation program is designed to:

•	Appropriately allocate BlackRock’s profitability between shareholders and employees;

•	Determine overall compensation based on a combination of firm, business area and individual employee performance;

•

Align the interests of our senior-level employees, including NEOs, with those of shareholders through the use of long-term performance-based equity awards and accumulation of meaningful share ownership positions;

•	Discourage excessive risk-taking; and

•	Attract, motivate and retain high-performing employees.

Compensation Elements

Element/How it is Paid	Purpose	Description
Base Salary Cash	To provide competitive fixed compensation based on knowledge, skills, experience and responsibilities.

Base salary is a relatively small portion of total annual compensation for NEOs and other senior-level employees; this approach allows BlackRock to effectively manage its fixed expenses.

Base salary levels are reviewed periodically in light of market practices and changes in responsibilities.

Annual Incentive Award

Cash and Deferred Equity

(Time-vested RSUs)

Terms:

The deferred equity portion of the annual incentive award is converted into a fixed number of RSUs using a conversion price.(1)

The deferred equity portion of the annual incentive award vests in equal installments over the three years following grant.

Dividend equivalents accumulate during the vesting period and are paid following delivery of shares.

Expense is recognized over the vesting period.

To reward achievement of goals and objectives.

Aligns with Company-wide performance and business unit / function performance.

Deferred equity component aligns compensation with multi-year shareholder outcomes.

Annual incentive award determinations are based on assessment of performance against three categories: financial, business strength and organizational strength, weighted 50%, 30% and 20% respectively. Each category has pre-identified objectives, which in turn are relative to budget/expectations, prior achievement or peer comparisons. A variety of factors are considered to determine the size of the CEO, President and other NEOs’ annual incentive awards. The Compensation Committee considers absolute and/or relative performance outcomes against Company, business and individual NEO goals and objectives, as well as the context in which they were achieved. These goals and objectives are set in the first quarter of each year and performance against them is assessed at year-end. See “Compensation Determination Process” beginning on page 65.

For Messrs. Fink and Kapito, the Compensation Committee determines the appropriate pay mix between cash and equity for their annual incentive awards. For the other NEOs, annual incentive awards are subject to deferral percentages in accordance with the Company-wide deferral policy. Deferral amounts follow a step-function approach, starting at 15% of the total award and increasing to 70% of the total award for the portion of the bonus in excess of $10 million.

(1)

For 2020 deferred equity, the award value was converted into a number of RSUs by dividing the award value by $739.22, which represented the average of the high and low prices per share of common stock of BlackRock on January 15, 2021.

BLACKROCK, INC. 2021 PROXY STATEMENT	61

Compensation Discussion and Analysis  |  Compensation Elements

Element/How it is Paid	Purpose	Description

Long-Term Incentive Award

BlackRock Performance

Incentive Plan (BPIP)

(Performance-Based RSUs)

Terms:

The target BPIP Award value is converted into a base number of RSUs using a conversion price.(1)

The final number of RSUs delivered at settlement is variable based on certain financial metrics achieved over a three-year performance period.

Dividend equivalents accumulate during the performance period and are paid in cash after the performance period with respect to the number of shares that are delivered in settlement of the award.

Expense, based on the expected number of awards to be delivered, is recognized over the vesting period.

To recognize the scope of an individual employee’s role, business expertise and leadership skills.

To recognize prior year performance and anticipate continued performance and long-term focus over a multi-year period.

Aligns the interests of senior-level employees with those of shareholders by aligning compensation with long-term drivers of shareholder value.

The Compensation Committee considers the role and influence of the NEO on setting long-term strategy and in executing long-term objectives in determining individual award amounts, although no specific formulas or weights are used to determine the size of a long-term incentive award. See “Compensation Determination Process” beginning on page 65.

The performance-based RSUs are settled in a number of shares of common stock that is determined based on attainment of pre-established Organic Revenue growth and Operating Margin, as adjusted, targets over a three-year performance period.

The maximum number of shares that may be earned under the program is equal to 165% of the base number of RSUs granted. No shares will be earned in the event of negative Organic Revenue growth and Operating Margin, as adjusted, below a threshold level of performance over a three-year performance period. More details on the 2020 BPIP Awards are provided below.

(1)

For 2020 BPIP Awards, the award value was converted into a base number of RSUs by dividing the award value by $739.22, which represented the average of the high and low prices per share of BlackRock common stock on January 15, 2021.

BlackRock Performance Incentive Plan (BPIP)

BlackRock believes in aligning the interests of our senior-level employees, including our NEOs, with those of our shareholders and in closely aligning compensation with long-term performance. BPIP was designed to further align compensation with BlackRock’s framework for long-term shareholder value creation. A portion of each NEO’s incentive compensation for 2020 was provided in the form of a BPIP Award granted in January 2021. In addition to recognizing an NEO’s performance in the prior year, the BPIP Awards are intended to promote a focus on driving increased performance over a multi-year period. BlackRock is focused on balancing investment to optimize Organic Revenue growth in the most efficient way possible.

Each year, the Compensation Committee approves the BPIP Awards and Award Determination Matrix, following a comprehensive review of future performance goals and expectations, potential pay outcomes for employees, shareholder input and market trends. BPIP Awards are granted in the form of RSUs that vest after three years. The number of shares vesting under BPIP is based on attainment of specified levels of Organic Revenue growth and Operating Margin, as adjusted, over the three-year performance period. Awards are settled in the form of common stock.

The 2020 BPIP Award Determination Matrix (performance period beginning January 1, 2021, and ending on December 31, 2023) is outlined below. Additionally, we have included the actual performance and payout for the 2017 BPIP Award, which vested on January 31, 2021 (performance period began January 1, 2018, and ended on December 31, 2020).

62	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  BlackRock Performance Incentive Plan (BPIP)

BPIP Financial Metrics

BPIP is tied to two key drivers of shareholder value – Organic Revenue growth and Operating Margin, as adjusted, over a three-year performance period – that are directly influenced by BlackRock’s senior-level employees across market cycles.

•   Organic Revenue growth is a measure of the expected annual revenue impact of BlackRock’s total net new business in a given year, including net new technology services revenue, excluding the effect of market appreciation/(depreciation) and foreign exchange. Organic Revenue is not directly correlated with the actual revenue earned in a given year.

•   Operating Margin, as adjusted, is a measure of BlackRock’s ability to efficiently manage our expense base in the context of the revenue we generate.

2020 BPIP Award Determination Matrix

Performance Period (2021-2023)

For the 2020 BPIP Awards granted in January 2021, the number of shares that a recipient ultimately receives upon settlement will be equal to the base number of RSUs granted, multiplied by a percentage determined in accordance with the 2020 BPIP Award Determination Matrix below. The percentage will be determined by BlackRock’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the three-year performance period; performance between two adjacent points on the matrix will be interpolated.

A summary version of the matrix for the 2020 BPIP Awards granted in January 2021 is shown below.

	3-yr Average Annual Organic Revenue growth ($ million)

3-yr Average Annual Operating Margin, as Adjusted	<=0	475	675	875	>=1,075

>=50.5%	100%	123%	133%	149%	165%

48.5%	83%	112%	122%	138%	154%

46.5%	67%	101%	111%	127%	143%

44.5%	50%	85%	100%	116%	133%	Target Level

42.5%	33%	69%	83%	105%	122%

40.5%	17%	52%	67%	92%	111%

<=38.5%	0%	35%	50%	75%	100%

If Target Level performance is achieved (i.e., during the three-year performance period following grant, average annual Organic Revenue growth equals $675 million and average annual Operating Margin, as adjusted, equals 44.5%), then a participant will receive a number of shares equal to 100% of the base number of units granted to the participant.

If during the three-year performance period following grant, BlackRock has zero or negative average annual Organic Revenue growth and average annual Operating Margin, as adjusted, of 38.5% or less, then the participant will not be entitled to any shares under his or her 2020 BPIP Award.

If maximum level performance is achieved, then a participant will receive the maximum number of shares (meaning that during the three-year performance period following grant, BlackRock delivered average annual Organic Revenue growth equal to or greater than $1,075 million and an average annual Operating Margin, as adjusted, equal to or greater than 50.5%). The maximum number of shares a participant may receive under BPIP equals 165% of the base number of units.

BLACKROCK, INC. 2021 PROXY STATEMENT	63

Compensation Discussion and Analysis  |  BlackRock Performance Incentive Plan (BPIP)

2017 BPIP Award: Actual Performance and Payout

Performance Period (2018-2020)

For the 2017 BPIP Awards granted in January 2018 as part of 2017 NEO incentive compensation, the number of shares that a recipient received upon settlement was equal to the base number of RSUs granted, multiplied by 102.4%, which was determined in accordance with the 2017 BPIP Award Determination Matrix. The percentage was determined by BlackRock’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the January 1, 2018 to December 31, 2020 performance period.

BlackRock achieved above Target Level results in the 2018-2020 performance cycle, with three-year average annual Organic Revenue growth of $547 million and Operating Margin, as adjusted, of 44.3%. This resulted in the recipients’ award units settling at 102.4% of the base number of units granted.

Actual Payout – Example

BPIP Award Value	$1 million
For Performance Year 2017 and in anticipation of continued performance and long-term focus over a multi-year period

Conversion Price	$566.44
The average of the high and low prices per share of common stock of BlackRock on January 16, 2018 (the grant date)

Base number of units granted	1,765
Determined by dividing the dollar value of the recipient’s award by the conversion price	($1,000,000 / $566.44)

Actual Performance Results(1)	$547 million

Jan 1, 2018 to Dec 31, 2020 (three-year) average Organic Revenue growth	(above Target Level of $500 million)

Jan 1, 2018 to Dec 31, 2020 (three-year) average Operating Margin, as adjusted	44.3%
(below Target Level of 44.5%)

Resulting Award Payout (%)	102.4%
Based on Award Determination Matrix

Resulting Award Payout (Number of units)	1,807

Base number of units granted x Award Payout (%)	(1,765 x 102.4%)

(1)	For further details on the 2017 BPIP Awards granted in January 2018, including the full Award Determination Matrix, please refer to page 54 of BlackRock’s 2018 Proxy Statement.

64	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  3. Compensation Determination Process

3.

Compensation

Determination Process

Compensation Timeline and Process

The Compensation Committee structures the timing and process for determining individual NEO compensation so that compensation is appropriately aligned with the financial performance of BlackRock. This also ensures recognition of individual NEO leadership and operating contributions toward achieving our overall strategic priorities.

REVIEW

January – March

- Review annual budget and operating goals.
- **Engage with management in a rigorous review to approve annual objectives for the CEO, President and other NEOs, which include financial performance, business strength and organizational strength objectives.**
- Determine BPIP award determination matrix for new three-year performance cycle.

EVALUATE

March – December

- Review year-to-date financial performance relative to peers, goals and market context.
- Review progress toward business strength and organizational strength objectives.
- Review overall compensation structure, market compensation trends and other intelligence, including Compensation Consultant reports.
- **Assess CEO, President and other NEOs' performance based on financial performance (50%), business strengths (30%) and organizational strengths (20%).**

APPROVE

January of the following year

- Review year-end financial and operating performance, with reference to goals, peers and market context.
- **Determine and approve total incentive award amounts (0–125% of total incentive from the previous year) for the CEO, President and other NEOs based on performance assessment.**
- Ensure compensation outcomes reflect a commitment to aligning pay with performance, and to awarding pay packages that are performance-based and "at risk".

Competitive Pay Positioning – Market Data

BlackRock engages McLagan Partners (“McLagan”), a compensation consultant that specializes in conducting proprietary compensation surveys and interpreting compensation trends. The Company used McLagan surveys to evaluate its competitive position overall, including by functional business and by title, and make comparisons on an individual NEO basis, where survey data was available and appropriate.

Survey results were analyzed to account for differences in the scale and scope between BlackRock and other survey participants.

Survey participants include both stand-alone, publicly traded asset management companies as well as a broader set of privately held or subsidiary asset management organizations for which publicly available compensation data is not available. Confidentiality obligations to McLagan and to its survey participants prevent BlackRock from disclosing the companies included in the surveys.

BLACKROCK, INC. 2021 PROXY STATEMENT	65

Compensation Discussion and Analysis  |  Competitive Pay Positioning – Market Data

The Compensation Committee reviews market data to understand compensation practices and trends in the broader marketplace. Individual NEO compensation decisions are primarily based on assessments of individual NEO and Company performance.

Role of the Compensation Consultant

In 2020, the Compensation Committee continued to engage Semler Brossy for objective advice on compensation practices and the competitive landscape for the compensation of BlackRock’s executive officers.

Semler Brossy reports directly to the Compensation Committee and interacts with BlackRock management when necessary and appropriate. Semler Brossy provides services only to the Compensation Committee as an independent consultant and does not have any other consulting engagements with, or provide any other services to, BlackRock. The independence of Semler Brossy has been assessed according to factors stipulated by the SEC and the Compensation Committee concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Compensation Committee.

A representative from Semler Brossy met with the Compensation Committee in formal Committee meetings and at key points throughout the year to provide objective advice to the Compensation Committee on existing and emerging compensation practices among financial services companies, as well as companies in the asset management sector. The representative from Semler Brossy also meets with the Compensation Committee in executive sessions throughout the year to discuss compensation practices and industry pay trends.

Peer Group Composition

The Compensation Committee, with assistance from Semler Brossy, reviews the composition of our peer group to ensure the group continues to serve as an appropriate market reference for executive compensation purposes. In the fall of 2020, the Compensation Committee determined that the peer group should be updated to more closely reflect the current scale and breadth of our business.

In reaching its decision to revise the peer group, the Compensation Committee reviewed the results of a screening process for identifying companies that are in our industry or have similar lines of business, are competitors for our executive talent, are large, complex organizations with global reach and/or are similarly sized from a revenue and market capitalization perspective. The Compensation Committee approved the updates to the peer group shown below, which reflect the addition of relevant companies identified through the screening process and the removal of certain companies that were determined to no longer be appropriate peers relative to BlackRock’s scale, global reach and product breadth.

•

Industry Fit: Given BlackRock’s diversified lines of business, the Compensation Committee broadened its industry review (beyond traditional asset management) to consider diversified financial and technology companies

–	Diversified Financials – the Compensation Committee considered Capital Markets and Consumer Finance companies that provide whole-portfolio solutions through a global and diverse investment platform

–

Technology Services – the Compensation Committee considered Software & Services industry companies offering global IT service platforms, given BlackRock’s global technology services platform supporting risk and investment solutions

•

Size and Global Reach: Given BlackRock’s growth, the Compensation Committee considered companies reflecting comparative size metrics to BlackRock, including revenue (0.5x to 3x revenue) and market capitalization (above $10 billion)

2020 PEER GROUP

66	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  Role of the Compensation Consultant

As previously noted, the McLagan analyses, which include both publicly traded companies as well as private companies in a variety of industries and sectors, offer additional comparisons through which BlackRock can understand the competitiveness of its executive compensation programs overall, by functional business and by title/individual. Semler Brossy independently reviewed the results and the companies included in the McLagan analyses. BlackRock does not engage in formal benchmarking in setting executive compensation levels.

Risk Assessment of Compensation Plans

Our employee compensation programs are structured to discourage excessive and unnecessary risk-taking. The Board recognizes that potential risks to BlackRock may be inherent in employee compensation programs. The Compensation Committee periodically reviews BlackRock’s employee compensation programs to ensure that they are structured so as not to unintentionally promote excessive risk-taking. As a result of these periodic reviews, we believe that our employee compensation programs are appropriately structured and do not pose risks that are reasonably likely to have a materially adverse effect on BlackRock.

The Compensation Committee considers the following when evaluating whether employee compensation programs encourage BlackRock employees to take unreasonable risks:

•	Performance goals that are reasonable in light of past performance and market conditions;

•	Longer-term expectations for earnings and growth;

•	The base salary component of compensation does not encourage risk-taking because it is a fixed amount;

•	A greater portion of annual compensation is deferred at higher annual incentive award levels;

•	Deferred compensation is delivered in the form of equity, vests over time, and the value is therefore dependent on the future performance of BlackRock; and

•	BlackRock’s Clawback Policy and stock ownership guidelines.

Essential to the success of BlackRock’s business model is the ability to both understand and manage risk. These fundamentals are inherent in the design of our employee compensation programs, which reward employees for strong performance in their management of client assets and in managing risk within the risk profiles appropriate to each BlackRock client. As such, employees are not rewarded for engaging in high-risk transactions outside of established parameters.

Our compensation practices reinforce the fundamentals of BlackRock’s business model in that they:

•	Do not provide undue incentives for short-term planning or action toward short-term financial rewards;

•	Do not reward unreasonable risk-taking; and

•	Provide a reasonable balance between the risks that are inherent in the business of investment management, risk management and advisory services.

The Company’s operating income, as adjusted, on which compensation is primarily based, does not include net investment income or gains/losses on BlackRock’s seed or co-investments. While BlackRock may make seed or co-investments in its various funds alongside clients, it does not engage in proprietary trading.

BLACKROCK, INC. 2021 PROXY STATEMENT	67

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

4.

2020 NEO Compensation

and Performance Summaries

Linking Pay and Performance

Here we provide the 2020 NEO performance assessments and total incentive award decisions

As outlined in “Our Compensation Framework” on page 58, the Compensation Committee assesses each NEO’s performance against financial performance objectives (50%), business strength objectives (30%) and organizational strength objectives (20%).

Our commitment to sustainability is incorporated within our Business Strength and Organizational Strength objectives. In this section, performance objectives and outcomes related to ESG are noted for each NEO with an ..

The performance assessments have a direct link to the total incentive outcome (annual discretionary cash award, annual discretionary deferred equity award, and long-term equity awards) for each NEO.

68	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Laurence D. Fink Chairman and CEO	2020 Compensation

Responsibilities:

Mr. Fink guides and oversees BlackRock’s long-term strategic direction to deliver value for clients and shareholders.

He is responsible for senior leadership development and succession planning, defining and reinforcing BlackRock’s mission and culture, and engaging with key strategic clients, industry leaders, regulators and policy makers.

	(Thousands)
	Base Salary	$1,500
	Annual Incentive Award - Cash	$9,500
	Annual Incentive Award - Equity	$3,950
	Long-Term Incentive Award	$14,900
	Total Annual Compensation	$29,850

Overall Assessment: Far Exceeds Expectations

Mr. Fink successfully led BlackRock through a challenging environment in 2020, focusing the firm on strategic priorities, providing thought leadership, investment insights and risk management tools to our clients, and prioritizing the well-being of BlackRock employees and the firm’s culture. Mr. Fink drove the firm and surrounding ecosystem around sustainability and climate risk as investment risk and helped communities through philanthropic efforts. The culmination of these efforts delivered value for shareholders.

Overall, the Compensation Committee’s assessment of Mr. Fink’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the Compensation Committee set Mr. Fink’s 2020 total compensation at $29.85 million, up 18% from 2019.

Compensation Scorecard

Performance Category	Performance Highlights			Assessment
Financial Performance

•   Drove strong performance globally across investment solutions (all asset classes, investment styles and regions) and technology services, resulting in full-year revenue growth of 11% and operating income growth of 13%, compared to 2019.

•   Generated annual net inflows of $391 billion, representing 5% organic asset growth and 7% organic base fee growth that exceeded the growth rates of our competitors.

•   Led the firm’s ability to invest through volatile markets, while expanding full-year operating margin and returning $3.8 billion of capital to shareholders.

•   Continued to generate differentiated organic growth and financial results, leading to significant stock price outperformance and P/E multiple premium versus Traditional Peers.

				Far Exceeds Expectations
	Measures	BlackRock Performance
		2019	2020
	Net New Base Fee Growth	5%	7%
	Operating Income, as adjusted(1) ($ million)	$5,551	$6,284
	Operating Margin, as adjusted(1)	43.7%	44.9%
	Diluted Earnings Per Share, as adjusted(1)	$28.48	$33.82

	Share Price Data	BlackRock	Traditional Peers(2) Average

	NTM P/E Multiple(3)	20.6x	10.1x
	% Change in Share Price vs. Prior Year	+44%	+10%

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

(2)	Traditional Peers refers to Alliance Bernstein, Affiliated Managers Group, Franklin Resources, Invesco and T. Rowe Price.

(3)	NTM P/E multiple refers to the Company’s share price as of December 31, 2020, divided by the consensus estimate of the Company’s expected earnings over the next 12 months. Sourced from FactSet.

BLACKROCK, INC. 2021 PROXY STATEMENT	69

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment

Business Strength

Deliver for clients

•   In partnership with Mr. Kapito, drove exceptional long-term investment performance across BlackRock’s active platform, delivering over $30 billion of alpha for clients in 2020 as over 85% of fundamental active equity, systematic active equity and taxable fixed income assets performed above their respective benchmarks or peer medians for the trailing five-year period.

•   Continued to offer clients expanded ETF investment options, resulting in $185 billion of inflows across iShares and $89 billion of the net inflows in Fixed Income iShares.

•   Raised a record $25 billion of client capital in 2020, across infrastructure, private equity solutions, private credit and the final close of BlackRock’s innovative direct private equity Long Term Private Capital strategy.

•   Personally served as a thought leader for BlackRock’s clients and shareholders during increased levels of uncertainty in the market, engaging in more than 400 client meetings and external events with institutions, governments and central banks around the world.

•   Led firmwide sustainability commitments which strengthened BlackRock’s ability to serve clients with sustainability research, investment solutions and technology, and in turn generated $68 billion of net inflows in sustainable strategies in 2020, representing over 60% organic growth.

•   Emphasized the importance of providing clients with enhanced sustainability data across their portfolios, achieving 100% ESG integration of over 5,600 active and advisory strategies, with all publicly available active strategies featuring integration statements on the BlackRock website.

Far Exceeds Expectations

Evolve how we serve clients

•   Continued to invest for long-term growth, highlighted by the acquisition of Aperio, a pioneer in customizing tax-optimized index equity separately managed accounts, to enhance our wealth platform and provide whole-portfolio solutions to ultra-high net worth advisors.

•   Continued to expand BlackRock’s presence in new markets, with a focus on deepening our presence in China.

•   Oversaw launch of Aladdin Climate to help investors better assess both the physical risk of climate change and the transition risk to a low-carbon economy on their portfolios.

Lead in a changing world

•   Led the firm’s response to the pandemic and volatile markets, engaging with the Board on their impact to the firm’s strategy and bolstering the connectivity across the Global Executive Committee through more frequent meetings and collaborative efforts to meet client needs.

•   Focused on how to advance racial equity through public policy and legislative outcomes where we operate.

•   Established The BlackRock Foundation to augment our efforts to promote a more inclusive and sustainable economy.

•   Underlined the importance of enhancing sustainability in stewardship, partnering with leaders to map the firm’s engagement priorities to specific UN Sustainable Development Goals and publishing the firm’s SASB and TCFD disclosures.

70	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment

Organizational Strength

Attract and inspire talent

•   Drove increased senior leader accountability of talent and succession, with more rigorous Talent Bench Reviews and the roll-out of sponsorship programs for underrepresented talent.

•   Elevated Sandra Boss, Global Head of Investment Stewardship, Sudhir Nair, Global Head of the Aladdin business, and Martin Small, Head of BlackRock’s U.S. Wealth Advisory business, to the Global Executive Committee.

•   Continued to progress CEO and President succession discussions with the Board.

Far Exceeds Expectations

Inclusion and diversity

•   Oversaw progress toward our senior women leadership target of 30%, increasing 80 basis points from 2019 to 29.7% representation in senior roles at the end of 2020.

•   Hired female leaders into strategic areas for the firm, including Sandra Boss as Global Head of Investment Stewardship and Michelle Gadsden-Williams as Global Head of Diversity, Equity and Inclusion.

•   Built a strong pipeline of future talent through the most diverse Graduate Analyst Program class yet, with 58% female representation globally and 29% Black and Latinx representation in the U.S.

Purpose and culture

•   Despite the challenging environment, emphasized the importance of culture globally, as evidenced by the 2020 Employee Opinion Survey results, with 91% of employees proud to work at BlackRock and over 80% feeling that BlackRock is invested in their well-being.

•   Prioritized the health and safety of employees during the pandemic, providing COVID-19 testing globally, free telemedicine options and additional support for families.

BLACKROCK, INC. 2021 PROXY STATEMENT	71

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Robert S. Kapito President	2020 Compensation

Responsibilities:

Mr. Kapito is responsible for executing BlackRock’s strategic plans and overseeing the global business operations of the Company.

He ensures connectivity and coordination of operating processes across all groups in the organization, in part through his leadership, along with Mr. Goldstein, of the Global Operating Committee.

He is also responsible for spearheading initiatives to drive investment performance and the results within each of BlackRock’s businesses.

	(Thousands)
	Base Salary	$1,250
	Annual Incentive Award - Cash	$8,250
	Annual Incentive Award - Equity	$3,938
	Long-Term Incentive Award	$11,188
	Total Annual Compensation	$24,625

Overall Assessment: Far Exceeds Expectations

In 2020, Mr. Kapito led the firm’s exceptional long-term investment performance for clients, while partnering with senior leaders to ensure operational resilience during the pandemic. Mr. Kapito also led a renewed focus on organizational strength at the firm, personally engaging with employees globally to lead a purpose driven culture.

Overall, the Compensation Committee’s assessment of Mr. Kapito’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the Compensation Committee set Mr. Kapito’s 2020 total compensation at $24.63 million, up 23% from 2019.

Compensation Scorecard

Performance Category	Performance Highlights			Assessment
Financial Performance

•   Responsible for BlackRock’s distribution channels and client-facing businesses, including maintaining relationships with key intermediary partners, and contributed to 5% organic asset growth and 7% organic base fee growth.

•   Guided leadership in the management of record AUM of $8.68 trillion, including over $2 trillion in active, nearly $6 trillion in iShares ETFs & Index and nearly $700 billion in cash management strategies.

•   Delivered on day-to-day oversight of the firm’s business operations, partnering with Mr. Goldstein and Mr. Shedlin to manage an operating margin, as adjusted, of 44.9%, up 120 basis points from 2019.

				Far Exceeds Expectations
	Measures	BlackRock Performance
		2019	2020
	Net New Base Fee Growth	5%	7%
	Operating Income, as adjusted(1) ($ million)	$5,551	$6,284
	Operating Margin, as adjusted(1)	43.7%	44.9%

(1)	Amounts are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Annex A.

72	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights				Assessment
Business Strength

Deliver for clients

•   Led exceptional long-term investment performance across active products, delivering over $30 billion of alpha for clients in 2020, which drove $88 billion of total active net inflows for the year and a record $30 billion in active equity net inflows.

					Far Exceeds Expectations
	Actively managed AUM above benchmark or peer median	1-Yr	3-Yr	5-Yr
	Taxable Fixed Income	86%	87%	88%
	Tax-Exempt Fixed Income	36%	56%	78%
	Fundamental Equity	78%	85%	85%
	Systematic Equity	61%	46%	88%

•   Oversaw the seamless execution of our trading platform through unprecedented volatility and volume, with over 20% growth in trading volumes for 2020.

•   In response to the pandemic, at the peak levels of uncertainty, engaged in over 100 outreach calls to ensure client needs were being met.

•   Led the effort in BlackRock’s discretionary active portfolios to completely exit investments in public companies with more than 25% of revenues from thermal coal production and exit any company with ties to controversial weapons.

Evolve how we serve clients

•   Oversaw the growth of the illiquid alternatives platform to $86 billion AUM. Raised a record $25 billion of client capital in 2020, led by infrastructure, private equity solutions, private credit and the final close of our direct private equity Long Term Private Capital strategy.

•   Integrated the private and public Capital Markets functions to unlock synergies and increase collaboration and deal flow across the Portfolio Management Group and the Alternatives Group.

Lead in a changing world

•   During the pandemic, partnered with Mr. Goldstein in overseeing key day-to-day management challenges, including managerial priorities and resource allocation.

•   Oversaw the Financial Markets Advisory team’s engagement and execution of three programs implemented by the Federal Reserve Bank of New York to help stabilize financial markets and support the economy through the pandemic.

•   Focused on how to advance racial equity through public policy and legislative outcomes where we operate.

•   Established The BlackRock Foundation to augment our efforts to promote a more inclusive and sustainable economy.

Organizational Strength

Attract and inspire talent

•   Established the Portfolio Management Group, aligning our seven portfolio management businesses, to empower a broad set of leaders, while ensuring the businesses remain nimble and innovative.

•   Continued to oversee talent programs and committees to engage critical talent across the firm and provide development opportunities.

					Far Exceeds Expectations

Inclusion and diversity

•   In partnership with Mr. Fink, re-committed the firm’s focus on improved recruiting and talent management of diverse talent across the firm, resulting in an increase in racial/ethnic representation in the U.S.

Purpose and culture

•   Led progress in building a purpose driven culture through personal engagement with leaders and employees, evidenced by 2020 Employee Opinion Survey engagement and enablement scores, which were up four percentage points, and 86% of employees indicating they were willing to go above and beyond in their role.

•   Prioritized the health and safety of employees during the pandemic, hosting over 30 town halls to increase levels of connectivity across the firm and support leadership teams.

BLACKROCK, INC. 2021 PROXY STATEMENT	73

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Robert L. Goldstein COO	2020 Compensation

Responsibilities:

As COO, Mr. Goldstein is responsible for ensuring that the Company’s investment, client, risk analytics, technology and operating functions have the necessary connectivity, coordination and scalable processes in place to succeed.

Mr. Goldstein also leads the BlackRock Solutions (“BRS”) business, delivering investment and risk analytics technology to clients.

Mr. Goldstein co-chairs, along with Mr. Kapito, the BlackRock Global Operating Committee. He also co-chairs, along with Mr. Shedlin, the Planning, Budgeting and Alignment (“PBA”) Committee, which makes recommendations regarding the Company’s budget and evaluates new initiatives aimed at driving growth and achieving strategic objectives.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$3,175
	Annual Incentive Award - Equity	$2,325
	Long-Term Incentive Award	$5,750
	Total Annual Compensation	$11,750

Overall Assessment: Far Exceeds Expectations

In 2020, Mr. Goldstein’s leadership significantly contributed to BlackRock’s ability to react and operate during the unprecedented and challenging environment presented by the pandemic, while also prioritizing the well-being of employees globally. Mr. Goldstein continued to lead the advancement of technology services for clients and make progress against key talent initiatives.

Overall, the Compensation Committee’s assessment of Mr. Goldstein’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the Compensation Committee set Mr. Goldstein’s 2020 total compensation at $11.75 million, up 19% from 2019.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Delivered on oversight of the firm’s business operations, partnering with Mr. Kapito and Mr. Shedlin to manage an operating margin, as adjusted, of 44.9%, up 120 basis points from 2019.

•   Under Mr. Goldstein’s leadership, BlackRock generated a record $1.1 billion of 2020 technology services revenue, representing 17% year-over-year growth.

Far Exceeds Expectations
Business Strength

•   During the pandemic, partnered with Mr. Kapito in overseeing key day-to-day management, including managerial priorities and resource allocation.

•   Ensured the firm appropriately managed operating risk and operating platform stability during the firm’s swift migration to 95% of employees working in a remote environment.

•   Partnered with Manish Mehta, Global Head of Human Resources, and Derek Stein, Global Head of Technology and Operations, in establishing health and safety focused return to office protocols (including testing and case management).

•   Oversaw the resilience and stability of the Aladdin platform with record trading volumes and increased market volatility throughout the year.

•   Launched Aladdin Climate, setting a new standard for assessing environmental risks across asset classes in investment portfolios.

•   Partnered with leaders across the firm to integrate ESG onto Aladdin, adding 1,200 sustainability metrics and establishing data partnerships with Sustainalytics, Refinitiv and Rhodium to help clients better understand portfolio risks.

Far Exceeds Expectations

74	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment
Organizational Strength

•   Partnered with Mr. Wiedman and Mr. Mehta to lead Talent Bench Review discussions with senior leaders focused on strengthening our talent pipeline, driving accountability with our senior leaders and identifying key actions the firm needs to take to close succession gaps.

•   Focused on evolving the experience and career path of technologists, launching the Technology Fellows program to recognize our talent and position them to drive the firm’s technology strategy.

•   Made progress in increasing gender diversity across technology groups. Continued to drive engagement discussions and improve racial/ethnic representation.

•   Led work to refresh and evolve the BlackRock Principles, which reflect the core values, aspirations and cultural language embraced by our employees.

•   During the pandemic, led efforts to establish, update and communicate to employees on work-from-home policies, prioritizing the health and safety of our global population.

Far Exceeds Expectations

BLACKROCK, INC. 2021 PROXY STATEMENT	75

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Mark Wiedman Head of International and of Corporate Strategy	2020 Compensation

Responsibilities:

As Head of International and of Corporate Strategy, Mr. Wiedman is responsible for shaping the firm’s strategy and aligning resources, talent and operating plans to serve clients and drive growth.

Mr. Wiedman also oversees BlackRock’s operations in EMEA, Latin America and Asia Pacific, and global marketing.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$2,675
	Annual Incentive Award - Equity	$1,725
	Long-Term Incentive Award	$5,600
	Total Annual Compensation	$10,500

Overall Assessment: Far Exceeds Expectations

In 2020, Mr. Wiedman significantly contributed to outlining and executing against BlackRock’s strategy in a challenging environment, while also contributing to the oversight of day-to-day management and resource allocation. He partnered with senior leaders and country managers to serve clients locally, made progress against sustainability priorities and engaged in efforts focused on BlackRock’s purpose.

Overall, the Compensation Committee’s assessment of Mr. Wiedman’s performance resulted in a Far Exceeds determination. Based on the performance assessment, the Compensation Committee set Mr. Wiedman’s 2020 total compensation at $10.50 million, up 24% from 2019.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   As Head of International, drove global growth across investment solutions, generating net inflows of $97 billion and $65 billion across active and passive strategies in the EMEA and APAC regions, respectively.

•   Achieved more than $1 billion of net inflows in each of 19 countries and 104 different investment products.

Far Exceeds Expectations
Business Strength

•   During the pandemic, reviewed and executed against the firm’s strategy and strategic opportunities, including iShares, Aladdin, private markets, alpha generation, whole portfolio solutions and sustainable investing.

•   Enhanced the firm’s competitive intelligence efforts, tracking business progress against key initiatives and overseeing business reviews throughout the year.

•   Established a framework for country managers to drive a local approach to client solutions, personally supporting regional leaders in serving client needs.

•   Led BlackRock’s execution to integrate sustainability as a key component in the way the firm manages risk, constructs portfolios, designs products and engages with companies, resulting in $68 billion of net inflows in sustainable strategies.

•   Sponsored the efforts to accelerate employee and client engagement, highlighted by the publishing of BlackRock’s “Where We Stand” report, which outlines how BlackRock is helping more and more people experience financial well-being.

Far Exceeds Expectations
Organizational Strength

•   Partnered with Mr. Goldstein and Mr. Mehta to enhance Talent Bench Review discussions with senior leaders on the talent pipeline and to drive accountability.

•   Oversaw improvement in employee connectivity across the firm globally, evidenced by the 2020 Employee Opinion Survey results, with engagement and enablement scores up 4 percentage points year-over-year.

•   Partnered closely with the Global Executive Talent Subcommittee to develop and advance senior diverse talent.

Far Exceeds Expectations

76	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Gary S. Shedlin CFO	2020 Compensation

Responsibilities:

As CFO, Mr. Shedlin is responsible for managing BlackRock’s overall financial condition, including resource and capital allocation, and expense discipline.

He is also responsible for overseeing all corporate finance functions, including financial planning and analysis, accounting, finance operations and controls, tax, treasury, investor relations, corporate development and corporate sustainability.

Mr. Shedlin also co-chairs, along with Mr. Goldstein, the PBA Committee, which makes recommendations regarding the Company’s budget and evaluates new initiatives aimed at driving growth and achieving strategic objectives.

	(Thousands)
	Base Salary	$500
	Annual Incentive Award - Cash	$2,800
	Annual Incentive Award - Equity	$1,850
	Long-Term Incentive Award	$3,350
	Total Annual Compensation	$8,500

Overall Assessment: Far Exceeds Expectations

In 2020, Mr. Shedlin meaningfully contributed to BlackRock’s success by ensuring the seamless delivery of finance operations despite the remote working environment, through strong tactical execution of a number of critical transactions and significantly progressing our corporate sustainability agenda.

The Compensation Committee’s assessment of Mr. Shedlin’s performance resulted in a Far Exceeds determination, and based on the performance assessment, the Compensation Committee set Mr. Shedlin’s 2020 total compensation at $8.50 million, up 18% from 2019.

Performance Category	Performance Highlights	Assessment
Financial Performance

•   Partnered with Mr. Kapito and Mr. Goldstein to achieve an operating margin, as adjusted, of 44.9%, up 120 basis points from 2019, through expense discipline and optimal allocation of resources to our highest growth priorities.

•   Managed BlackRock’s balance sheet to ensure continued liquidity during volatile market conditions associated with the pandemic, including the successful extension of BlackRock’s five-year credit facility and execution of two 10-year debt deals which raised $2.25 billion of proceeds at record low coupons.

•   Successfully led the execution of BlackRock’s capital management strategy that resulted in the return of $3.8 billion to shareholders in 2020, including the May 2020 repurchase of $1.1 billion of BlackRock shares from PNC at $415 per share.

•   Increased investor relations engagement by over 66% through more frequent virtual shareholder connectivity and increased access to BlackRock senior management, contributing to our 44% share price appreciation from 2019.

Far Exceeds Expectations
Business Strength

•   Led the successful acquisition of Aperio, a pioneer in customizing tax-optimized equity separately managed accounts, to enhance our wealth platform and position it to deliver whole-portfolio solutions to ultra-high net worth advisors.

•   Drove the tax-efficient contribution and monetization of BlackRock’s remaining PennyMac stake to create over $500 million of proceeds in support of our future Social Impact initiatives.

•   Progressed our China buildout by successfully creating a wealth joint venture with China Construction Bank and Temasek and finalizing our application to license our fund management company.

•   Drove enhanced reporting metrics to better monitor profitability, compensation and liquidity metrics amidst the pandemic, and oversaw the efficient remote execution of month-end/quarter-end closes, stand-alone entity audits, regulatory filings and tax reporting.

•   Significantly progressed BlackRock’s corporate sustainability agenda, including the buildout of a disclosure framework and successful publications of our inaugural SASB and TCFD disclosures and “Where We Stand” report.

Far Exceeds Expectations

BLACKROCK, INC. 2021 PROXY STATEMENT	77

Compensation Discussion and Analysis  |  4. 2020 NEO Compensation and Performance Summaries

Performance Category	Performance Highlights	Assessment
Organizational Strength

•   Bolstered succession planning and the leadership bench across Finance, including controllers, tax and corporate sustainability.

•   Continued progress in gender and racial/ethnic representation across Finance, and strengthened the pipeline of female leaders.

•   Sponsor of the Veterans Network, which is committed to helping those who have served in the armed forces transition to the civilian workforce, both at BlackRock and through mentorship programs.

Meets/Exceeds Expectations

78	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  5. Compensation Policies and Practices

5.

Compensation Policies

and Practices

Summary of Executive Compensation Practices

Our compensation program reflects our commitment to responsible financial and risk management and is exemplified by the following policies and practices:

What We Do	What We Don’t Do

 Review pay and performance alignment;

 Balance short- and long-term incentives, cash and equity and fixed and variable pay elements;

 Maintain a clawback policy that allows for the recoupment of annual and long-term performance-based compensation in the event that financial results require a significant restatement due to the actions of an employee;

 Provide for the forfeiture of equity awards upon certain restrictive covenant breaches and other actions constituting cause for termination;

 Require one-year minimum vesting for awards granted under our Stock Plan, subject to limited exceptions;

 Maintain meaningful stock ownership and retention guidelines for GEC members;

 Maintain trading policies that:

•  Prohibit all employees from short selling BlackRock securities;

•  Prohibit Section 16 officers and directors from pledging BlackRock securities as collateral for a loan (among other items);

•  Prohibit Section 16 officers and directors from engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities;

 Limit perquisites;

 Assess and mitigate risk in compensation plans, as described in “Risk Assessment of Compensation Plans” on page 67;

 Solicit an annual advisory vote on executive compensation in order to provide shareholders with a frequent opportunity to give feedback on compensation programs; and

 Annually review the independence of the Compensation Committee’s independent compensation consultant.

 No employment agreements or guaranteed compensation arrangements with our NEOs;

 No arrangements with our NEOs providing for automatic single trigger vesting of equity awards upon a change-in-control or transaction bonus payments upon a change-in-control;

 No dividends or dividend equivalents on unearned RSUs;

 No dividend equivalents on stock options or stock appreciation rights;

 No repricing of stock options;

 No cash buyouts of underwater stock options;

 No tax reimbursements for perquisites or tax gross-ups for excise taxes incurred due to the application of Section 280G of the Internal Revenue Code;

 No supplemental retirement benefit arrangements with our NEOs; and

 No supplemental severance benefit arrangements with our NEOs outside of the standard severance benefits under BlackRock’s Severance Plan.

BLACKROCK, INC. 2021 PROXY STATEMENT	79

Compensation Discussion and Analysis  |  5. Compensation Policies and Practices

Stock Ownership Guidelines

Our stock ownership guidelines require the Company’s GEC members to own a target number of shares (i.e., shares owned outright, not including unvested shares or unexercised stock options), the dollar amount of which is set out below. Until these stock ownership guidelines are met, GEC members must retain 50% of the net (after-tax) shares delivered from vested BlackRock equity awards. The Compensation Committee monitors the progress made by our GEC in achieving their stock ownership guidelines and, if circumstances warrant, may modify the guidelines and/or time frames for one or more members of our GEC.

•	$10 million for the CEO;

•	$5 million for the President; and

•	$2 million for all other GEC members.

As of December 31, 2020, all of our NEOs exceeded the stock ownership guidelines.

Prohibition on Hedging and Pledging BlackRock Securities

BlackRock has a policy that prohibits the hedging or pledging of BlackRock securities by BlackRock’s Section 16 officers and directors. Under this policy, BlackRock’s Section 16 officers and directors are prohibited from:

•	Using BlackRock securities as collateral in a margin account;

•	Pledging BlackRock securities as collateral; or

•	Engaging in any transactions that have the effect of hedging the economic risks and rewards of BlackRock securities held by such Section 16 officer or director.

Clawback Policy

BlackRock maintains a clawback policy that allows for the recoupment of all performance-based compensation (including annual and long-term incentive awards and all equity compensation) in the event that a significant restatement of financial results is required due to the actions of an employee. In addition, BlackRock’s equity award agreements require the forfeiture of equity awards upon certain restrictive covenant breaches and other conduct constituting “cause.”

	Fraud or Willful Misconduct Causing a Financial Restatement	Breach of Restrictive Covenants	Conduct Constituting Cause

Who	All employees	Recipients of equity awards	Recipients of equity awards

Application	If an employee is found to have engaged in fraud or willful misconduct that caused the need for a significant restatement of BlackRock’s financial statements.

If the recipient:

•  breaches certain confidentiality, non-solicitation, non-disparagement and intellectual property policies or covenants; or

•  competes with BlackRock following certain terminations of employment.

If, following a termination of employment, BlackRock becomes aware of conduct by a recipient that occurred while the recipient was employed that would have been grounds for a termination for “cause,” including the occurrence of any of the following:

•  gross negligence or intentional misconduct by the recipient that is in connection with the recipient’s duties to BlackRock or that causes, or is expected to cause, monetary or other harm to BlackRock or its clients;

•  breach of a fiduciary duty owed to BlackRock or its clients;

•  misappropriation or embezzlement by the recipient, or any action involving theft, fraud or material personal dishonesty;

•  any violation by the recipient of any domestic or foreign securities laws, rules or regulations (including those of any self-regulatory organization or authority); or

•  material violation by the recipient of BlackRock’s policies (e.g., the Code of Business Conduct and Ethics or Insider Trading Policy).

What	All performance-based compensation (including annual cash bonuses and equity awards) may be recouped.

Any shares delivered within the preceding one-year period prior to such breach (or the gross proceeds from the disposition of such shares(1)) may be recouped by BlackRock, and any then-unvested awards will be forfeited.

All or a portion of any unvested awards(1) will be forfeited if the recipient competes with BlackRock following certain terminations of employment.

Any unvested equity awards held by the recipient (and any vested but unexercised options) will be forfeited.

(1)

In the case of any shares received upon the exercise of an option, BlackRock may recoup the positive difference between the fair market value of the shares on the date of exercise and the option exercise price. If the recipient competes with BlackRock following certain terminations of employment, any vested but unexercised options will be forfeited.

80	BLACKROCK, INC. 2021 PROXY STATEMENT

Compensation Discussion and Analysis  |  5. Compensation Policies and Practices

Benefits

BlackRock provides medical, dental, life and disability benefits and retirement savings vehicles in which all eligible employees may participate. Our NEOs also have the option to participate in a comprehensive health exam offered to our executives. BlackRock makes contributions to 401(k) accounts of our NEOs on a basis consistent with other employees. None of our NEOs participate in any Company-sponsored defined benefit pension program.

Other benefits include voluntary deferrals of all or a portion of the cash element of our NEOs’ annual incentive awards pursuant to the Amended and Restated BlackRock, Inc. Voluntary Deferred Compensation Plan (the “VDCP”).

Severance

Our NEOs are eligible for standard severance benefits under the Severance Plan in the event of involuntary termination of employment without cause (as defined under the Severance Plan) by BlackRock. The Severance Plan provides a lump sum cash payment equal to two weeks of salary per year of service, with a minimum of 12 weeks and a maximum of 54 weeks, to all U.S.-based employees who are involuntarily terminated without cause in conjunction with a reduction in force or position elimination.

Perquisites

The Compensation Committee considers perquisites and other benefits available to our NEOs, such as financial planning, investment offerings and personal use of travel services to be a reasonable part of the executive compensation program. In approving these, the Committee considers their purpose and alignment to BlackRock’s compensation philosophy, as well as external market practices.

A financial planning perquisite is offered to our NEOs. In addition, investment offerings may be provided without charging management or performance fees consistent with the terms offered to other employees who meet the same applicable legal requirements.

Transportation services are provided by BlackRock and/or third-party suppliers and are made available to our NEOs for business and personal use. Messrs. Fink and Kapito are required by the Board to utilize private airplane services for all business and personal travel in the interest of protecting their personal security and as such, are provided with an allowance for personal travel. BlackRock incurs incremental costs to provide these services, though this allowance is generally capped below a level the Compensation Committee considers reasonable. Messrs. Fink and Kapito generally must reimburse BlackRock for the cost of airplane services beyond the allowance, and Mr. Fink did so in 2020. In addition, Mr. Shedlin utilized the company-provided private airplane services during 2020. The compensation attributed to each of our NEOs for 2020 for perquisites is described in footnote (3) to the “2020 Summary Compensation Table” on page 82.

Tax Reimbursements

BlackRock did not provide tax reimbursements for any perquisites or other compensation paid to our NEOs.

Tax Deductibility of Compensation

The Compensation Committee considers multiple compensation objectives when designing our incentive compensation programs, including the tax-deductibility of such compensation. The Compensation Committee maintains the flexibility to pay non-deductible incentive compensation if it determines that doing so is in the best interest of the Company and its shareholders.

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid to any executive officers subject to Section 162(m) (the “Covered Employees”) to $1 million during any fiscal year. Historically, the Company administered its incentive compensation arrangements in a manner that would comply with certain exceptions to these tax rules. However, the Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) and, among other things, eliminated the most commonly used exception to the $1 million deduction limit, the “performance-based compensation” exception, as of January 1, 2018. As a result, beginning in 2018, compensation paid to Covered Employees in excess of $1 million is generally nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the Covered Employees include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year. Once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

BLACKROCK, INC. 2021 PROXY STATEMENT	81

Compensation Discussion and Analysis  |  6. Executive Compensation Tables

6.

Executive Compensation Tables

Tabular Disclosure for 2020

The following 2020 Summary Compensation Table contains information concerning compensation provided by BlackRock for the years indicated to the NEOs. Pursuant to SEC rules, the compensation table below includes only those equity-based awards granted in a particular year and not any awards granted after year-end, even if awarded for services in that year. It additionally discloses any cash compensation earned in a particular year, even if such payments are made after year-end.

2020 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards (Fair Value of Awards) ($)(2)	All Other Compensation ($)(3)	Total ($)
Laurence D. Fink Chairman and Chief Executive Officer	2020	$1,500,000	$9,500,000	$15,999,930	$356,502	$27,356,432
	2019	$1,500,000	$7,750,000	$14,750,004	$308,250	$24,308,254
	2018	$1,500,000	$7,750,000	$17,049,844	$243,500	$26,543,344
Robert S. Kapito President	2020	$1,250,000	$8,250,000	$12,449,488	$165,715	$22,115,203
	2019	$1,250,000	$6,250,000	$11,499,899	$257,151	$19,257,050
	2018	$1,250,000	$6,250,000	$13,140,275	$201,694	$20,841,969
Robert L. Goldstein Senior Managing Director and Chief Operating Officer	2020	$500,000	$3,175,000	$6,399,759	$47,095	$10,121,854
	2019	$500,000	$2,950,000	$4,399,808	$46,125	$7,895,933
	2018	$500,000	$2,950,000	$4,425,029	$55,280	$7,930,309
Mark Wiedman Senior Managing Director and Head of International and of Corporate Strategy	2020	$500,000	$2,675,000	$5,475,065	$13,400	$8,663,465

Gary S. Shedlin Senior Managing Director and Chief Financial Officer	2020	$500,000	$2,800,000	$4,224,887	$58,669	$7,583,556
	2019	$500,000	$2,475,000	$3,474,958	$13,250	$6,463,208
	2018	$500,000	$2,475,000	$3,599,726	$18,500	$6,593,226

(1)

Bonus. These amounts represent the cash portion of annual bonuses for the respective periods awarded pursuant to BlackRock’s annual incentive compensation program. The amount of incentive compensation awarded to each NEO in January 2021 (for fiscal year 2020) was based on subjective criteria, as more fully described on pages 69 to 78 of the “Compensation Discussion and Analysis.”

As described on page 59 of the “Compensation Discussion and Analysis,” on January 15, 2021, Messrs. Fink, Kapito, Goldstein, Wiedman and Shedlin were awarded RSUs as part of their discretionary annual bonuses for the 2020 fiscal year. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, these awards had grant date values of $3,950,000, $3,937,500, $2,325,000, $1,725,000 and $1,850,000, respectively, based on the average of the high and low prices per share of BlackRock common stock on January 15, 2021, which was calculated to be $739.22. Additionally, Messrs. Fink, Kapito, Goldstein, Wiedman and Shedlin received discretionary BPIP Awards consisting of performance-based RSU awards with grant date values of $14,900,000, $11,187,500, $5,750,000, $5,600,000 and $3,350,000, respectively. The base number of units granted pursuant to BPIP Awards was determined by dividing the individual’s award value by the average of the high and low prices per share of BlackRock common stock on January 15, 2021.

(2)

Stock Awards. Reflects the grant date fair value of awards made during each calendar year as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2020 Form 10-K. The amount included with respect to the BPIP Awards granted in January 2020 is based on the grant date fair value assuming target level of performance. If maximum level of performance had been assumed, the grant date fair value of the BPIP Awards would have been (i) $19,387,629 for Mr. Fink, (ii) $14,766,827 for Mr. Kapito, (iii) $7,259,889 for Mr. Goldstein, (iv) $6,517,680 for Mr. Wiedman, and (v) $4,454,859 for Mr. Shedlin.

(3)

All Other Compensation. For Messrs. Fink, Kapito, Goldstein, Wiedman and Shedlin, $13,400, $13,400, $13,400, $13,400 and $13,400, respectively, was attributable to contributions made by BlackRock under its tax-qualified defined contribution (401(k)) plan in 2020. For Messrs. Fink, Kapito, Goldstein, Wiedman and Shedlin, $0, $33,695, $33,695, $0 and $0, respectively, was attributable to financial planning services.

For Messrs. Fink and Kapito, the value reported for 2020 includes $295,000 and $97,238, respectively, which reflects the incremental cost associated with personal use of company-provided aircraft services which counted toward their respective personal use allowances approved by the Compensation Committee, plus the incremental cost to

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

BlackRock associated with additional pandemic-related empty positioning (deadhead) flights for the protection of the health and safety of the flight crew (as described below) of $48,102 and $21,382, respectively, which were not counted against their personal use allowances. For Mr. Shedlin, the value reported for 2020 includes $45,269, which reflects the incremental cost attributable to the use of company-provided aircraft services (including the incremental cost associated with additional pandemic-related deadhead flights). These amounts relate to flights taken between December 1, 2019 and November 30, 2020, rather than flights taken during BlackRock’s fiscal year. Aircraft incremental cost is based on, as applicable, (i) variable operating cost per flight hour for the BlackRock corporate aircraft (including fuel and variable maintenance expenses) plus any trip-specific incremental costs (such as crew expenses, catering expenses and fees associated with landing, parking and flight planning) or (ii) actual charter cost, in each case, less reimbursement received from the NEO. During the COVID-19 pandemic, to protect the health and safety of the flight crew, BlackRock required corporate aircraft to return to base rather than stay at the passenger’s destination, which resulted in an increased number of deadhead flights associated with aircraft usage during the pandemic. Messrs. Fink and Kapito are required by the Board to utilize company-provided airplane services for all business and personal travel in the interest of protecting their personal security.

For more information regarding perquisites, see “Perquisites” on page 81. No nonqualified deferred compensation earnings were determined to be above-market. None of the NEOs participate in any BlackRock-sponsored defined benefit pension plans.

2020 Grants of Plan-Based Awards

The following table sets forth information concerning equity incentive plan-based compensation provided by BlackRock in 2020 to our NEOs.

			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date(1)	Date of Committee Action	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)

Laurence D. Fink	1/16/2020	1/14/2020(2)				7,965	$4,249,965

	1/16/2020	1/14/2020(3)	—	22,021	36,335		$11,749,965

Robert S. Kapito	1/16/2020	1/14/2020(2)				6,559	$3,499,751

	1/16/2020	1/14/2020(3)	—	16,773	27,675		$8,949,737

Robert L. Goldstein	1/16/2020	1/14/2020(2)				3,748	$1,999,858

	1/16/2020	1/14/2020(3)	—	8,246	13,606		$4,399,901

Mark Wiedman	1/16/2020	1/14/2020(2)				2,858	$1,524,972

	1/16/2020	1/14/2020(3)	—	7,403	12,215		$3,950,093

Gary S. Shedlin	1/16/2020	1/14/2020(2)				2,858	$1,524,972

	1/16/2020	1/14/2020(3)	—	5,060	8,349		$2,699,915

(1)	Grant Date. Grant date is the date on which approved award values were converted to a number of RSUs based on the average of the high and low prices of BlackRock common stock on that date.

(2)

These January 16, 2020 awards represent grants of RSUs awarded to Messrs. Fink, Kapito, Goldstein, Wiedman and Shedlin as part of their 2019 bonus awards and represent the stock portion of such annual bonuses. These awards vest one-third on each of the first three anniversaries beginning on January 31, 2021. At the time of vesting, the NEOs are entitled to payment of accrued dividends with respect to the shares underlying the vested RSUs.

(3)

These January 16, 2020 awards represent BPIP Awards granted to Messrs. Fink, Kapito, Goldstein, Wiedman and Shedlin in respect of services performed in 2019. To determine the base number of RSUs comprising each BPIP Award, the award value was divided by the grant price ($533.58). The grant price represents an average of the high and low price of BlackRock common stock on January 16, 2020 (two trading days following the release of earnings for the fourth quarter of 2019). The BPIP Awards will be eligible to vest on January 31, 2023, subject to the Company’s attainment of the applicable financial targets during the three-year performance period commencing on January 1, 2020 and ending on December 31, 2022. The number of shares of common stock each NEO will receive upon settlement of the award will be equal to the base number of RSUs, multiplied by a percentage determined by application of the award determination matrix set forth in the NEO’s award agreement. The percentage multiplier is determined by the Company’s average annual Organic Revenue growth and Operating Margin, as adjusted, during the performance period. If performance is below the minimum thresholds set forth on the award determination matrix for both performance metrics, the award payout will be zero. If the Company attains the maximum (or greater) level of performance for both performance metrics, the award payout will be equal to 165% of the base number. Performance at target would result in the NEO receiving 100% of the base number.

(4)

Grant Date Fair Value of Stock Awards. Reflects the grant date fair value of awards as determined pursuant to FASB ASC Topic 718. For complete valuation assumptions of the awards, see Note 18 to the consolidated financial statements in our 2020 Form 10-K. The amount included with respect to the BPIP Awards is based on the grant date fair value assuming target level of performance.

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

2020 Outstanding Equity Awards at Fiscal Year-End

		Option Awards			Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)

Laurence D. Fink	1/16/2018	—	—	—	2,707(2)	$1,953,209
	1/16/2018	—	—	—	22,506(3)	$16,238,979
	1/17/2019	—	—	—	6,906(2)	$4,982,955
	1/17/2019	—	—	—	32,550(3)	$23,486,127
	1/16/2020	—	—	—	7,965(2)	$5,747,066
	1/16/2020	—	—	—	26,664(3)	$17,796,063

Robert S. Kapito	1/16/2018	—	—	—	2,068(2)	$1,492,145
	1/16/2018	—	—	—	17,401(3)	$12,555,518
	1/17/2019	—	—	—	5,687(2)	$4,103,398
	1/17/2019	—	—	—	24,800(3)	$17,894,192
	1/16/2020	—	—	—	6,559(2)	$4,732,581
	1/16/2020	—	—	—	18,786(3)	$13,554,850

Robert L. Goldstein	12/4/2017	108,190	513.5	12/4/2026(4)	—	—
	1/16/2018	—	—	—	1,369(2)	$987,788
	1/16/2018	—	—	—	3,796(3)	$2,738,966
	1/17/2019	—	—	—	3,250(2)	$2,345,005
	1/17/2019	—	—	—	7,440(3)	$5,368,258
	1/16/2020	—	—	—	3,748(2)	$2,704,332
	1/16/2020	—	—	—	9,236(3)	$6,664,143

Mark Wiedman	12/4/2017	108,190	513.5	12/4/2026(4)	—	—
	1/16/2018	—	—	—	1,104(2)	$796,580
	1/16/2018	—	—	—	2,712(3)	$1,956,816
	1/17/2019	—	—	—	2,478(2)	$1,787,976
	1/17/2019	—	—	—	6,045(3)	$4,361,709
	1/16/2020	—	—	—	2,858(2)	$2,062,161
	1/16/2020	—	—	—	8,291(3)	$5,982,288

Gary S. Shedlin	12/4/2017	81,142	513.5	12/4/2026(4)	—	—
	1/16/2018	—	—	—	1,030(2)	$743,186
	1/16/2018	—	—	—	3,344(3)	$2,412,830
	1/17/2019	—	—	—	2,478(2)	$1,787,976
	1/17/2019	—	—	—	6,045(3)	$4,361,709
	1/16/2020	—	—	—	2,858(2)	$2,062,161
	1/16/2020	—	—	—	5,667(3)	$4,088,967

(1)

Market Value of Shares or Units of Stock That Have Not Vested. Amounts reflect the year-end value of RSUs and BPIP Awards, based on the closing price of $721.54 per share of BlackRock common stock on December 31, 2020. With respect to the BPIP Awards, the value shown is based on the number of shares that the NEO would receive upon settlement of the award assuming actual performance through December 31, 2020 and 100% of target for the remainder of the performance period.

(2)	One-third of these RSUs vest on each of the first three anniversaries after the year in which the grant date occurs (beginning on January 31 following the year of grant).

(3)

These BPIP Awards vest subject to the Company’s attainment of certain financial targets during the three-year performance period commencing with the year of grant. The number of units shown reflects the number of shares that the NEO would receive upon settlement of the award assuming actual performance relative to the performance targets through December 31, 2020 and target-level performance for the remainder of the performance period (which equals 102.4% of target for the BPIP Awards granted January 16, 2018, 127.2% of target for the BPIP Awards granted January 17, 2019, and 112.0% of target for the BPIP Awards granted January 16, 2020). See “Potential Payments Upon Termination of Employment or a Change in Control” on page 88 for additional details regarding these awards.

(4)

In the fourth quarter of 2017, BlackRock implemented a key strategic part of our long-term management succession plans by granting long-term incentive awards in the form of performance-based stock options to a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards represent performance-based option awards granted to Messrs. Goldstein, Wiedman and Shedlin in connection with such succession planning. One-third of these performance-based stock options will vest on each of the fifth, sixth and seventh anniversaries of the date of grant (2022, 2023 and 2024, respectively), provided a stock price hurdle of at least 25% growth from the strike price of $513.50 (the closing stock price on the date of grant) is met and maintained for 20 consecutive trading days within five years of grant and positive Organic Revenue growth during the performance period is achieved. The stock price hurdle was achieved on December 2, 2020. The term of the stock options is nine years. Consistent with the intent of these grants, if a participant voluntarily terminates employment for any reason, including retirement, all unvested awards are forfeited. See “Potential Payments Upon Termination of Employment or a Change in Control” on page 88 for additional details regarding these awards.

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

2020 Option Exercises and Stock Vested

The following table sets forth the number of shares acquired and the value realized by our NEOs during the fiscal year ended December 31, 2020 on the exercise of options or the vesting and/or settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Laurence D. Fink	—	—	46,642	$25,172,221

Robert S. Kapito	—	—	36,212	$19,543,254

Robert L. Goldstein	—	—	10,885	$5,874,526

Mark Wiedman	—	—	9,259	$4,996,990

Gary S. Shedlin	—	—	8,980	$4,846,416

(1)	Value realized reflects (i) the closing price per share of BlackRock common stock on the day prior to the vesting date, multiplied by (ii) the number of RSUs that vested.

2020 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year- End ($)
Laurence D. Fink	—	—	$372,176	—	$3,367,626

Robert S. Kapito	—	—	$11,810	—	$250,019

Robert L. Goldstein	—	—	$690,905	$1,974,347	$5,899,289

Mark Wiedman	—	—	$22,500	—	$231,522

Gary S. Shedlin	—	—	—	—	—

(1)	Represents earnings on balances in the VDCP (as described below), none of which were determined to be above-market.

Voluntary Deferred Compensation Plan

BlackRock maintains the VDCP, which allows participants to elect to defer between 1% and 100% of the cash element of their annual incentive compensation that is not mandatorily deferred under another arrangement. The participants must specify a deferral period of up to 10 years and distributions may be in up to 10 installments. The benchmark investments available for the NEOs are the same as those for all other participants. Deferred amounts and any benchmark returns are vested at the time of deferral or crediting, as applicable, under the VDCP.

Potential Payments Upon Termination or Change in Control

As described previously, the NEOs do not have individual employment, severance or change in control agreements with BlackRock.

Pursuant to the terms of the applicable equity award agreements, an NEO whose employment is terminated may be entitled to accelerated vesting and payment (or continued eligibility for vesting and payment) with respect to such NEO’s outstanding awards. In addition, upon a termination of employment by the Company without cause, an NEO may be eligible to receive severance benefits under the Severance Plan. The applicable terms and estimated payment amounts with respect to the foregoing are set forth in the tables on pages 86 and 88, in each case assuming a termination of employment of the NEO on December 31, 2020.

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control

Type of Award	Voluntary Resignation	Termination For Cause	Involuntary Termination Without Cause(1)	Qualified Retirement / Disability	Death
RSUs Granted as Part of Annual Incentive Awards (“Year-End Awards”)	Unvested awards are forfeited.	Unvested awards are forfeited.	If termination occurs within the one-year period following a change in control of BlackRock, the awards will vest at the time of termination.

Awards will continue to
vest in accordance with
their schedule following
termination. Any portion
of the award that
remains unvested on
the one-year
anniversary of
termination will become
fully vested on that date.

Immediate vesting and settlement.

RSUs Granted as BPIP Awards	Unvested awards are forfeited.	Unvested awards are forfeited.

Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets and non-engagement in any Competitive Activity prior to the vesting date. If termination occurs within the 12-month period following a change in control, awards granted will fully vest at target level.

Awards will continue to
be eligible to fully vest
following the end of the
performance period,
subject to attainment of
the applicable
performance targets
and non-engagement in
any Competitive Activity
prior to the vesting date.

Awards will continue to be eligible to fully vest following the end of the performance period, subject to attainment of the applicable performance targets.

Performance-Based Option Awards	Unvested awards are forfeited; vested but unexercised awards remain exercisable for a 90- day period following separation.	Unvested awards are forfeited; vested and unexercised awards are cancelled.

Awards will vest on a pro rata basis with respect to each tranche (based on length of service during the vesting period), plus a one-year service credit, and will remain exercisable through the full term, subject to achievement of the applicable performance conditions. The stock price hurdle was achieved on December 2, 2020. If termination occurs within the 12-month period following a change in control, awards will fully vest and remain exercisable through the full term.

Qualified Retirement:
Unvested awards are
forfeited; vested but
unexercised awards
remain exercisable for a
90-day period following
separation.

Disability: Awards will
continue to be eligible to
fully vest on each
vesting date, subject to
achievement of the
applicable performance
conditions. The stock
price hurdle was
achieved on
December 2, 2020. Any
vested options will
remain exercisable
through the full term.

Awards will continue

to be eligible to fully
vest on each vesting
date, subject to
achievement of the
applicable
performance
conditions. The
stock price hurdle
was achieved on
December 2, 2020.
Any vested options
will remain
exercisable through
the full term.

(1)

Treatment described in the event of a termination without cause following a change in control applies if outstanding awards are assumed or substituted by the acquirer. If outstanding awards are not assumed or substituted, such awards would become vested at the time of the change in control (at target level for performance-based awards).

Voluntary Deferred Compensation Plan: Upon a change in control of BlackRock, Inc. or a termination (with respect to deferrals prior to the 2016 plan year) of an NEO’s employment for any reason, such NEO’s VDCP balance would be paid out. Upon a termination of an NEO’s employment for any reason with respect to deferrals for the 2016 plan year and beyond, such NEO’s VDCP balance would be paid in accordance with their deferral election. All outstanding VDCP balances were fully vested as of December 31, 2020. Accordingly, no amounts have been included in the table on page 88 with respect to VDCP balances. For additional information, please refer to the “2020 Nonqualified Deferred Compensation” table on page 85.

Leadership Retention Carry Plan: No percentage points were granted under the Leadership Retention Carry Plan to any of our NEOs in 2020. Percentage points granted under the Leadership Retention Carry Plan in 2019 had no grant date fair value as determined pursuant to FASB ASC Topic 718. In the event of a termination of employment due to voluntary resignation, termination for cause or involuntary termination without cause, all percentage points granted are forfeited. In the event of a termination of employment due to qualified retirement, death or disability, each recipient would begin receiving cash distributions in accordance with the schedule

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

described below, with respect to his or her percentage points granted under the BlackRock Leadership Retention Carry Plan, subject to the execution of a release of claims and compliance with restrictive covenant obligations. An initial distribution would be made on the first payroll date following June 30th of the calendar year immediately following the year in which the qualifying termination occurs, with additional distributions occurring on the first payroll dates following the dates that are 48 and 108 months, respectively, following the initial distribution date. In each case, the distributions would be based on the actual carried interest distributions to BlackRock, Inc. from the participating BlackRock carry funds as of the applicable measurement date; provided that, each of first two distributions will be limited to 80% of the distributions calculated as of the applicable measurement date. For purposes of each distribution, the measurement date will be December 31st preceding the year in which the distribution is made.

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

Potential Payments Upon Termination of Employment or a Change in Control

The amounts in the table below reflect an assumed termination of employment on December 31, 2020, and are based on the closing price of BlackRock common stock on December 31, 2020, which was $721.54. Any amounts payable upon or due to an NEO’s termination by BlackRock other than for cause, due to the NEO’s disability or upon a qualified retirement (as such terms are defined in the applicable award agreements) are subject to the NEO’s (i) execution of a release of claims against BlackRock and (ii) continued compliance with covenants restricting the NEO’s solicitation of clients or employees of BlackRock for the one-year period following termination.

Name	Involuntary Termination Without Cause	Involuntary Termination Without Cause Following a Change in Control	Qualified Retirement / Disability / Death	Voluntary Resignation / Termination for Cause

Laurence D. Fink

Year-End Awards(1)	$12,683,230	$12,683,230	$12,683,230	—

BPIP Awards(2), (3), (4)	$57,521,169	$50,592,220	$57,521,169	—

Severance(9)	$1,557,692	$1,557,692	—	—

Total(11)	$71,762,091	$64,833,142	$70,204,399	—

Robert S. Kapito

Year-End Awards(1)	$10,328,124	$10,328,124	$10,328,124	—

BPIP Awards(2), (3), (4)	$44,004,560	$38,725,773	$44,004,560	—

Severance(9)	$1,298,077	$1,298,077	—	—

Total(10), (11)	$55,630,761	$50,351,974	$54,332,684	—

Robert L. Goldstein

Year-End Awards(1)	$6,037,125	$6,037,125	$6,037,125	—

BPIP Awards(2), (3), (4)	$14,771,367	$12,909,072	$14,771,367	—

Option Awards(5), (6), (7), (8)	$15,290,774	$22,507,848	—	—

Severance(9)	$500,000	$500,000	—	—

Total(11)	$36,599,266	$41,954,045	$20,808,492	—

Mark Wiedman

Year-End Awards(1)	$4,646,718	$4,646,718	$4,646,718	—

BPIP Awards(2), (3), (4)	$12,300,814	$10,727,135	$12,300,814	—

Option Awards(5), (6), (7), (8)	$15,290,774	$22,507,848	—	—

Severance(9)	$326,923	$326,923	—	—

Total(11)	$32,565,228	$38,208,623	$16,947,532	—

Gary S. Shedlin

Year-End Awards(1)	$4,593,324	$4,593,324	$ 4,593,324	—

BPIP Awards(2), (3), (4)	$10,863,506	$9,492,580	$10,863,506	—

Option Awards(5), (6), (7), (8)	$11,468,009	$16,880,782	—	—

Severance(9)	$153,846	$153,846	—	—

Total(11)	$27,078,685	$31,120,532	$15,456,830	—

(1)

This reflects an amount equal to (i) the number of unvested RSUs awarded as Year-End Awards outstanding as of December 31, 2020, multiplied by (ii) $721.54 (the closing price of BlackRock common stock on December 31, 2020). For additional detail on the Year-End Awards, please refer to the “2020 Outstanding Equity Awards at Fiscal Year-End” table on page 84 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 86.

(2)

BPIP Awards upon an involuntary termination without cause (other than following a change in control): For the January 2018 BPIP Awards, January 2019 BPIP Awards and January 2020 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2020, and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $721.54. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period. For additional detail on the BPIP Awards, please refer to the “2020 Grants of Plan-Based Awards” table on page 83, the “2020 Outstanding Equity Awards at Fiscal Year-End” table on page 84 and the “Treatment of Outstanding Equity Awards Upon Termination of Employment or a Change in Control” table on page 86.

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Compensation Discussion and Analysis  |  6. Executive Compensation Tables

(3)

BPIP Awards upon an involuntary termination without cause within 12 months following a change in control: For January 2018 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance through December 31, 2020, multiplied by (ii) $721.54. For both January 2019 BPIP Awards and January 2020 BPIP Awards, the table reflects an amount equal to (i) the number of shares that the NEO would receive assuming the achievement of target-level performance during the performance period multiplied by (ii) $721.54. Under the terms of the Stock Plan, any outstanding awards that are not assumed by the acquirer in the event of a change in control would become fully vested (at target level for performance-based awards).

(4)

BPIP Awards upon a termination due to death, disability or qualified retirement: For the January 2018 BPIP Awards, January 2019 BPIP Awards and January 2020 BPIP Awards, the value shown reflects an amount equal to (i) the number of shares that the NEO would receive upon settlement of the award, assuming actual performance relative to the performance targets through December 31, 2020, and target-level performance for the remainder of the applicable performance period, multiplied by (ii) $721.54. The actual number of shares that an NEO would receive following the end of the three-year performance period will be based on the Company’s actual performance over the duration of the performance period.

(5)

In the fourth quarter of 2017, we implemented a key strategic part of our long-term management succession plans by creating equity incentive grants of performance-based stock options for a select group of senior leaders, excluding the CEO and President, who we believe will play critical roles in BlackRock’s future. These awards were part of a strategic initiative and we do not consider them to be part of our regular annual compensation.

(6)

Option Awards upon an involuntary termination without cause: The amounts shown represent the value of a pro rata portion of unvested options as of December 31, 2020, at $721.54 (the closing price on that date). The applicable stock price hurdle was achieved on December 2, 2020. The pro rata portion (with respect to each tranche) which can be earned based on, and subject to, the achievement of the performance conditions is determined by multiplying the unvested options at termination of employment by a fraction, the numerator of which is the number of full months, rounded down, the executive was employed from the date of grant through the termination date plus 12 months, and the denominator of which is the number of full months elapsed from the grant date through the applicable vesting date. For additional detail on these awards, see the “2020 Outstanding Equity Awards at Fiscal Year-End” table on page 84.

(7)

Option Awards upon a termination without cause within 12 months following a change in control or due to death or disability: The amounts shown represent the value of unvested options as of December 31, 2020. The stock price hurdle was achieved on December 2, 2020.

(8)	Option Awards upon qualified retirement: all unvested options will be forfeited.

(9)

Reflects the amount that would have been payable to the NEO in a lump sum pursuant to the Severance Plan, assuming the NEO’s termination of employment by BlackRock other than for cause on December 31, 2020.

(10)

Total value for Mr. Kapito includes an award of percentage points under the BlackRock Leadership Retention Carry Plan in order to promote his long-term retention and drive future growth. The award has a reasonable estimated value of $0, assuming a termination date of December 31, 2020, and initial distribution date of June 30, 2021.

(11)

Total values for Year-End Awards, BPIP Awards, Option Awards and Severance are rounded to the nearest whole number and, as a result of such rounding, the sum of such amounts may differ slightly from the amounts set forth in the line item titled “Total.”

CEO Pay Ratio for 2020

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO:

For 2020, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company (other than our CEO) was $147,417; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $27,356,432.

Based on this information, the ratio of our CEO’s annual total compensation to the median of the annual total compensation of all employees was 186:1. This result is broadly consistent with our historical pay practices.

2020 CEO Pay Ratio = 186:1

Methodology

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.

Selection of Determination Date. We determined that, as of December 31, 2020, our employee population consisted of approximately 16,500 employees globally (as reported in Item 1, Business, in our 2020 Form 10-K). This population included all of our full-time and part-time employees.

2.

Identification of Median Employee. To identify the “median employee” from our employee population, we reviewed the 2020 total compensation of our employees. Total compensation includes base salary, overtime, 2020 annual incentive award, direct incentives, commission payments and long-term equity incentive grants as reflected in the 2020 annual compensation statements provided to each employee as part of the year-end compensation process.

We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”

BLACKROCK, INC. 2021 PROXY STATEMENT	89

Compensation Discussion and Analysis  |  CEO Pay Ratio for 2020

3.

Calculation of Annual Total Compensation. Once we identified our median employee, we combined all the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $147,417. The difference between such employee’s total compensation and the reported amount for the ratio calculation is the contributions made by BlackRock under its tax qualified defined contribution (401(k)) plan for 2020 to such employee, which totaled $9,900.

For our CEO’s annual total compensation, we used the amount reported in the “Total” column (column (j)) of our “2020 Summary Compensation Table” included in this Proxy Statement on page 82.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2020, relating to BlackRock equity compensation plans pursuant to which grants of options, RSUs or other rights to acquire shares of BlackRock common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for issuance under equity compensation plans (excluding securities reflected in first column)

Approved
BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan	4,755,939(1)	$513.50(2)	6,068,624
Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan	—	N/A	437,686(3)

Total Approved by Shareholders	4,755,939		6,506,310
Not Approved
None	—	N/A	—

Total Not Approved by Shareholders	—	N/A	—

Total	4,755,939		6,506,310

(1)	Includes 2,840,147 shares subject to RSUs (including RSUs which are settled in cash) and BPIP Awards (assuming payout at target levels) and 1,915,792 stock options.

(2)	Represents the weighted-average exercise price of stock options only.

(3)

Includes 437,686 shares remaining available for issuance under the Employee Stock Purchase Plan, of which 6,524 were subject to purchase during the open offering period that included December 31, 2020.

90	BLACKROCK, INC. 2021 PROXY STATEMENT

Item 3:

Ratification of the Appointment

of the Independent Registered

Public Accounting Firm

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit BlackRock’s financial statements. The Audit Committee conducts a comprehensive annual evaluation of the independent registered public accounting firm’s qualifications, performance and independence, and takes into account the insight provided to the Audit Committee and the quality of information provided on accounting issues, auditing issues and regulatory developments. The Audit Committee also considers whether, in order to ensure continuing auditor independence, there should be periodic rotation of the independent registered public accounting firm, taking into consideration the advisability and potential costs and impact of selecting a different firm.

At its meeting on March 23, 2021, the Audit Committee appointed Deloitte to serve as BlackRock’s independent registered public accounting firm for the 2021 fiscal year. Deloitte or its predecessors have served as BlackRock’s independent registered public accounting firm since 2002.

The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of Deloitte. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner.

The Audit Committee evaluated Deloitte’s institutional knowledge and experience, quality of service, sufficiency of resources and quality of the team’s communications and interactions as well as the team’s objectivity and professionalism. As a result, the Audit Committee believes that the continued retention of Deloitte to serve as BlackRock’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Accordingly, we are asking shareholders to ratify the appointment of Deloitte.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte to our shareholders for ratification because we value our shareholders’ views on this appointment and as a matter of good corporate governance. In the event that shareholders fail to ratify the appointment, it will be considered a recommendation to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

BLACKROCK, INC. 2021 PROXY STATEMENT	91

Item 3:  Ratification of the Appointment of the Independent Registered Public Accounting Firm  |  Fees Incurred by BlackRock for Deloitte

Fees Incurred by BlackRock for Deloitte

Aggregate fees incurred by BlackRock for the fiscal years ended December 31, 2020 and 2019, for BlackRock’s independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates, are set forth below.

	2020	2019
Audit Fees(1)	$19,601,000	$18,362,000
Audit-Related Fees(2)	$4,663,000	$3,892,000
Tax Fees(3)	$964,000	$1,432,000
All Other Fees(4)	$643,000	$765,000
Total	$25,871,000	$24,451,000

(1)

Audit Fees consisted of fees for the audits of the consolidated financial statements and reviews of the condensed consolidated financial statements filed with the SEC on Forms 10-K and 10-Q, respectively, as well as work generally only the independent registered public accounting firm can be reasonably expected to provide, such as statutory audits and review of documents filed with the SEC. Audit fees also included fees for the audit opinion rendered regarding the effectiveness of internal control over financial reporting and audits of certain sponsored funds.

(2)

Audit-Related Fees consisted principally of assurance and related services pursuant to Statement on Standards for Attestation Engagements (SSAE) No. 18 and International Standard on Assurance Engagements (ISAE) 3402, fees for employee benefit plan audits, attestation services for Global Investment Performance Standards (GIPS®) verification and other assurance engagements.

(3)

Tax Fees consisted of fees for all services performed by the independent registered public accounting firm’s tax personnel, except those services specifically related to the audit and review of the financial statements, and consisted principally of tax compliance and reviews of tax returns for certain sponsored investment funds.

(4)

All Other Fees consisted of fees paid to the independent registered public accounting firm other than audit, audit-related or tax services. All Other Fees included services related to regulatory advice, technology subscriptions and translation services.

Excluded from the amounts reported above, Deloitte also provides audit, audit-related and tax services directly to certain of our affiliated investment companies, unit trusts and partnerships. Fees paid to Deloitte directly by these funds for services were $25,200,000 and $25,000,000 for the fiscal years ended December 31, 2020 and 2019, respectively. Such fees do not include fees paid to Deloitte by registered investment companies.

Audit Committee Pre-Approval Policy

In accordance with BlackRock’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all services performed for BlackRock by Deloitte were pre-approved by the Audit Committee. The Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services. The Audit Committee reviews and pre-approves all audit, audit-related, tax and other services that are performed by BlackRock’s independent registered public accounting firm for BlackRock. In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chair of the Audit Committee. The Chair or designee must report any pre-approval decisions under the Pre-Approval Policy to the Audit Committee at its next scheduled meeting.

Board Recommendation

92	BLACKROCK, INC. 2021 PROXY STATEMENT

Audit Committee Report

The Audit Committee’s primary responsibilities are to assist the Board with oversight of the integrity of BlackRock’s financial statements and public filings, the independent auditor’s qualifications and independence, the performance of BlackRock’s internal audit function and independent auditor and BlackRock’s compliance with legal and regulatory requirements. For more information about our Audit Committee’s responsibilities, see “Board Committees – The Audit Committee” under “Item 1 – Election of Directors” and our Audit Committee Charter.

It is not the duty of the Audit Committee to prepare BlackRock’s financial statements, to plan or conduct audits or to determine that BlackRock’s financial statements are complete and accurate and are in accordance with GAAP in the United States. BlackRock’s management is responsible for preparing BlackRock’s financial statements and for maintaining internal control over financial reporting and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing BlackRock’s financial statements and internal control over financial reporting, expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of BlackRock in conformity with GAAP in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In performing our oversight role, we have reviewed and discussed BlackRock’s audited financial statements with management and with Deloitte, BlackRock’s independent registered public accounting firm for 2020.

We have further discussed with Deloitte the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

We have received from Deloitte the written disclosures required by applicable PCAOB rules regarding Deloitte’s independence, discussed with Deloitte its independence and considered whether the non-audit services provided by Deloitte are compatible with maintaining its independence.

Based on the review and discussions referred to above, we recommended to the Board, and the Board approved, inclusion of the audited financial statements in BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Pamela Daley, Chair

Mathis Cabiallavetta

William E. Ford

Murry S. Gerber

Margaret “Peggy” L. Johnson

Marco Antonio Slim Domit

Susan L. Wagner

BLACKROCK, INC. 2021 PROXY STATEMENT	93

Items 4A-4C:

Approval of Amendments

to Our Charter

Our Governance Committee has reviewed our Charter to determine whether any changes were necessary, appropriate or desirable in light of PNC exiting its investment in BlackRock in May 2020. In connection with and as a result of that review and the Governance Committee’s recommendations, on September 30, 2020, the Board adopted, and recommends that our shareholders approve, amendments to the Charter to:

•	provide shareholders of record owning 15% or more of the voting power of all outstanding shares of stock of the Company the ability to call a special meeting of shareholders (Item 4A);

•	eliminate supermajority voting requirements relating to the amendment of certain articles of the Charter (Item 4B); and

•	eliminate provisions relating to the “Significant Stockholder” (as defined in the Charter), which are no longer applicable, and make certain other technical revisions (Item 4C).

The amendments, which require shareholder approval, are described in greater detail on the following pages.

94	BLACKROCK, INC. 2021 PROXY STATEMENT

Items 4A-4C:  Approval of Amendments to Our Charter  |  The Special Meeting Amendment

Item 4A:

Approval of an Amendment to Our Charter to Provide Shareholders the Right to Call Special Meetings

The Board has unanimously adopted and declared advisable, and recommends that our shareholders approve, an amendment (the “Special Meeting Amendment”) to our Charter to provide shareholders with the right to call special meetings of shareholders.

The Special Meeting Amendment

Shareholders do not currently have the right to call a special meeting. Under the existing Charter, Article Fifth, Section A(2) provides that special meetings may be called only by the Chairman of the Board, the President of the Company, a majority of the Board, or any committee of the Board that has the power and authority to call special meetings of shareholders.

If the Special Meeting Amendment is approved by shareholders and becomes effective (as described below), Article Fifth, Section A(2) of the Charter will be amended to provide that one or more record holders of the Company’s stock representing ownership of not less than 15% of the voting power of all outstanding shares of common stock in the Company who comply with all of the applicable requirements and procedures set forth in our Bylaws would have the ability to require the Company to call a special meeting of shareholders. The Special Meeting Amendment will not impact our Board’s existing authority to call special meetings of shareholders.

The text of the Special Meeting Amendment, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Annex C. This summary of the Special Meeting Amendment is qualified in its entirety by reference to Annex C.

Purpose and Effect of the Special Meeting Amendment

The Special Meeting Amendment is a result of the Board’s and the Governance Committee’s ongoing review of our corporate governance practices and policies. In considering the Special Meeting Amendment, the Board and the Governance Committee carefully considered the implications of amending our Charter to provide shareholders the right to call special meetings.

Our Board believes the proposed Special Meeting Amendment strikes an appropriate balance between enhancing shareholder rights and adequately protecting shareholder interests. The Board recognizes that providing shareholders the ability to call special meetings is an important corporate governance practice. However, special meetings of shareholders can be potentially disruptive to business operations and to long-term shareholder interests and can cause the Company to incur substantial expenses. Accordingly, the Board believes the 15% threshold for calling special meetings of shareholders balances these considerations and ensures that special meetings are not used to the detriment of shareholders.

In light of these considerations, and upon recommendation of the Governance Committee, the Board adopted resolutions declaring it advisable to approve the Special Meeting Amendment, and resolved to submit the Special Meeting Amendment to our shareholders for consideration.

Overview of Related Changes to the Bylaws

If the Special Meeting Amendment is approved by the shareholders and becomes effective, the Bylaws will be amended to specify the requirements and procedures for shareholder-requested special meetings. Below is a summary of the expected Bylaw amendment (the “Special Meeting Bylaw Amendment”). The Special Meeting Bylaw Amendment sets forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings.

A shareholder-requested special meeting would have to be held not more than 120 days after the Company receives a valid special meeting request. Among other things, a special meeting request would need to be accompanied by the following:

•	A statement setting forth the purpose of the meeting;

•	The information required by the advance notice bylaw provisions;

BLACKROCK, INC. 2021 PROXY STATEMENT	95

Items 4A-4C:  Approval of Amendments to Our Charter  |  Overview of Related Changes to the Bylaws

•	A representation that one or more of the requesting shareholders (or a representative) intends to attend the special meeting to present the proposal(s);

•

An agreement to notify the Company in the event that any of the requesting shareholders disposes of shares of Company stock before the record date and an acknowledgement that any such disposition will be deemed to be a revocation of the special meeting request with respect to such disposed shares; and

•	The number of shares of stock owned by each requesting shareholder and documentary evidence demonstrating that the requesting shareholders in the aggregate own the requisite percentage of shares.

In addition, a special meeting request would not be valid if:

•	The special meeting request does not comply with the Bylaws;

•	The special meeting request relates to an item of business that is not a proper subject for shareholder action under applicable law (as determined in good faith by the Board);

•	The special meeting request is delivered within 120 days of the anniversary date of the previous annual meeting;

•

An identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting held not more than 12 months before the special meeting request is delivered;

•	A Similar Item (including the election of directors) was presented at an annual or special meeting held not more than 120 days before the special meeting request is delivered;

•

A Similar Item is included in the Company’s notice of meeting as an item of business to be brought before an annual or special meeting that has been called but not yet held, or that is called for a date within 120 days of the receipt of a special meeting request; or

•	The special meeting request was made in a manner that involved a violation of law.

The Special Meeting Bylaw Amendment would specify that the business to be transacted at a shareholder-requested special meeting would be limited to the business stated in a valid special meeting request and any additional business that the Board determines to include in the notice for such special meeting.

Required Vote and Impact of Vote

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required for the approval of Item 4A. Abstentions and broker “non-votes” will both have the same effect as a vote “against” this matter.

If shareholders approve the Special Meeting Amendment by the requisite vote, the Special Meeting Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we will file promptly following the Annual Meeting.

If shareholders do not approve the Special Meeting Amendment by the requisite vote, the Certificate of Amendment setting forth the Special Meeting Amendment will not be filed with the Secretary of State of the State of Delaware and shareholders will not have the ability to require the Company to call a special meeting of shareholders.

Board Recommendation

96	BLACKROCK, INC. 2021 PROXY STATEMENT

Items 4A-4C:  Approval of Amendments to Our Charter   |  The Supermajority Elimination Amendment

Item 4B:

Approval of an Amendment to Our Charter to Eliminate Supermajority Voting Requirements

The Board has unanimously adopted and declared advisable, and recommends that our shareholders approve, an amendment (the “Supermajority Elimination Amendment”) to our Charter to eliminate supermajority voting requirements.

Currently, our Charter provides that certain amendments to the Charter require the affirmative vote of at least 75% of the outstanding shares of our common stock (the “75% Supermajority Voting Requirement”) or the affirmative vote of at least 80% of the outstanding shares of our common stock (the “80% Supermajority Voting Requirement,” and, together with the 75% Supermajority Voting Requirement, the “Supermajority Voting Requirements”).

Specifically, Article Thirteenth, Section A(2) of the Charter provides that the 80% Supermajority Voting Requirement is required to amend:

•	Certain provisions that are no longer applicable relating to any “Significant Stockholder” and “Affiliated Companies,” both as defined in the Charter (Article Ninth); and

•	The provisions relating to bylaw amendments, including that amendments may be approved by shareholders holding a majority of our outstanding shares (Article Twelfth).

In addition, Article Thirteenth, Section (B) of the Charter provides that any alteration, amendment or repeal of the Charter provision relating to Charter amendments (Article Thirteenth), or the adoption of any provision inconsistent with Article Thirteenth, must be approved pursuant to the 75% Supermajority Voting Requirement.

The Supermajority Elimination Amendment

Although the Board previously viewed the Supermajority Voting Requirements as protective of shareholders and appropriate given the significant ownership stake of PNC, the Board and Governance Committee reviewed these provisions in light of PNC’s exit of its investment in the Company. Accordingly, the Board approved and declared advisable, and recommends that shareholders approve, the amendment and restatement of Article Thirteenth to remove the Supermajority Voting Requirements contained therein.

The text of the Supermajority Elimination Amendment, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Annex D. This summary of the Supermajority Elimination Amendment is qualified in its entirety by reference to Annex D.

If the amendment is approved and becomes effective (as described below), future amendments to the Charter provisions referenced above will not be subject to the Supermajority Voting Requirements and will instead require the affirmative vote of a majority of the outstanding shares of our common stock.

Required Vote and Impact of Vote

The affirmative vote of at least 75% of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required for the approval of Item 4B. Abstentions and broker “non-votes” will have the same effect as a vote “against” this matter.

If shareholders approve the Supermajority Elimination Amendment by the requisite vote, the Supermajority Elimination Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we will file promptly following the Annual Meeting.

If shareholders do not approve the Supermajority Elimination Amendment by the requisite vote, the Certificate of Amendment setting forth the Supermajority Elimination Amendment will not be filed with the Secretary of State of the State of Delaware and the Supermajority Voting Requirements will remain in the Charter.

Board Recommendation

BLACKROCK, INC. 2021 PROXY STATEMENT	97

Items 4A-4C:  Approval of Amendments to Our Charter   |  The Charter Updating Amendments

Item 4C:

Approval of Amendments to Our Charter to Eliminate Provisions that are No Longer Applicable and Make Other Technical Revisions

The Board has unanimously adopted and declared advisable, and recommends that our shareholders approve, amendments to several provisions (the “Charter Updating Amendments”) of our Charter to eliminate provisions that are no longer applicable and make other technical revisions.

The Charter Updating Amendments

Currently, our Charter contains several provisions related to PNC’s former investment in the Company and related to the PNC Stockholder Agreement that are no longer applicable. The Charter Updating Amendments would delete references to the Stockholder Agreement and the “Significant Stockholder” throughout the Charter as well as eliminate Article Ninth in its entirety, which relates to “Significant Stockholders,” corporate opportunity and the relationship between the Company and PNC.

In addition, the Charter Updating Amendments would make certain other technical revisions, including:

•	Deleting defined terms that are no longer applicable;

•	Deleting a reference to the Company’s previously classified Board (Article Sixth, Sections C and D); and

•	Renumbering Articles and sections in light of various deletions.

The text of the Charter Updating Amendments, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Annex E. This summary of the Charter Updating Amendments is qualified in its entirety by reference to Annex E.

Required Vote and Impact of Vote

The affirmative vote of at least 80% of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required for the approval of Item 4C. This is because the Charter Updating Amendments include amendments to Articles Ninth and Twelfth, which currently are subject to the 80% Supermajority Vote Requirement described under Item 4B. Abstentions and broker “non-votes,” if any, will have the same effect as a vote “against” this matter.

If shareholders approve the Charter Updating Amendments by the requisite vote, the Charter Updating Amendments will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which we will file promptly following the Annual Meeting.

If shareholders do not approve the Charter Updating Amendments by the requisite vote, the Certificate of Amendment setting forth the Charter Updating Amendments will not be filed with the Secretary of State of the State of Delaware and the certain inapplicable provisions will remain in the Charter and the other technical revisions will not be made to the Charter.

Board Recommendation

98	BLACKROCK, INC. 2021 PROXY STATEMENT

Item 5:

Shareholder Proposal –

Production of a Report on the

“Statement on the Purpose of a

Corporation”

Fortunat & Shoshana Mueller, the holder of 17 shares of common stock and represented by As You Sow, 2150 Kittredge Street, Suite 450, Berkeley, California 94704, has advised us that it intends to introduce the following resolution, which is co-sponsored by NJ Blessing Decd Tr Mar Rev GST EX (S):

Whereas: Our Company’s Chairman and Chief Executive Officer (CEO) Larry Fink, in August 2019, signed a Business Roundtable (BRT) “Statement on the Purpose of a Corporation,” (Statement) committing our Company to serve all stakeholders including employees, customers, supply chain, communities where we operate, and shareholders.

The CEO has made other public statements underscoring the importance of a company’s public purpose. In his 2020 annual letter to CEOs Larry Fink wrote:

The importance of serving stakeholders and embracing purpose is becoming increasingly central to the way that companies understand their role in society . . . a company cannot achieve long-term profits without embracing purpose and considering the needs of a broad range of stakeholders . . . . Ultimately, purpose is the engine of long-term profitability.1

BlackRock’s existing governance documents evolved in an environment of shareholder primacy. While the Statement may be beneficial to associate with our brand, the Statement as company policy may conflict with Delaware law and/or be interpreted as greenwashing or puffery unless integrated into Company governance documents, including bylaws, Articles of Incorporation, and/or Committee Charters.

The Company’s actions and policies should also integrate with the Statement. The Company currently engages in various actions that appear to contradict the Statement. As an example related to climate:

•

Data show that BlackRock holds companies with reserves in fossil fuels amounting to a staggering 9.5 gigatonnes of CO2 emissions — or 30 percent of total energy-related carbon emissions from 2017. BlackRock has the highest ratio of coal investments compared to overall size among the ten largest fund managers.[2] A report from German NGO Urgewald showed that Blackrock is the largest investor in companies building new coal power capacity across the world with a total investment of over $17.6 billion USD.[3]

•

BlackRock’s 2020 publicly reported proxy voting record reveals consistent votes against virtually all climate-related resolutions (having voted for only 3 of 36 such resolutions) such as requests for enhanced disclosure or adoption of greenhouse gas reduction goals, even where independent experts advance a strong business and economic case for supporting the proposal.[4]

Although the Statement of Purpose implies accountability to stakeholders, without clear mechanisms in place to implement the Purpose, this broadened standard could reduce accountability to shareholders while providing accountability to none.

Be it resolved: Shareholders request our Board prepare a report based on a review of the BRT Statement of the New Purpose of a Corporation, signed by our Chairman and Chief Executive Officer, and provide the board’s perspective regarding how our Company’s governance and management systems should be altered, if at all, to fully implement the New Statement of Purpose.

Supporting Statement

Implementation may include, at Board discretion, actions including amending the bylaws or articles of incorporation to integrate the new “Purpose;” linking related goals or metrics to executive or board compensation; providing for representation of stakeholders in governance of our Company.

[1]	https://www.blackrock.com/corporate/investor-relations/larry-fink-ceo-letter
[2]	https://2degrees-investing.org/wp-content/uploads/2019/11/MASTER_Fossil_Fuel_Ownership_Nov_2018.pdf, p.2
[3]	https://coalexit.org/sites/default/files/download_public/COP25_PR3.pdf, p.8

BLACKROCK, INC. 2021 PROXY STATEMENT	99

Item 5: Shareholder Proposal – Production of a Report on the “Statement on the Purpose of a Corporation”  |  The Board of Directors’ Statement in Opposition

The Board of Directors’ Statement in Opposition

BlackRock already operates consistently with the Business Roundtable’s “Statement on the Purpose of a Corporation” (the “BRT Statement”) and no further action is needed to implement the BRT Statement.

We received a nearly identical proposal last year from the same proponent, which received only 3.9% support at the 2020 Annual Meeting of Shareholders. Similar to last year, we engaged with the proponent on the issues raised in the proposal and explained how the BRT Statement is consistent with the principles that already guide BlackRock, and that the signing of the BRT Statement did not result in a new mission or purpose for the Company.

Our leadership has long believed that embracing purpose is central to achieving a company’s full potential, and this concept has been highlighted and reemphasized in our Chairman and CEO’s letters to public company CEOs for several years. Moreover, as demonstrated by our publicly disclosed policies and practices outlined below, BlackRock already operates in accordance with the principles set forth in the BRT Statement, and we generate value for a wide range of stakeholders, including clients, employees, suppliers, the communities in which we work and shareholders.

1. Delivering value to our clients.

Our commitment to our clients’ interests is embodied in the five BlackRock Principles, which represent our core values and guide how we interact with each other and our stakeholders. These are: (1) We are a fiduciary to our clients; (2) We are One BlackRock; (3) We are passionate about performance; (4) We take emotional ownership; and (5) We are committed to a better future. As reflected in the BlackRock Principles, we are relentless about finding better ways to serve our clients and improve our firm. Our principles also reflect that we seek to manage our business sustainably and responsibly.

2. Investing in our employees.

Our long-term sustainability depends on our people and how we manage our workforce. As further discussed under “BlackRock’s Impact on its People” on page 38 of this Proxy Statement, investing in the well-being of our employees is a critical component of our strategy. The COVID-19 pandemic has further highlighted the importance of our workforce and keeping employees safe and healthy, and we have implemented several initiatives, including telemedicine and digital health resources and mental, emotional and physical health offerings, to support our employees. Additionally, we believe that developing the capabilities of our employees is integral to delivering long-term value, and we therefore provide a variety of opportunities for employees to learn, innovate and enhance their skillsets at every stage of their career.

3. Dealing fairly and ethically with our suppliers.

As noted on our Corporate Sustainability webpage, our Supplier Code of Conduct & Ethics (“Supplier Code”) outlines the minimum expectations and standards that we have for our suppliers in relation to human rights, inclusion and diversity, environmental sustainability and integrity and ethics in management practices.

4. Supporting the communities in which we work.

Our Social Impact webpage details our philanthropic efforts, which date back many years and have consistently focused on furthering BlackRock’s purpose to help more and more people experience financial well-being. Furthermore, throughout the COVID-19 pandemic, our Social Impact team has been supporting non-profit organizations who deliver direct services to the frontlines, including food banks and hospitals.

5. Generating long-term value for shareholders.

In the last year, we have increased transparency on our integration of ESG insights into our investment processes as well as our Investment Stewardship team’s efforts to promote sound corporate governance and business practices. Underpinning these actions is our leadership’s belief that the more a company can show its purpose in delivering value to its customers, its employees, and the communities in which it operates, the better able the company will be to compete and deliver long-term, durable profits for shareholders.

100	BLACKROCK, INC. 2021 PROXY STATEMENT

Item 5: Shareholder Proposal – Production of a Report  on the “Statement on the Purpose of a Corporation”  |  The Board of Directors’ Statement in Opposition

We have also continued to demonstrate and communicate how BlackRock aims to serve the long-term interests of all stakeholders by publishing numerous reports and disclosures that establish how the principles of the BRT Statement are incorporated into our day-to-day business. These include:

•   Our “Where We Stand” report, which provides examples of how we pursue our purpose by, among other things, helping people build savings and making investing easier and more affordable.

•   Our Investment Stewardship team’s 2021 Global Principles and “Our Approach to Sustainability,” which provide information on how the team engages with companies on sustainability-related risks and on sustainable and responsible business practices that drive long-term value for our clients.

Furthermore, our Corporate Sustainability webpage includes valuable information about our purpose, our latest TCFD, SASB and EEO-1 disclosures, our 2020 Carbon Footprint Factsheet, and is where our stakeholders can find detailed information on our actions with respect to ESG issues that overlap with the topics addressed in the BRT Statement.

The Board’s Governance Committee reviewed and considered the proposal and found that there is no meaningful difference between how BlackRock operates and the BRT Statement. In reaching this determination, the Governance Committee considered the Company’s public statements, actions and commitments outlined above.

In addition, our commitment to managing BlackRock with consideration to all stakeholders is incorporated into our governance systems. For example, in 2016, our Board amended the Company’s Corporate Governance Guidelines to specifically acknowledge that long-term value creation requires consideration of the concerns of our stakeholders and interested parties, including shareholders, clients, employees and the communities where we operate.

Accordingly, the Board does not believe that a report based on a review of the BRT Statement is necessary because the Company already operates in accordance with the principles included in the BRT Statement with oversight and guidance by the Board, and provides significant disclosures to shareholders and the public about how it implements its purpose.

Board Recommendation

BLACKROCK, INC. 2021 PROXY STATEMENT	101

Item 6:

Shareholder Proposal – Amend Certificate of Incorporation to Convert to a Public Benefit Corporation

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, the holder of 25 shares of common stock, has advised us that he intends to introduce the following resolution:

ITEM 6 – Public Benefit Corporation Request

RESOLVED: Shareholders request our Board of Directors take steps necessary to amend our certificate of incorporation and, if necessary, bylaws (including presenting such amendments to the shareholders for approval) to become a public benefit corporation (a “PBC”).

Supporting Statement

The Company signed the Business Roundtable Statement on the Purpose of a Corporation (the “Statement”),1 which proclaims, “we share a fundamental commitment to all of our stakeholders. . . .We commit to deliver value to all of them, for the future success of our companies, our communities and our country.”

However, the Company is a conventional Delaware corporation, so that directors’ duties emphasize shareholders, not stakeholders (except to the extent they create value for shareholders). As one law firm reported to another signatory, directors of a conventional corporation may consider stakeholder interests only if “any decisions made with respect to such stakeholders are in the best interests of the corporation and its stockholders.”2 In contrast, directors of a PBC must “balance” the interests of shareholders, stakeholders, and a specified benefit,3 giving legal status to the Statement’s otherwise empty promise.

This distinction is critical. A recent study determined that listed companies create annual social and environmental costs of $2.2 trillion.4 These costs have many sources, including pollution, climate change and employee stress.5 A company required to balance stakeholder interests could prioritize lowering these costs, even if doing so sacrificed higher return.

These costs matter to our shareholders, the vast majority of whom are diversified. Indeed, as of September 2020, the Company itself, along with Vanguard and State Street, each of whom provides broadly diversified investment products, own almost 20% of the Company’s shares. Diversified shareholders suffer when companies follow Delaware’s “shareholder primacy” model and harm the economy, because the relationship between GDP and the value of a diversified portfolio is positively correlated over time.6 While the Company may profit by ignoring costs that it can externalize, its diversified shareholders ultimately internalize them and may prefer different governance.

[1]	https://www.businessroundtable.org/business-roundtable-redefines-the-purpose-of-a-corporation-to-promote-an-economy-that- serves-all-americans
[2]	https://www.sec.gov/divisions/corpfin/cf-noaction/14a-8/2020/harringtonwellsfargo021220-14a8.pdf (emphasis added.)
[3]	8 Del C, §365.
[4]	https://www.schroders.com/en/sysglobalassets/digital/insights/2019/pdfs/sustainability/sustainex/sustainex-short.pdf
[5]	Id.
[6]

See Universal Ownership: Why Environmental Externalities Matter to Institutional Investors, Appendix IV (demonstrating linear relationship between GDP and a diversified portfolio) available at https://www.unepfi.org/fileadmin/documents/universal_ownership_full.pdf; cf. https://www.advisorperspectives.com/dshort/updates/2020/11/05/market-cap-to-gdp-an-updated-look-at-the-buffett-valuation- indicator (total market capitalization to GDP “is probably the best single measure of where valuations stand at any given moment”) (quoting Warren Buffet).

102	BLACKROCK, INC. 2021 PROXY STATEMENT

Item 6: Shareholder Proposal – Public Benefit Corporation  |  The Board of Directors’ Statement in Opposition

This issue is especially cogent for the Company, an investment manager with more than $7 trillion under management, heavily weighted towards indexed strategies. Its first focus as a steward of these assets should be protection of the systems that support all of the companies it its diversified portfolios.

Shareholders are entitled to vote on a governance change that would serve their interests and ensure the commitment made to stakeholders in the Statement is authentic and lasting – and that the Company’s corporate governance is aligned with the interests of its clients.

Please vote for: Public Benefit Corporation Request – Proposal 6

The Board of Directors’ Statement in Opposition

We believe that BlackRock already operates in a manner that considers the interests of its shareholders and other stakeholders and can continue doing so in our existing corporate form without the unnecessary risks and burdens of converting to a public benefit corporation (“PBC”).

BlackRock’s existing corporate form allows it to operate in a way that considers the needs of its many stakeholders, and we are already doing so today. In fact, BlackRock has been a vocal leader on the importance of companies articulating a purpose and operating in a way that benefits all stakeholders over the long-term, as exemplified by our Chairman and CEO’s annual letter to CEOs and annual letter to shareholders. Most recently, our Chairman and CEO wrote in his 2021 letter to CEOs that “being connected to stakeholders – establishing trust with them and acting with purpose – enables a company to understand and respond to the changes happening in the world,” and warned that “[c]ompanies ignore stakeholders at their peril.”

BlackRock’s purpose is to help more and more people experience financial well-being. This purpose drives our strategy and is essential to our culture. In December 2020, we published our “Where We Stand” report, which provides examples of how BlackRock pursues its purpose in detail, including by helping millions of people invest to build savings, making investing easier and more affordable, contributing to a more resilient economy and advancing sustainable investing.

When our CEO signed the BRT Statement, which indicated BlackRock’s commitment to serving all stakeholders, BlackRock already operated in accordance with this principle. This focus on our shareholders, clients, employees and the communities in which we operate is evidenced by our public statements, actions and commitments.

Accordingly, we believe BlackRock’s conversion to a PBC would not result in meaningful change or serve the interests of our shareholders or other stakeholders.

The PBC model is new and largely untested, and the resulting uncertainties make this approach inappropriate for a company of our size and complexity.

To our knowledge, only a handful of U.S. publicly traded corporations have gone public as, or have converted to be, public benefit corporations, and none are large-cap publicly-traded financial institutions or comparable to BlackRock in terms of market capitalization or global footprint.

Conversion to a PBC may alienate our clients and investors who believe their interests are not being served, as there are no major financial services firms that have adopted the PBC structure. Moreover, the impact that a conversion would have on BlackRock’s stock price, market capitalization and overall operational and financial performance is unknown. This uncertainty also could impact our ability to attract and retain employees, and to compete for employees with other financial services firms that are not PBCs. In addition, while our clients and shareholders have expressed support for our existing sustainability initiatives, none of them, other than the proponent of this proposal, have expressed any interest in BlackRock converting to a PBC.

As a global financial services firm, BlackRock and its subsidiaries are heavily regulated around the world, including by the Securities and Exchange Commission, the Office of the Comptroller of the Currency and the Financial Conduct Authority. Any significant change in our corporate structure and governance would require significant legal and regulatory review, including engagement with our regulators. Such review would result in unnecessary costs to the company and shareholders and would divert management’s attention from running our business.

Board Recommendation

BLACKROCK, INC. 2021 PROXY STATEMENT	103

Annual Meeting Information

Questions and Answers About the Annual Meeting and Voting

Who is entitled to vote?

Holders of record of BlackRock common stock at the close of business on March 29, 2021 are entitled to receive notice and to vote their shares of BlackRock common stock at the Annual Meeting. As of March 29, 2021, [●] shares of BlackRock’s common stock, par value $0.01 per share, were outstanding. Holders are entitled to one vote per share.

A list of shareholders entitled to vote at the Annual Meeting will be available by writing to the Corporate Secretary of BlackRock at: c/o Corporate Secretary, BlackRock, Inc., 40 East 52nd Street, New York, New York 10022. The list will also be accessible during the Annual Meeting by visiting www.virtualshareholdermeeting.com/BLK2021 and entering the control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

How can I attend and vote at the Annual Meeting?

In light of ongoing considerations relating to the COVID-19 pandemic, the Annual Meeting will be held virtually; you will not be able to attend the Annual Meeting in person.

You are entitled to virtually participate in the Annual Meeting if you were a shareholder as of the close of business on the record date, March 29, 2021, or hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting.

•

Attending the Annual Meeting: To attend the Annual Meeting, visit www.virtualshareholdermeeting.com/BLK2021. You will be asked to enter the control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

•

Voting During the Annual Meeting: If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

•

Technology Support for the Annual Meeting: We encourage you to access the Annual Meeting before it begins. You may login approximately fifteen minutes before the meeting start time. If you have difficulty accessing the Annual Meeting, please contact the technical support number that will be posted at www.virtualshareholdermeeting.com/BLK2021. Technicians will be available to assist you.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?”

Will I be able to participate in the virtual Annual Meeting in the same way that I would be able to participate in an in-person annual meeting?

We have taken steps to ensure that the format of the virtual Annual Meeting affords shareholders the same rights and opportunities to participate as they would at an in-person meeting. We have determined to enhance shareholder access, participation and communication by providing shareholders the ability to submit questions in advance of and during the meeting.

•

Submitting questions in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number found on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.

•

Submitting questions during the Annual Meeting. Questions may be submitted during the Annual Meeting by accessing the virtual meeting platform at www.virtualshareholdermeeting.com/BLK2021 with your control number and following the instructions to submit a question.

During the Q&A session of the Annual Meeting, we will address as many questions that comply with our rules of conduct and are submitted online by shareholders as time permits. Our rules of conduct will be made available on the virtual meeting platform and on our Investor Relations website. Questions that are substantially similar may be grouped and answered once to avoid repetition. To allow us to respond to as many questions as possible in the allotted time, we may limit each shareholder to one question.

104	BLACKROCK, INC. 2021 PROXY STATEMENT

Annual Meeting Information  |  Questions and Answers about the Annual Meeting and Voting

How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?

You may submit a proxy by telephone, via the Internet or by mail.

Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Time on May 25, 2021 by calling the toll-free telephone number on your proxy card, 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

Submitting a Proxy via the Internet: You can submit a proxy via the internet until 11:59 p.m. Eastern Time on May 25, 2021 by accessing the website listed on the Notice of Internet Availability of Proxy Materials or your proxy card, www.proxyvote.com, and by following the instructions on the website. Internet proxy submission is available 24 hours a day. As with the telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

Submitting a Proxy by Mail: Mark your proxy card, date, sign and return it to Broadridge Financial Solutions in the postage-paid envelope provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards returned by mail must be received no later than the close of business on May 25, 2021.

By casting your vote in any of the three ways listed above, you are authorizing the individuals named in the proxy to vote your shares in accordance with your instructions. All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

If you were a shareholder as of the record date, or you hold a legal proxy provided by your bank, broker or nominee for the Annual Meeting, you can also vote via the Internet during the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/BLK2021.

How will voting on any other business be conducted?

If any other business is properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we did not know of any other business to be raised at the Annual Meeting.

May I revoke my vote?

Proxies may be revoked at any time before they are exercised by:

•	Written notice to the Corporate Secretary of BlackRock;

•	Submitting a proxy on a later date by telephone or Internet (only your last telephone or Internet proxy will be counted) before 11:59 p.m. Eastern Time on May 25, 2021;
•	Timely delivery of a valid, later-dated proxy; or

•	Attending the Annual Meeting virtually and voting. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares held beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee by following the instructions it has provided, or, if you have obtained a legal proxy from your bank, broker or nominee giving you the right to vote your shares, by virtually attending the Annual Meeting and voting.

What is a quorum?

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Virtual attendance at the Annual Meeting constitutes presence in person for purpose of a quorum at the meeting.

What is the effect of a broker non-vote or abstention?

Abstentions and broker “non-votes,” if any, are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a nominee has not received instructions from the beneficial owner, the nominee may vote these shares only on matters deemed “routine” by the NYSE. The election of directors, approval of NEO compensation, approval of the amendments to our Charter to provide

BLACKROCK, INC. 2021 PROXY STATEMENT	105

Annual Meeting Information  |  Questions and Answers about the Annual Meeting and Voting

shareholders with the right to call a special meeting and to eliminate certain supermajority vote requirements, as well as the shareholder proposals are not deemed “routine” by the NYSE and nominees have no discretionary voting power for these matters. The ratification of the appointment of an independent registered accounting firm and the amendments to our Charter to eliminate certain provisions that are no longer applicable and make certain other technical revisions are deemed “routine” matters on which nominees have discretionary voting power.

What vote is required in order to approve each of the proposals?

Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 16 director nominees and one vote on each other matter. Directors receiving a majority of votes cast (number of shares voted “for” a director must exceed the number of shares voted “against” that director) will be elected as a director. Abstentions and broker “non-votes” will be disregarded and have no effect on the outcome of the Item 1 vote to elect directors.

The affirmative vote of a majority of the votes of shares of common stock represented and entitled to vote at the Annual Meeting is required for Item 2, the approval of NEO compensation, Item 3, the ratification of Deloitte as BlackRock’s independent registered public accounting firm for the 2021 fiscal year, and Items 5 and 6, the approval of the shareholder proposals. Abstentions will be treated as a vote “against” and “broker non-votes,” if any, will have no effect on such matters.

The proposals to amend our Charter are subject to the following different approval requirements:

•	Item 4A, to provide shareholders with the right to call a special meeting, requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting;

•	Item 4B, to eliminate certain supermajority vote requirements, requires the affirmative vote of at least 75% of the outstanding shares of our common stock entitled to vote at the Annual Meeting; and

•

Item 4C, to eliminate certain provisions that are no longer applicable and make certain other technical revisions, requires the affirmative vote of at least 80% of the outstanding shares of our common stock entitled to vote at the Annual Meeting.

For each of these, abstentions and “broker non-votes,” if any, will have the same effect as a vote “against” the matter.

Who will count the votes and how can I find the results of the Annual Meeting?

Broadridge Financial Solutions, our independent tabulating agent, will count the votes. We will publish the voting results in a Form 8-K filed within four business days of the Annual Meeting.

Important Additional Information

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone and electronic transmission on our behalf by directors, officers or employees of BlackRock or its subsidiaries, without additional compensation. We will reimburse brokerage houses and other custodians, nominees and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

Multiple Shareholders Sharing the Same Mailing Address or “Householding”

In order to reduce printing and postage costs, we try to deliver only one Notice of Internet Availability of Proxy Materials or, if applicable, one Annual Report and one Proxy Statement to multiple shareholders sharing a mailing address. This delivery method, called “householding,” will not be used if we receive contrary instructions from one or more of the shareholders sharing a mailing address. If your household has received only one copy, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the Annual Report and the Proxy Statement to any shareholder who sends a written request to the Corporate Secretary at the address provided in the Notice of 2021 Annual Meeting of Shareholders.

You may also notify us if you would like to receive separate copies of the Notice of Internet Availability of Proxy Materials or, if applicable, BlackRock’s Annual Report and Proxy Statement in the future by writing to the Corporate Secretary. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. If you are submitting a proxy by mail, each proxy card should be marked, signed, dated and returned in the enclosed self-addressed envelope.

If your household has received multiple copies of BlackRock’s Annual Report and Proxy Statement, you can request the delivery of single copies in the future by marking the designated box on the attached proxy card.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Annual Report and Proxy Statement, contact the holder of record to eliminate duplicate mailings.

106	BLACKROCK, INC. 2021 PROXY STATEMENT

Annual Meeting Information  |  Important Additional Information

Confidentiality of Voting

BlackRock keeps all proxies, ballots and voting tabulations confidential as a matter of practice. BlackRock allows only Broadridge Financial Solutions to examine these documents. Occasionally, shareholders provide written comments on their proxy cards, which are then forwarded to BlackRock management by Broadridge Financial Solutions.

Available Information

BlackRock makes available free of charge through its website at http://ir.blackrock.com, under the headings “Financials / SEC Filings,” its Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to these reports no later than the day on which such materials are first sent to security holders or made public.

BlackRock will provide, without charge to each shareholder upon written request, a copy of BlackRock’s Annual Reports to Shareholders, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements and form of proxy and all amendments to those reports.

Written requests for copies can be made by:

Mail: Corporate Secretary of BlackRock, 40 East 52nd Street, New York, New York 10022

Telephone: (212) 810-5300

Email: invrel@blackrock.com

Copies may also be accessed electronically by means of the SEC homepage on the Internet at www.sec.gov. The Annual Report on Form 10-K for the year ended December  31, 2020 is not part of the proxy solicitation materials.

Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Proposals to be Considered for Inclusion in BlackRock’s Proxy Materials

Shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2022 Annual Meeting of Shareholders must submit their proposals to BlackRock’s Corporate Secretary on or before December [●], 2021.

Director Nominations for Inclusion in BlackRock’s Proxy Materials (Proxy Access)

A shareholder (or a group of up to 20 shareholders) who has owned at least 3% of our shares continuously for at least three years and has complied with the other requirements in our Bylaws may nominate and include in BlackRock’s proxy materials director nominees constituting up to 25% of our Board. Notice of a proxy access nomination for consideration at our 2022 Annual Meeting of Shareholders must be received no later than December [●], 2021 and no earlier than November [●], 2021.

Other Proposals and Nominations

Apart from Exchange Act Rule 14a-8 and our proxy access bylaw that address the inclusion of shareholder proposals or shareholder nominees in our proxy materials, under our Bylaws, certain procedures must be followed for a shareholder to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders.

We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2022 Annual Meeting of Shareholders:

•	Not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of BlackRock’s proxy materials for the immediately preceding annual meeting of shareholders; or

•

Not later than 10 days following the day on which notice of the date of the annual meeting was mailed to shareholders or public disclosure of the date of the annual meeting was made, whichever comes first, in the event that next year’s annual meeting is not held within 25 days before or after the anniversary date of the immediately preceding annual meeting.

Assuming that our 2022 Annual Meeting of Shareholders is held within 25 days of the anniversary of the Annual Meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2022 Annual Meeting of Shareholders by December [●], 2021 and no earlier than November [●], 2021.

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Annual Meeting Information  |  Deadlines for Submission of Proxy Proposals, Nomination of Directors and Other Business of Shareholders

Additional Requirements

Under our Bylaws, any notice of proposed business must include a description of and the reasons for bringing the business to the meeting, any material interest of the shareholder in the business and certain other information about the shareholder. Any notice of a nomination or a proxy access nomination for director nominees must provide information about the shareholder and the nominee, as well as the written consent of the proposed nominee to being named in the proxy statement and to serve as a director if elected.

BlackRock’s Bylaws specifying the advance notice requirements for proposing business or nominations, and for proposing proxy access nominations, are available at www.sec.gov.

Address to Submit Proposals and Nominations

Proxy proposals, proxy access nominations and nominations for director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Corporate Secretary, 40 East 52nd Street, New York, NY 10022.

Other Matters

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

R. Andrew Dickson, III

Corporate Secretary

108	BLACKROCK, INC. 2021 PROXY STATEMENT

Annex A:

Non-GAAP Reconciliation

Non-GAAP Financial Measures

BlackRock reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”); however, management believes evaluating the Company’s ongoing operating results may be enhanced if investors have additional non-GAAP financial measures. Management reviews non-GAAP financial measures to assess ongoing operations and considers them to be helpful, for both management and investors, in evaluating BlackRock’s financial performance over time. Management also uses non-GAAP financial measures as a benchmark to compare its performance with other companies and to enhance the comparability of this information for the reporting periods presented. Non-GAAP measures may pose limitations because they do not include all of BlackRock’s revenue and expense. BlackRock’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies.

Management uses both GAAP and non-GAAP financial measures in evaluating BlackRock’s financial performance. Adjustments to GAAP financial measures (“non-GAAP adjustments”) include certain items management deems nonrecurring or that occur infrequently, transactions that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

Computations for all periods are derived from the consolidated statements of income as follows:

(1) Operating income, as adjusted, and operating margin, as adjusted:

(in millions)	2020	2019	2018

Operating income, GAAP basis	$ 5,695	$5,551	$5,457
Non-GAAP expense adjustments:
Charitable Contribution(1)	589	—	—
Restructuring charge	—	—	60
PNC LTIP funding obligation	—	—	14

Operating income, as adjusted	6,284	5,551	5,531
Product launch costs and commissions	172	61	13

Operating income used for operating margin measurement	$ 6,456	$5,612	$5,544

Revenue, GAAP basis	$16,205	$14,539	$14,198
Non-GAAP adjustments:
Distribution fees	(1,131)	(1,069)	(1,155)
Investment advisory fees	(704)	(616)	(520)

Revenue used for operating margin measurement	14,370	$12,854	$12,523

Operating margin, GAAP basis	35.1%	38.2%	38.4%

Operating margin, as adjusted	44.9%	43.7%	44.3%

(1)

On February 13, 2020, BlackRock announced the establishment of The BlackRock Foundation (the “Foundation”) and the contribution of its remaining 20% stake in PennyMac Financial Services, Inc. to the Foundation and the BlackRock Charitable Fund, which BlackRock established in 2013 (together, the “Charitable Contribution”). The Charitable Contribution resulted in an operating expense of $589 million, which was offset by a $122 million noncash, nonoperating pre-tax gain on the contributed shares and a tax benefit of $241 million in the consolidated statement of income for the year ended December 31, 2020. The Charitable Contribution provides long-term funding for BlackRock’s philanthropic investments and partnerships. The general and administration expense, nonoperating gain and associated tax benefit related to the Charitable Contribution have been excluded from as adjusted results.

Management believes operating income, as adjusted, and operating margin, as adjusted, are effective indicators of BlackRock’s financial performance over time and, therefore, provide useful disclosure to investors. Management believes that operating margin, as adjusted, reflects the Company’s long-term ability to manage ongoing costs in relation to its revenues. The Company uses operating margin, as adjusted, to assess the Company’s financial performance and to determine the long-term and annual compensation of the Company’s senior-level employees. Furthermore, this metric is used to evaluate the Company’s relative performance against industry peers, as it eliminates margin variability arising from the accounting of revenues and expenses related to distributing different product structures in multiple distribution channels utilized by asset managers.

A-1	BLACKROCK, INC. 2021 PROXY STATEMENT

Annex A: Non-GAAP Reconciliation  |  Non-GAAP Financial Measures

•

Operating income, as adjusted, includes non-GAAP expense adjustments. In 2020, the Charitable Contribution expense of $589 million has been excluded from operating income, as adjusted, due to its nonrecurring nature. In 2018, a restructuring charge, primarily comprised of severance and accelerated amortization expense of previously granted deferred compensation awards, has been excluded to provide more meaningful analysis of BlackRock’s ongoing operations and to ensure comparability among periods presented. In 2018, the portion of compensation expense associated with certain long-term incentive plans (“LTIP”) funded, or to be funded, through share distributions to participants of BlackRock stock held by PNC has been excluded because it ultimately does not impact BlackRock’s book value.

•

Operating income used for measuring operating margin, as adjusted, is equal to operating income, as adjusted, excluding the impact of product launch costs (e.g., closed-end fund launch costs) and related commissions. Management believes the exclusion of such costs and related commissions is useful because these costs can fluctuate considerably and revenue associated with the expenditure of these costs will not fully impact BlackRock’s results until future periods.

•

Revenue used for calculating operating margin, as adjusted, is reduced to exclude all of the Company’s distribution fees, which are recorded as a separate line item on the consolidated statements of income, as well as a portion of investment advisory fees received that is used to pay distribution and servicing costs. For certain products, based on distinct arrangements, distribution fees are collected by the Company and then passed-through to third-party client intermediaries. For other products, investment advisory fees are collected by the Company and a portion is passed-through to third-party client intermediaries. However, in both structures, the third-party client intermediary similarly owns the relationship with the retail client and is responsible for distributing the product and servicing the client. The amount of distribution and investment advisory fees fluctuates each period primarily based on a predetermined percentage of the value of AUM during the period. These fees also vary based on the type of investment product sold and the geographic location where it is sold. In addition, the Company may waive fees on certain products that could result in the reduction of payments to the third-party intermediaries.

(2) Net income attributable to BlackRock, Inc., as adjusted:

(in millions, except per share data)	2020	2019	2018

Net income attributable to BlackRock, Inc., GAAP basis	$4,932	$4,476	$4,305
Non-GAAP adjustments:
Charitable Contribution, net of tax	226	—	—
Restructuring charge, net of tax	—	—	47
PNC LTIP funding obligation, net of tax	—	—	12
Income tax matters	79	8	(3)

Net income attributable to BlackRock, Inc., as adjusted	$5,237	$4,484	$4,361

Diluted weighted-average common shares outstanding(1)	154.8	157.5	161.9
Diluted earnings per common share, GAAP basis(1)	$31.85	$28.43	$26.58
Diluted earnings per common share, as adjusted(1)	$33.82	$28.48	$26.93

(1)

Nonvoting participating preferred stock is considered to be a common stock equivalent for purposes of determining basic and diluted earnings per share calculations. As of December 31, 2020, there were no shares of preferred stock outstanding.

Management believes net income attributable to BlackRock, Inc., as adjusted, and diluted earnings per common share, as adjusted, are useful measures of BlackRock’s profitability and financial performance. Net income attributable to BlackRock, Inc., as adjusted, equals net income attributable to BlackRock, Inc. on a GAAP basis, adjusted for significant nonrecurring items, charges that ultimately will not impact BlackRock’s book value or certain tax items that do not impact cash flow.

See aforementioned discussion regarding operating income, as adjusted, and operating margin, as adjusted, for information on the Charitable Contribution, PNC LTIP funding obligation and restructuring charge.

In 2020, a discrete tax benefit of $241 million was recognized in connection with the Charitable Contribution. The discrete tax benefit has been excluded from as adjusted results due to the non-recurring nature of the Charitable Contribution. Amounts for income tax matters represent net noncash (benefits) expense primarily associated with the revaluation of certain deferred tax liabilities related to intangible assets and goodwill as a result of tax rate changes. The amount for 2020 included a $79 million net noncash expense related to the impact of legislation enacted in the United Kingdom increasing its corporate tax rate and state and local income tax changes. These amounts have been excluded from the as adjusted results as these items will not have a cash flow impact and to ensure comparability among periods presented. In 2018, the non-GAAP adjustment related to the restructuring charge and PNC LTIP funding obligation was tax effected at the respective blended rates applicable to the adjustments.

Per share amounts reflect net income attributable to BlackRock, Inc., as adjusted divided by diluted weighted-average common shares outstanding.

BLACKROCK, INC. 2021 PROXY STATEMENT	A-2

Annex B:

Description of PNC Stockholder Agreement

PNC Stockholder Agreement

Until May 15, 2020, BlackRock was a party to the PNC Stockholder Agreement, which governed PNC’s ownership interests in and relationship with BlackRock. As noted below under “Termination of the PNC Stockholder Agreement,” the PNC Stockholder Agreement terminated upon consummation of the secondary offering because PNC’s ownership of BlackRock capital stock fell below 5%.

The following table describes certain key provisions of the PNC Stockholder Agreement prior to its termination.

Share Ownership

The PNC Stockholder Agreement provided for a limit on the percentage of BlackRock capital stock that may be owned by PNC at any time (the “PNC ownership cap”). Due to the PNC ownership cap, PNC was generally not permitted to acquire any additional capital stock of BlackRock if, after such acquisition, it would hold greater than 49.9% of the total voting power of the capital stock of BlackRock issued and outstanding at such time or 38% of the sum of the total voting securities and participating preferred stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

In addition, PNC could not acquire any shares of BlackRock from any person other than BlackRock or a person that owned 20% or more of the total voting power of the capital stock of BlackRock (other than itself) if, after such acquisition, it would have held capital stock of BlackRock representing more than 90% of the PNC voting ownership cap.

Prohibited Actions

PNC was prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•   An acquisition which would result in PNC holding more than the PNC ownership cap, or holding any equity securities of any controlled affiliate of BlackRock;

•   Any business combination or extraordinary transaction involving BlackRock or any controlled affiliate of BlackRock, including a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any controlled affiliate of BlackRock;

•   Any restructuring, recapitalization or similar transaction with respect to BlackRock or any controlled affiliate of BlackRock;

•   Any purchase of the assets of BlackRock or any controlled affiliate of BlackRock, other than in the ordinary course of its business;

•   Being a member of a “group,” as defined in Section 13(d)(3) of the Exchange Act, for the purpose of acquiring, holding or disposing of any shares of capital stock of BlackRock or any controlled affiliate of BlackRock;

•   Selling any BlackRock capital stock in an unsolicited tender offer that was opposed by the BlackRock Board;

•   Any proposal to seek representation on the Board of BlackRock except as contemplated by the PNC Stockholder Agreement;

•   Any proposal to seek to control or influence the management, Board or policies of BlackRock or any controlled affiliate of BlackRock except as contemplated by the PNC Stockholder Agreement; or

•   Any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities	The PNC Stockholder Agreement gave PNC the right, in any issuance of BlackRock voting stock, (1) to purchase an amount of such stock or, at PNC’s option, Series B Preferred Stock, upon such issuance that would result in PNC holding the lesser of (a) the PNC ownership cap or (b) an ownership percentage in BlackRock equal to what it held prior to the issuance and (2) if as a result of such stock issuance PNC’s beneficial ownership of the total voting power of BlackRock capital stock decreased to less than 38%, to exchange such number of shares of Series B Preferred Stock for shares of common stock on a one-for-one basis such that following the stock issuance, PNC would have beneficially owned shares of voting securities representing not more than 38% of the total voting power of BlackRock capital stock, unless such issuance constituted a public offering and would not, together with any stock issuance constituting a public offering since September 29, 2006, after taking into account any share repurchases by BlackRock since September 29, 2006 and transfers by PNC, decrease PNC’s total voting power to 90% or less of the PNC ownership cap.

B-1	BLACKROCK, INC. 2021 PROXY STATEMENT

Annex B: Description of PNC Stockholder Agreement

Share Repurchase	If BlackRock engaged in a share repurchase, BlackRock could have required PNC to sell an amount of securities to BlackRock that would have caused its beneficial ownership of BlackRock capital stock not to exceed its total ownership cap or voting ownership cap.

Transfer Restrictions	PNC could not transfer any capital stock of BlackRock beneficially owned by it, except for transfers to its respective affiliates and transfers in certain other specified categories of transactions, which would result in the beneficial ownership, by any person, of more than 10% of the total voting power of issued and outstanding BlackRock capital stock with respect to transfers to persons who would be eligible to report their holdings of BlackRock capital stock on Schedule 13G or of more than 5% of the total voting power of issued and outstanding capital stock with respect to any other persons.

Right of Last Refusal	PNC had to notify BlackRock if it proposed to sell shares of BlackRock capital stock in a privately negotiated transaction. Upon receipt of such notice, BlackRock would have had the right to purchase all of the stock being offered, at the price and terms described in the notice. These notification requirements and purchase rights did not apply in the case of tax-free transfers to charitable organizations or foundations and tax-deferred transfers.

Corporate Governance

Board Designation: The PNC Stockholder Agreement provided that BlackRock would use its best efforts to cause the election at each annual meeting of shareholders such that the Board would consist of no more than 19 directors:

•   Not less than two nor more than four directors who would be members of BlackRock management;

•   Two directors who would be designated by PNC, provided, however, that if for any period greater than 90 consecutive days PNC and its affiliates beneficially owned less than 10% of the BlackRock capital stock issued and outstanding, PNC would have promptly caused one of such PNC designees to resign and the number of PNC designees would be reduced to one; and provided further, that, if for any period greater than 90 consecutive days PNC and its affiliates beneficially owned less than 5% of the BlackRock capital stock issued and outstanding, PNC would have promptly caused the second PNC designee to resign and the number of PNC designees would be reduced to zero; and

•   The remaining directors who would be independent for purposes of the rules of the NYSE and would not be designated by or on behalf of PNC or any of its affiliates.

As noted above, William S. Demchak was designated by PNC and resigned from the Board on May 15, 2020, in connection with the secondary offering.

Voting Agreement: PNC agreed to vote all of its voting shares in accordance with the recommendation of the Board on all matters to the extent consistent with the provisions of the PNC Stockholder Agreement, including the election of directors.

Approvals: Under the PNC Stockholder Agreement, the following could not be done without prior approval of all of the independent directors, or at least two-thirds of the directors, then in office:

•   Appointment of a new Chief Executive Officer of BlackRock;

•   Any merger, issuance of shares or similar transaction in which beneficial ownership of a majority of the total voting power of BlackRock capital stock would be held by persons different from those currently holding such majority of the total voting power, or any sale of all or substantially all assets of BlackRock;

•   Any acquisition of any person or business that has a consolidated net income after taxes for its preceding fiscal year that equals or exceeds 20% of BlackRock’s consolidated net income after taxes for its preceding fiscal year if such acquisition involved the current or potential issuance of BlackRock capital stock constituting more than 10% of the total voting power of BlackRock capital stock issued and outstanding immediately after completion of such acquisition;

•   Any acquisition of any person or business constituting a line of business that was materially different from the lines of business BlackRock and its controlled affiliates were engaged in at that time if such acquisition involved consideration in excess of 10% of the total assets of BlackRock on a consolidated basis;

•   Except for repurchases otherwise permitted under their respective stockholder agreements, any repurchase by BlackRock or any subsidiary of shares of BlackRock capital stock such that, after giving effect to such repurchase, BlackRock and its subsidiaries would have repurchased more than 10% of the total voting power of BlackRock capital stock within the 12-month period ending on the date of such repurchase;

•   Any amendment to BlackRock’s certificate of incorporation or Bylaws;

•   Any matter requiring shareholder approval pursuant to the rules of the NYSE; or

BLACKROCK, INC. 2021 PROXY STATEMENT	B-2

Annex B: Description of PNC Stockholder Agreement

•   Any amendment, modification or waiver of any restriction or prohibition on any significant shareholder (other than PNC or its affiliates) provided for under its stockholder agreement.

Committees: Consistent with applicable laws, rules and regulations, the Audit Committee, the Compensation Committee and the Governance Committee are to be composed solely of independent directors. The Risk Committee and Executive Committee are not subject to any similar laws, rules or regulations, and as such, Mr. Demchak was a member of the Risk Committee and Executive Committee until he resigned from the Board on May 15, 2020. The PNC Stockholder Agreement provided that the Executive Committee would consist of not less than five members, of which one must have been designated by PNC.

Significant Stockholder Transactions	The PNC Stockholder Agreement prohibited BlackRock or its affiliates from entering into any transaction with PNC or its affiliates, unless such transaction was in effect as of September 29, 2006, was in the ordinary course of business of BlackRock or had been approved by a majority of the directors of BlackRock, excluding those appointed by the party wishing to enter into the transaction.

Termination of the PNC Stockholder Agreement	The PNC Stockholder Agreement would terminate on the first day on which PNC and its affiliates owned less than 5% of the capital stock of BlackRock, unless PNC had sent a notice indicating its intent to increase its beneficial ownership above such threshold within 10 business days after it had fallen below such threshold, and PNC bought sufficient capital stock of BlackRock within 20 business days after PNC had sent notice that it had fallen below 5% of BlackRock capital stock such that it had continued to own greater than 5% of BlackRock capital stock.

How We Review, Approve or Ratify Transactions with Related Persons – PNC Approval Process

Transactions (other than transactions in the ordinary course of business) with PNC were governed by the special approval procedures detailed in the PNC Stockholder Agreement. Those approval procedures prohibited BlackRock or its affiliates from entering into any transaction (other than any transaction in the ordinary course of business) with PNC or its affiliates unless such transaction was in effect as of September 29, 2006 or had been approved by a majority of the directors of BlackRock, excluding those designated for appointment by the party wishing to enter into the transaction. Mr. Demchak, who served on our Board until May 15, 2020 and resigned in connection with the secondary offering, was designated by PNC.

Prior to the adoption of this policy, related person transactions, including certain of the transactions described under “Certain Relationships and Related Transactions – PNC and its Subsidiaries” and “PNC Stockholder Agreement” above, were reviewed with the Board at the time of entering into such transactions. As a result of the secondary offering and the Company’s share repurchase, PNC exited its entire ownership position in the Company and is no longer a related party.

B-3	BLACKROCK, INC. 2021 PROXY STATEMENT

Annex C:

Amendment to Our Charter to

Provide Shareholders the Right

to Call Special Meetings – Item 4A

The proposed amendments to our Charter to provide shareholders with the right to call a special meeting are as follows:

Amended and Restated Certificate of Incorporation

Article FIFTH, Section A would be amended and restated to read in its entirety as follows:

FIFTH: A. Stockholder Meetings.

(1) Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may come before the meeting shall be held at such time and place as shall be determined in accordance with the Bylaws. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

(2) Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by:

(a) the Chairman of the Board of Directors;

(b) the President of the Corporation;

(c) a majority of the Board of Directors; ~~or~~

(d) any committee of the Board of Directors the powers and authority of which include the power and authority to call such meetings~~.~~; or

(e) the Chairman of the Board of Directors, the President or the Corporate Secretary of the Corporation upon a written request of one or more record holders of shares of stock of the Corporation representing ownership of not less than 15 percent of the voting power of all outstanding shares of stock in the Corporation, which request complies with the procedures for calling a special meeting of stockholders as set forth in the Bylaws, as may be amended from time to time.

BLACKROCK, INC. 2021 PROXY STATEMENT	C-1

Annex D:

Amendment to Our Charter to

Eliminate Supermajority Voting Requirements – Item 4B

The proposed amendments to our Charter to eliminate the supermajority voting requirement to amend the Charter are as follows:

Amended and Restated Certificate of Incorporation

Article THIRTEENTH would be amended and restated to read in its entirety as follows:

~~THIRTEENTH~~TWELFTH:

~~A.~~ General Right to Amend Certificate of Incorporation.

(1) ~~Subject to the provisions of any Stockholder Agreement, the~~The Corporation hereby reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and to add thereto any other provision authorized by the laws of the state of Delaware at the time in force, and except as may otherwise be explicitly provided by any provision of this Certificate of Incorporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to this Certificate of Incorporation in its present form, or as hereafter amended, are granted subject to the right reserved in this paragraph (~~A)(~~1).

(2) Subject to the ~~provisions of paragraph (B) below, the provisions of any Stockholder Agreement and the~~ rights of the holders of Preferred Stock, the provisions of this Certificate of Incorporation may only be altered, amended or repealed, and any inconsistent provision adopted, with such action (if any) of the Board of Directors as is provided by law, and in addition to any other vote of stockholders (if any) required by law, and notwithstanding that a lower vote (or a no vote) of stockholders otherwise would be required, by the approval of at least a majority of the voting power of all Voting Stock~~; provided, however, that the provisions of Articles Ninth and Twelfth may be amended only with the approval of at least eight percent (80%) of the voting power of all Voting Stock~~.

~~B. Amendment of this Article. Subject to the provisions of any Stockholder Agreement, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all Voting Stock shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article Thirteenth.~~

BLACKROCK, INC. 2021 PROXY STATEMENT	D-1

Annex E:

Amendments to Our Charter to

Eliminate Provisions that are No Longer Applicable and Make Other Technical Revisions – Item 4C

The proposed amendments to our Charter to eliminate certain provisions that are no longer applicable and make certain other technical revisions are as follows:

Amended and Restated Certificate of Incorporation

Article FOURTH, section C would be amended and restated to read in its entirety as follows:

C. Common Stock.

~~(1) For so long as any Stockholder Agreement shall remain in effect, the Corporation shall recognize the restrictions on transfer contained therein with respect to the parties thereto; provided that in connection with any transfer of any stock of the Corporation pursuant to or as permitted by the Stockholder Agreement, or in connection with the making of any determination referred to therein:~~

~~(a) the Corporation shall be under no obligation to make any investigation of facts unless an officer, employee or agent of the Corporation responsible for making such transfer or determination has substantial reason to believe, or unless the Board of Directors (or a committee of the Board of Directors designated for the purpose) determines that there is substantial reason to believe, that any affidavit or other document is incomplete or incorrect in a material respect or that an investigation would disclose facts upon which any determination should be made, in either of which events the Corporation shall make or cause to be made such investigation as it may deem necessary or desirable in the circumstances and have a reasonable time to complete such investigation; and~~

~~(b) neither the Corporation nor any director, officer, employee or agent of the Corporation shall be liable in any manner for any action taken or omitted in good faith.~~

~~(2)~~ No stockholder shall be entitled to exercise any right of cumulative voting.

Article SIXTH would be amended and restated to read in its entirety as follows:

SIXTH: A. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

B. Number of Directors. ~~The Board of Directors shall initially consist of 17 directors, which~~ Subject to the rights of holders of Preferred Stock, the number of directors ~~may be increased or decreased~~shall be fixed from time to time ~~pursuant to a~~by resolution adopted by the affirmative vote of a majority of the entire Board of Directors~~, subject to the provisions of the Bylaws and any Stockholder Agreement~~ then in office.

C. Election and Term. ~~A director shall be elected to hold office until the expiration of the term for which such person is elected, and until such person’s successor shall be duly elected and qualified. Commencing at the annual meeting of stockholders that is held in calendar year 2013 (the “2013 Annual Meeting”), the~~The directors of the Corporation shall be elected annually ~~for terms of one year, except that any director in office at the 2013 Annual Meeting whose term expires at the annual meeting of stockholders in calendar year 2014 or calendar year 2015 (a “Continuing Classified Director”) shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified. Accordingly, at each annual~~

BLACKROCK, INC. 2021 PROXY STATEMENT	E-1

Annex E: Amendments to Our Charter to Eliminate Provisions that are No Longer Applicable and Make Other Technical Revisions – Item 4C

~~meeting of stockholders after the terms of all Continuing Classified Directors have expired, all directors shall be elected~~ for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified. Any vacancies created in the Board of Directors through and increase in the number of directors or otherwise may be filled in accordance with the Bylaws of the Corporation and the applicable laws of the State of Delaware.

D. Removal of Directors. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed, with or without cause, by the holders of a majority of the votes of capital stock then entitled to vote in the election of directors at a meeting of stockholders called for that purpose~~, except that Continuing Classified Directors and any director appointed to fill a vacancy of any Continuing Classified Director may be removed only for cause~~.

E. Meetings of the Board of Directors. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide.

F. Quorum; Required Vote.

~~G.~~ Except as otherwise provided by law ~~or any Stockholder Agreement, but only until the termination of such Stockholder Agreement in accordance with its terms~~:

(1) at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and

(2) the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Article NINTH would be deleted in its entirety and currently reads as follows:1

~~NINTH: A. Certain Acknowledgments. The provisions of this Article Ninth shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to any Significant Stockholder and Affiliated Companies (as defined below in this Article Ninth) thereof, in recognition and anticipation that:~~

~~(1) one or more Significant Stockholder will be a significant stockholder of the Corporation;~~

~~(2) the directors, officers and/or employees of Significant Stockholders or of Affiliated Companies thereof may serve as directors of the Corporation;~~

~~(3) Significant Stockholders and the Affiliated Companies thereof engage, are expected to continue to engage, and may in the future engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities than overlap with or compete with those in which the Corporation, directly or indirectly, may engage;~~

~~(4) the Corporation and Affiliated Companies thereof will or may engage in material business transactions with a Significant Stockholder and Affiliated Companies thereof; and~~

~~(5) as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation, any Significant Stockholder and the Affiliated Companies of each, and the duties of any directors or officers of the Corporation who are also directors, officers or employees of the Significant Stockholder or Affiliated Companies thereof, be determined and delineated in respect of any agreements, arrangements or transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and the Significant Stockholder and Affiliated Companies thereof, on the other hand.~~

~~Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Ninth.~~

~~The provisions of this Article Ninth are in addition to, and not in limitation of, the provisions of the DGCL and the other provisions of this Certificate of Incorporation. Any agreement, arrangement, transaction or business relationship which does not comply with the procedures set forth in this Article Ninth shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the provisions of this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.~~

~~B. Certain Agreements, Arrangements and Transactions Permitted; Certain Fiduciary Duties of Certain Stockholders, Directors and Officers. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements), arrangements or transactions with a Significant Stockholder or Affiliated Companies thereof pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and the Significant Stockholder or an Affiliated Company thereof, on the other hand, agree to or do engage in transactions of any kind or nature with each other or with Affiliated Companies thereof and/or agree to or do~~

[1]	In the event that Article NINTH is deleted, all subsequent Articles would be renumbered.

E-2	BLACKROCK, INC. 2021 PROXY STATEMENT

Annex E: Amendments to Our Charter to Eliminate Provisions that are No Longer Applicable and Make Other Technical Revisions – Item 4C

~~compete, or refrain from competing or limit or restrict their competition, with each other, including allocating and causing their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. No such agreement, arrangement or transaction shall be considered void or voidable solely (i) due to the nature of the parties thereto or due to the existence of circumstances as described in paragraph (A) of this Article Ninth or (ii) because any one or more of the officers or directors of the Corporation who are also directors or officers of the Significant Stockholder or any Affiliated Companies thereof are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the agreement, arrangement or transaction, or solely because his or their votes are counted for such purpose. No such agreement, arrangement or transaction or the performance thereof by the Corporation or the Significant Stockholder or any Affiliated Company thereof shall be considered (i) contrary to any fiduciary duty or duty of loyalty that the Significant Stockholder or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation by reason of the Significant Stockholder or any Affiliated Company thereof being a Significant Stockholder of the Corporation or participating in control of the Corporation or any Affiliated Company thereof or (ii) contrary to any fiduciary duty or duty of loyalty of any director or officer of the Corporation who is also a director, officer or employee of the Significant Stockholder or any Affiliated Company thereof to the Corporation or such Affiliated Company or any stockholder or other owner of an equity interest therein. In addition, with respect to any such agreement, arrangement or transaction, the directors and officers of the Corporation who are also directors and officers of the Significant Stockholder or any Affiliated Company thereof (i) shall have fully satisfied their fiduciary duties to the Corporation and the stockholders, (ii) shall be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (iii) shall be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom, if such agreement, arrangement or transaction shall have been approved in accordance with the terms of any Stockholder Agreement to which such Significant Stockholder is a party.~~

~~Neither a Significant Stockholder, as a stockholder of the Corporation, nor any Affiliated Company thereof, shall have or be under any fiduciary duty or duty of loyalty to refrain from entering into any agreement or participating in any agreement, arrangement or transaction that meets the requirements of this paragraph (B) and no director of the Corporation who is also a director, officer or employee of the Significant Stockholder or any Affiliated Company thereof shall have or be under any fiduciary duty or duty of loyalty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such agreement, arrangement or transaction or performing any such agreement, arrangement or transaction in accordance with its terms. The failure of any agreement, arrangement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and the Significant Stockholder or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Article Ninth shall not, by itself, cause such agreement, arrangement or transaction to constitute any breach of any fiduciary duty or duty of loyalty to the Corporation or to any Affiliated Company thereof, or to any stockholder or other owner of an equity interest therein, by the Significant Stockholder or such Affiliated Company thereof or by any director or officer of the Corporation, the Significant Stockholder or any of their respective Affiliated Companies.~~

~~For purposes of this Article Ninth, any agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar ownership interests, or with any officer or director thereof, shall be deemed to be an agreement, arrangement or transaction with the Corporation.~~

~~C. Corporate Opportunities.~~

~~(1) A Significant Stockholder and its Affiliated Companies shall have no fiduciary duty, duty of loyalty or other duty not to (i) engage in the same or similar activities or lines of business as the Corporation, (ii) do business with any client or customer of the Corporation or (iii) employ or otherwise engage any officer or employee of the Corporation, and none of the Significant Stockholder nor its Affiliated Companies nor any officer or director thereof shall be liable to the Corporation or its stockholders or other owner of an equity interest therein for breach of any fiduciary duty or duty of loyalty by reason of any such activities of the Significant Stockholder or any Affiliated Company thereof or of such person’s participation therein. In the event that a Significant Stockholder or any Affiliated Company thereof acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Significant Stockholder or any Affiliated Company thereof and the Corporation, neither the Significant Stockholder nor its Affiliated Companies nor any officer or director thereof (even if such officer or director is also an officer or director of the Corporation) shall have any duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders or other owner of an equity interest therein for breach of any fiduciary or duty of loyalty by reason of the fact that the Significant Stockholder or any Affiliated Company thereof pursues or acquires such corporate opportunity for itself or the Significant Stockholder or any of its Affiliated Companies or any officer or director thereof (even if such officer or director is also an officer or director of the Corporation) directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation.~~

~~(2) For the purposes of this Article Ninth, “corporate opportunities” shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the~~

BLACKROCK, INC. 2021 PROXY STATEMENT	E-3

Annex E: Amendments to Our Charter to Eliminate Provisions that are No Longer Applicable and Make Other Technical Revisions – Item 4C

~~opportunities, the self-interest of a Significant Stockholder or any Affiliated Company or its officers or directors, will be brought into conflict with that of the Corporation.~~

~~(3) If any agreement, arrangement or transaction between the Corporation and a Significant Stockholder and any Affiliated Company involves a corporate opportunity and is approved in accordance with the procedures set forth in paragraph (B) of this Article Ninth, the officers and directors of the Corporation, the Significant Stockholder and any Affiliated Company and their officers and directors shall (even if such officers and directors are also directors of the Corporation) also for the purposes of this Article Ninth and the other provisions of this Certificate of Incorporation and the provisions of the Bylaws (a) have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders or other owner of an equity interest therein, (b) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation and (c) be deemed not to have breathed their duties of loyalty to the Corporation and its stockholders or other owner of an equity interest therein and not to have derived an improper personal benefit therefrom. Any such agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article Ninth, this Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.~~

~~D. Modification. No alteration, amendment or repeal of any provision of this Article Ninth shall terminate the effect of such provisions or eliminate or reduce the effect of this Article Ninth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Ninth, would accrue or arise, prior to such alteration, amendment or repeal.~~

~~E. For purposes of this Article Ninth, “Affiliated Company” shall mean in respect of any Significant Stockholder any company which controls, is controlled by or is under common control with such Significant Stockholder (other than the Corporation and any company that is controlled by the Corporation) and in respect of the Corporation shall mean any company controlled by the Corporation.~~

Article TWELFTH would be amended and restated to read in its entirety as follows:

~~TWELFTH~~ELEVENTH: Bylaw Amendments. The Bylaws of the Corporation may be adopted, consistent with law and the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), and once adopted, any Bylaw may be altered or repealed by: (1) the affirmative vote of at least a majority of the members of the Board of Directors then in office, or (2) the affirmative vote of at least a majority of the voting power of the Voting Stock~~; provided that any adoption, alteration or repeal of a Bylaw by the Board of Directors, if such adoption, alteration or repeal would be inconsistent with the provisions of any Stockholder Agreement, shall require such approval, if any, as shall be required by the terms of such Stockholder Agreement.~~.

Article FIFTEENTH would be amended and restated to read in its entirety as follows:

~~FIFTEENTH~~FOURTEENTH: For purposes of this Certificate of Incorporation, the following definitions shall apply:

~~(1) “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that neither the Corporation nor any of its Controlled Affiliates shall be deemed to be a Subsidiary or Affiliate of any Person who is or becomes a party to a Stockholder Agreement solely by virtue of the Beneficial Ownership by such Person of Capital Stock, the election of Directors nominated by such Person to the Board, the election of any other Directors nominated by the Board or any other action taken by such Person which is expressly permitted under a Stockholder Agreement, in each case in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth on such Person in, such Stockholder Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles).~~

~~(2) “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing), except that in no event will any Person who is or becomes a party to a Stockholder Agreement be deemed to Beneficially Own any securities which it has the right to acquire pursuant to any Stockholder Agreement unless, and then only to the extent that, it shall have actually exercised such right. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates (including as Affiliates for this purpose its officers and directors only to the extent they would be Affiliates solely by reason of their equity interest) or any Group of which such Person or any such Affiliate is or becomes a member; provided, however, that securities Beneficially Owned by any Person shall not include any Voting Securities or other securities held by such Person and its Controlled Affiliates in trust, managed, brokerage, custodial, nominee or other customer accounts; in trading, inventory, lending or similar accounts of such Person and Controlled Affiliates of such Person which are broker-dealers or otherwise engaged in the securities business; or in pooled investment vehicles sponsored, managed and/~~

E-4	BLACKROCK, INC. 2021 PROXY STATEMENT

Annex E: Amendments to Our Charter to Eliminate Provisions that are No Longer Applicable and Make Other Technical Revisions – Item 4C

~~or advised or subadvised by such Person and its Controlled Affiliates except, if they Beneficially Own more than 25% of the ownership interests in a pooled investment vehicle, to the extent of their ownership interests therein; provided that in each case, such securities were acquired in the ordinary course of business of their securities business and not with the intent or purpose of influencing control of the Corporation or avoiding the provisions hereof or of any Stockholder Agreement. The term “Beneficially Own” shall have a correlative meaning.~~

(~~3~~1) “Capital Stock” means any and all shares (however designated, whether voting or non-voting) of capital stock issued by the Corporation.

~~(4) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means, or otherwise to control such Person within the meaning of such term as used in Rule 405 under the Securities Act of 1933, as amended. For purposes of this definition, a general partner or managing member of a Person shall always be considered to control such Person provided, however, that a Person shall not be treated as having any control over any collective investment vehicle to which it provides services unless it or an Affiliate has a proprietary economic interest exceeding 25% of the equity interest in such collective investment vehicle.~~

~~(5) “Controlled Affiliate” of any Person means a Person that is directly or indirectly controlled by such other Person.~~

(~~6~~2) each reference to a “person” shall be deemed to include not only a natural person, but also a corporation, partnership, joint venture, association or legal entity of any kind; each reference to a “natural person” (or to a “record holder” of shares, if a natural person) shall be deemed to include, in his, her or its representative capacity, a guardian, committee, executor, administrator or other legal representative of such natural person or record holder~~;~~.

~~(7) “Significant Stockholder” shall mean a person who is a party to a Stockholder Agreement and who Beneficially Owns more than twenty percent (20%) of the Voting Stock.~~

~~(8) “Stockholder Agreement” shall mean any agreement to which the Corporation and a holder of Capital Stock is a party that is in effect on the date of issuance of the initial shares of Series A Participating Preferred Stock of the Corporation and that relates to the voting of shares of capital stock by such holder;~~

~~(9) “Subsidiary” shall mean, as to any person or entity, a corporation, part ownership, joint venture, association or other entity in which such person or entity beneficially owns (directly or indirectly) fifty percent (50%) or more of the Voting Stock or outstanding voting power, partnership interests or similar voting interests; and~~

(~~10~~3) “Voting Stock” shall mean the then outstanding shares of Capital Stock of the Corporation entitled to vote generally on the election of directors and shall exclude any class or series of capital stock of the Corporation only entitled to vote in the event of dividend arrearages or any default under any provision of such series thereon, whether or not at the time of determination there are any such dividend arrearages or defaults.

BLACKROCK, INC. 2021 PROXY STATEMENT	E-5

Mission Statement

on Sustainability

BlackRock’s purpose is to help more and more people experience financial well-being. We are committed to embedding sustainability across our business because we believe that integrating sustainability can help investors build more resilient portfolios and achieve better long-term, risk-adjusted returns. That is why we are making sustainability integral to the way we manage risk, generate alpha, build portfolios, pursue investment stewardship and operate our business.

Investment Integration We have integrated ESG into 100% of our active and advisory investment strategies.	Sustainable Solutions We are making it easier and more affordable for people to access sustainable investing.	Research and Insights We are developing research and generating insights into how ESG factors affect the long-term financial performance of companies.	Data and Analytics We are providing investors with the analytical tools and data, powered by Aladdin, needed to address ESG risks and opportunities.	Investment Stewardship We are making sustainability central to our investment stewardship activities with companies we invest in on behalf of clients.	Corporate Sustainability We are embedding sustainability across our strategy and operations and are committed to leading by example to promote a more sustainable world.

A+ / A in every category in the 2020 Principles for Responsible Investment (“PRI”) Assessment Report[1]	#1 in the Capital Markets industry on Forbes and JUST Capital’s list of America’s Most JUST Companies for 2020[2]	#5 among the top 50 companies in the world that drive a “measurable social impact” through their business activities according to Fortune Magazine[3]	#1 on Refinitiv’s 2020 top 100 most diverse and inclusive organizations globally[4]

(1)

The PRI Reporting Framework is a key step in the journey towards building a common language and industry standard for reporting responsible investment (RI) activities. Its primary objective is to enable signatory transparency on RI activities and facilitate dialogue between investors and their clients, beneficiaries and other stakeholders. As a signatory, BlackRock commits to uphold all six principles and has submitted a 2020 PRI Transparency Report and has received PRI’s Assessment of that report in 25 investment categories.

(2)

The 2020 list of America’s Most JUST Companies celebrates U.S. corporations that outperform their peers in the Russell 1000 on the priorities of the American people – including issues like fair pay, ethical leadership, good benefits and work-life balance, equal opportunity, customer treatment and privacy, community support, environmental impact, and delivering shareholder return. By balancing the needs of all stakeholders, JUST 100 companies demonstrate that profits and purpose can go hand in hand. Read more about methodology at https://justcapital.com/our-methodology/

(3)

BlackRock was ranked #5 on Fortune Magazine’s Change the World list. Fortune Magazine, in partnership with the Shared Value Initiative built the Change the World list on the premise that the profit motive can inspire companies to tackle society’s unmet needs. The 2020 list includes 50 companies identified as tackling the world’s most urgent problems. All companies are eligible for nomination. Nominees are assessed on four criteria: measurable social impact, business results, degree of innovation and corporate integration. Read more on methodology at https://fortune.com/franchise-list-page/methodologychange-the-world-2020/

(4)	Refinitiv’s Diversity & Inclusion ratings cover 9,000 publicly listed companies, as measured by 24 metrics across four pillars (Diversity, Inclusion, People Development and News and Controversies). Read more about methodology at https://www.refinitiv.com/content/dam/marketing/en_us/documents/methodology/diversity-inclusion-rating- methodology.pdf

BlackRock

Our Principles

We are a fiduciary to our clients.

We are One BlackRock.

We are passionate about performance.

We take emotional ownership.

We are committed to a better future.

These principles represent our core values, our aspirations, and our cultural language – lived and embraced by every employee at our firm.

blackrock.com

BLACKROCK® BLACKROCK, INC. 55 EAST 52ND STREET NEW YORK, NEW YORK 10055 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/BLK2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided (if you received your proxy materials by mail) or return it to BlackRock, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D44328-P51545 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BLACKROCK, INC. A. The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2, 3, 4a, 4b and 4c. 1. Election of Directors Nominees: For Against Abstain 1a. Bader M. Alsaad 1b. Pamela Daley 1c. Jessica P. Einhorn 1d. Laurence D. Fink 1e. William E. Ford 1f. Fabrizio Freda 1g. Murry S. Gerber 1h. Margaret “Peggy” L. Johnson 1i. Robert S. Kapito 1j. Cheryl D. Mills 1k. Gordon M. Nixon 1l. Charles H. Robbins 1m. Marco Antonio Slim Domit 1n. Hans E. Vestberg 1o. Susan L. Wagner 1p. Mark Wilson Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date For Against Abstain 2. Approval, in a non-binding advisory vote, of the compensation for named executive officers. 3. Ratification of the appointment of Deloitte LLP as BlackRock’s independent registered public accounting firm for the fiscal year 2021. 4. Approve amendments to BlackRock’s Amended and Restated Certificate of Incorporation to: 4a. Provide shareholders with the right to call a special meeting. 4b. Eliminate certain supermajority vote requirements. 4c. Eliminate certain provisions that are no longer applicable and make certain other technical revisions. B. Shareholder Proposals - The Board of Directors recommends a vote AGAINST Items 5 and 6. For Against Abstain 5. Shareholder Proposal – Production of a report on the “Statement on the Purpose of a Corporation.” 6. Shareholder Proposal – Amend Certificate of Incorporation to convert to a public benefit corporation. All shares will be voted as instructed above. In the absence of instructions, all shares will be voted with respect to registered shareholders that return a signed proxy card, FOR all nominees listed in Item 1, FOR Items 2, 3, 4a, 4b and 4c and AGAINST Items 5 and 6, and with respect to participants in the BlackRock, Inc. Retirement Savings Plan, in the manner required or permitted by the governing plan documents. Signature (Joint Owners) Date

BLACKROCK, INC. 2021 ANNUAL MEETING OF SHAREHOLDERS May 26, 2021 8:00 AM, EDT www.virtualshareholdermeeting.com/BLK2021 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D44329-P51545 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS BLACKROCK, INC. SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Gary S. Shedlin and R. Andrew Dickson, III, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of BlackRock, Inc. held of record by the undersigned as of March 29, 2021, at the 2021 Annual Meeting of Shareholders to be held on May 26, 2021, beginning at 8:00 AM, EDT, at www.virtualshareholdermeeting.com/BLK2021, and in their discretion, upon any business that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment. If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1, FOR Items 2, 3, 4a, 4b and 4c and AGAINST Items 5 and 6. This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of BlackRock, Inc. written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting. If the undersigned is a participant in the BlackRock, Inc. Retirement Savings Plan (the “RSP”), then the undersigned hereby directs Bank of America, N.A., FSB, as Trustee of the RSP to vote all the shares of BlackRock common stock credited to the undersigned’s account as indicated on the reverse side at the meeting and at any adjournment(s) thereof. Continued and to be signed on reverse side